PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

 As filed with the Securities and Exchange Commission on May 17, 2021

An Offering Statement pursuant to Regulation A of the Securities Act of 1933 relating to these securities has been filed with the Securities and Exchange Commission (“SEC”). Information contained in this Preliminary Offering Circular (“Offering Circular”) is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Circular filed with the SEC is qualified. This Preliminary Offering Circular does not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

AMENDMENT NO. 3

TO THE

PRELIMINARY OFFERING CIRCULAR

CAPVIEW RESIDENTIAL INCOME – FUND VII, LP

Offering Units of

Limited Partnership Units at $1,000 per Unit

Maximum Offering: $50,000,000

Minimum Subscription: $25,000

Capview Residential Income – Fund VII, LP (“CRI7,” “we,” “us,” or the “Fund”) is a newly organized Delaware limited partnership formed to purchase, lease and sell single family residential rental (“SFR”) properties (the “Properties”). The Fund will acquire SFR properties and lease such properties to an affiliated entity, Capview Exchange Residential, LLC, a Delaware limited liability company (the “Master Tenant”) under long-term master leases. The Master Tenant will, in turn, endeavor to lease the SFR Properties directly to individuals and families desiring to rent single family residences. We are managed by our general partner, CRI Fund VII GP, LLC, a Texas limited liability company ("General Partner"), which is wholly-owned by Capview Holdings, LLC, a Delaware limited liability company.

We are offering for sale up to 50,000 limited partnership units of the Fund (the “Units”) at $1,000 per Unit, for an aggregate, maximum gross dollar offering amount of $50,000,000 (the “Maximum Offering”). There is no minimum offering amount and the Fund will accept subscriptions as they are received after the offering is qualified. The offering is being made pursuant to Tier 2 of Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act"). Investors purchasing the Units will become limited partners of the Fund (the “Limited Partners”). The minimum investment in our Units is $25,000 for 25 Units. See “Securities Being Offered” for further information.

6119A Greenville Ave, Suite 434	(972) 587-9238
Dallas, Texas 75206	www.capviewpartners.com

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The proposed offering will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. The offering will continue until the date which is one year from the date on which this offering is so qualified (the “Offering Termination Date”), unless terminated earlier if all of the Units are sold or if the General Partner decides to close the offering at its sole discretion (the “Offering Period”). Notwithstanding the foregoing, the General Partner may, in its discretion, elect to extend the Offering for an additional twelve (12) months. We will have periodic closings of the Offering throughout the Offering Period. Until the initial closing occurs, and thereafter prior to each additional closing, we intend to keep the proceeds received in the offering in an FDIC-insured escrow account held by a third party escrow agent. We expect to hold closings for the purchase of Units on a rolling basis, as needed to finance property acquisitions and working capital. At each closing date, the escrow agent will disburse the proceeds for such closing to the Fund and the Fund will issue the Units relating to such proceeds to investors participating in such closing. The General Partner has the right to accept or reject any subscription, in whole or in part, for any reason or for no reason. If the General Partner rejects a subscription, it will return all monies from rejected subscriptions, generally without interest and without deduction. Once received and accepted, subscriptions are irrevocable.

	Public Offering Price (1)	Proceeds to Issuer (2)
Per Unit	$1,000	$1,000
Maximum Offering	$50,000,000	$50,000,000

(1)	The public offering price shown has been arbitrarily determined by our General Partner. See “Risk Factors.”
(2)	The above table does not include fees equal to 1.0% of the offering price payable to the General Partner for organizational and offering expenses. See “Use of Proceeds.”

This Offering Circular follows the Offering Circular disclosure format.

Investing in our Units is speculative and involves substantial risks. You should purchase these securities only if you are capable of evaluating the risks and merits of this investment and have sufficient resources to bear the entire loss of your investment, should that occur. See “Risk Factors” beginning on page 4 to read about the more significant risks you should consider before buying our Units.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other selling literature. These securities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered hereunder are exempt from registration.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying Offering Circular supplements, which we refer to collectively as the Offering Circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC. Periodically, as we make material investments, update our capital contribution amount, or have other material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See “Additional Information” for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Offering Circular constitute “forward-looking statements.” When used in this Offering Circular, the words “anticipate,” “believe,” “estimate,” “expect,” “may,” “plan,” “potential,” “should,” “will,” “could,” “would likely,” “should,” “seeks,” “intends,” and similar expressions are generally intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others:

•	our ability to compete effectively with other real estate operators;

•	fluctuations in interest rates;

•	fluctuations in credit markets affecting availability of credit on terms suitable to the Fund’s strategy;

•	fluctuations in single family residential property pricing;

•	demographic trends causing an adverse change in population growth, household formations and population migration and immigration in our principal markets;

•	our ability to identify suitable investments;

•	the Master Tenant's ability to manage our real estate portfolio;

•	economic and real estate market conditions in our principal markets;

•	our ability to dispose of the properties at a gain to the purchase price;

•	Master Tenant's ability to lease and re-lease properties that have been vacated;

•	our dependence on key personnel;

•	our dependence on the Master Tenant and third party property managers;

•	changes in laws and regulations affecting the lending and real estate industries;

•	pandemics, risks of terrorist activity and acts of war;

•	conflicts of interest of some of our key personnel and affiliates; and

•	other unknown contingencies.

This list of factors is not exhaustive and should be read with the other cautionary statements that are included in this Offering Circular. See “Risk Factors.”

The forward-looking statements contained in this Offering Circular are based on current beliefs, assumptions and expectations, taking into account information that we reasonably believe to be reliable. You should not rely upon forward-looking statements as predictions of future events as we cannot guarantee that the future results, levels of activity, performance and events reflected in the forward-looking statements will be achieved or occur. Should one or more of the risks or uncertainties described in this Offering Circular occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained in this Offering Circular to reflect any change in expectations or any change in events, conditions or circumstances upon which any forward-looking statement is based.

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SUMMARY OF THE OFFERING

The following summary does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by, the more detailed information appearing elsewhere in this Offering Circular, including the information contained in the “Risk Factors” section herein.

The Fund

Capview Residential Income - Fund VII, LP is a Delaware limited partnership formed on January 25, 2021. Investors in the Units will become Limited Partners of CRI7 and will be parties to the Amended and Restated Limited Partnership Agreement of Capview Residential Income – Fund VII, LP (the “Partnership Agreement”). The Partnership Agreement is attached to the Offering Circular as Appendix B.

Management

The general partner of the Fund is CRI Fund VII GP, LLC, a Texas limited liability company. The General Partner has the exclusive right to manage the business and affairs of the Fund and has very broad management and operational authority over the Fund and its activities. It may cause the Fund to act upon or vote upon substantially all matters affecting the Fund without approval of the Limited Partners. The General Partner uses the personnel and other management assets of its affiliate, Capview Partners, LLC (the “Sponsor”), a Delaware limited liability company. The General Partner is wholly owned and managed by Capview Holdings, LLC, a Delaware limited liability company and affiliate of the Sponsor, which uses the personnel of the Sponsor to perform the functions of the General Partner.

Securities Offered

We are offering Units of limited partnership interest in CRI7. The Units represent the only class of limited partnership interests in CRI7 and holders of Units shall vote as a single class with respect to all matters on which Limited Partners are authorized or entitled to vote.

Offering Price	The Offering Price for the Units offered to the Investor is $1,000 per Unit.

Minimum Investment	The minimum investment is 25 Units ($25,000).

Offering Amount	We will offer up to $50,000,000 in Units.

Minimum Offering; Closings

There is no minimum number of Units that must be sold in the Offering.

We will have periodic closings of the Offering throughout the Offering Period. Until the initial closing occurs, and thereafter prior to each additional closing, we intend to keep the proceeds received in the offering in an FDIC-insured escrow account held by a third party escrow agent. We expect to hold closings for the purchase of Units on a rolling basis, as needed to finance property acquisitions and working capital. At each closing date, the escrow agent will disburse the proceeds for such closing to the Fund and the Fund will issue the Units relating to such proceeds to investors participating in such closing. The General Partner has the right to accept or reject any subscription, in whole or in part, for any reason or for no reason. If the General Partner rejects a subscription, it  will return all monies from rejected subscriptions, generally without interest and without deduction. Once received and accepted, subscriptions are irrevocable.

We may invest the proceeds of the Offering as described in “Use of Proceeds.”

Offering Period

The Offering period will begin on the date this offering is qualified by the SEC, and will continue until the date that is one year from the date on which the offering is so qualified, unless terminated earlier if all of the Units are sold or at the General Partner’s sole discretion. Notwithstanding the foregoing, the General Partner may, in its discretion, elect to extend the Offering for an additional 12 months.

Term

We intend to hold a portfolio of Properties for a period of three to five years and we may buy and sell individual properties during such hold period. Unless dissolved earlier as permitted or required by the Partnership Agreement, the Fund will begin the process of dissolving and winding up its affairs on fifth anniversary of the date on which we accept our first subscription and admit our first investor as a Limited Partner; provided, however, that the General Partner may extend the Fund’s term for up to one additional year.

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Plan of Distribution

We will offer the Units through our owners, managers, and other representatives. We intend to sell the Units directly to investors and may sell the Units through registered investment advisors registered with the Securities and Exchange Commission and/or securities broker-dealers registered with the Financial Industry Regulatory Authority, or FINRA.

Investors

We are offering the Units to those persons who are “accredited investors” as that term is defined in Rule 501 of Regulation D of the Securities Act, and to persons who are non-accredited investors, provided they meet certain requirements as more fully set forth below under “Who May Invest.” We reserve the right to reject the application of any investor for any reason or for no reason in our sole discretion.

Investment Strategy

Our primary investment strategy is to generate stable and predictable rental income through the purchase, lease and sale of single family residential rental properties. The Fund will acquire SFR properties and lease such properties to the Master Tenant under long-term master leases (each, a “Master Lease”), the form of which is attached as Appendix C. The Master Tenant will, in turn, lease the SFR Properties directly to individuals and families desiring to rent single family residences. The Properties will be leased under a 15-year absolute triple (NNN) net lease between the Fund and the Master Tenant. The Properties will be owned 100% by the Fund subject to the Master Lease with the Master Tenant.

The Master Tenant will sublease the Properties to tenants who will occupy the Properties. Under the Master Lease, the Master Tenant will be obligated to continue to make rental payments to the Fund regardless of whether or not the Properties are occupied by a subtenant. The Master Tenant will be obligated to pay all fixed property costs and continue making rental payments during any periods of vacancy. Such fixed property costs include but are not limited to property taxes, insurance, homeowner’s association fees and maintenance, as well as any capital expenditures to the Properties.

We generally seek to identify SFR properties in markets located along healthy economic corridors containing nearby employers and good schools, with strong renter demand, consistent growth trends and favorable demographics. The property managers will be engaged to analyze incoming subtenants for stable employment, good credit and sufficient income to rent the Properties. Affordable, high quality homes are anticipated to be in demand by other tenants in the event the subtenant does not renew the sublease when the sublease expires, or they default on the sublease.

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RISK FACTORS

An investment in the Fund involves significant risk. You should carefully consider the following risk factors in addition to the remainder of this Offering Circular before making an investment decision. In addition, you should ask questions of and investigate us as you deem necessary to satisfy yourself that you understand the benefits and risks of an investment in the Fund. Although we describe below certain risks and uncertainties, we currently believe are material, such risks and uncertainties may not be the only ones we face. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, and you may lose all or part of your investment.

PROSPECTIVE SUBSCRIBERS FOR INTERESTS SHOULD BE AWARE THAT THE INTERESTS ARE SPECULATIVE IN NATURE AND INVOLVE SIGNIFICANT RISK. INVESTORS SHOULD CAREFULLY READ THIS OFFERING CIRCULAR AND ALL EXHIBITS HERETO BEFORE MAKING AN INVESTMENT AND SHOULD BE ABLE TO BEAR THE COMPLETE LOSS OF THEIR INVESTMENT.

Risks Relating to the Offering

The Units are a speculative investment. The business objectives discussed herein must be considered speculative. No assurance can be given that you will realize your investment objectives or will realize a substantial return (if any) on your investment or that you will not lose your entire investment in the Fund. For this reason, you should carefully read this Offering Circular and all exhibits to this Offering Circular. You should consult with YOUR attorneys, accountants and business advisors prior to making an investment.

We have no prior operating history. We are recently formed and have no operating history. As of the date of this Offering Circular, we have not made any investments, and prior to our initial closing, have no significant assets. Our lack of an operating history significantly increases the risk and uncertainty you face in making an investment in our Units.

An investment in Units is an illiquid investment. Because no public trading market for the Units currently exists, it will be difficult for you to sell your Units and, if you are able to sell your Units, you will likely sell them at a substantial discount. There is no public market for our Units and we currently have no plans to list our Units on a stock exchange or other trading market. Therefore, it will be difficult for you to sell your Units promptly or at all. If you are able to sell your Units, you would likely have to sell them at a substantial discount to the offering price. Because of the illiquid nature of our Units, you should purchase our Units only as a long-term investment and be prepared to hold them for an indefinite period of time. You cannot expect to be able to liquidate your investment in case of an emergency.

The Units are not a diversified investment. Because an investment in Units represents an investment in a single entity, which will invest directly in single family residential real estate assets leased to an affiliated entity, such an investment is not a diversified investment. Although the Fund intends to geographically diversify its real estate assets by investing in Properties throughout the United States, and the Master Tenant has diversified its subleases to some extent subleasing each property to a unique subtenant, there can be no assurance that its subleases will be sufficiently diversified to provide diversified income to the Master Tenant and the Fund.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or S-11 or listing on a national stock exchange would be. For example, we are not required to have (i) a board of directors of which a majority consists of "independent" directors, (ii) an audit committee composed entirely of independent directors and a written audit committee charter, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter, or (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

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This offering is focused on attracting a large number of investors that plan on making relatively small investments. An inability to attract such investors may have an adverse effect on the success of our offering, and we may not raise adequate capital to implement our business strategy. Our Units are being offered and sold only to “qualified purchasers” (as defined in Regulation A) and the minimum subscription amount is $25,000. It is possible that certain economic, geopolitical and social conditions may influence the investing habits and risk tolerance of these smaller investors to a greater extent than larger, institutional investors which may have an adverse effect on our ability to raise adequate capital to implement our business strategy. Additionally, our focus on investors that plan on making, or are able to make, relatively small investments requires a larger investor base in order to meet our annual goal of raising $50,000,000 in our offering. We may have difficulties in attracting a large investor base, which may have an adverse effect on the success of this offering, and a larger investor base involves increased transaction costs, which will increase our expenses.

Maintenance of our exemption from the Investment Company Act of 1940 imposes limits on our operations, which may adversely affect our operations. The Company will accept 100 or more limited partners. The Investment Company Act requires that any issuer that is beneficially owned by 100 or more persons and that owns certain securities be registered as required under the Investment Company Act. We believe that, because the Fund will be purchasing fee simple interests in the Properties, the ownership of the Properties will not be deemed to be securities for purposes of the Investment Company Act. However, if such Properties fail to qualify as real estate acquisitions for purposes of such act, we could potentially lose our exemption and be required to register under the Investment Company Act. In the event we are required to register under the Investment Company Act, the returns to our investors will likely be significantly reduced.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative. Because we have not yet acquired any Properties, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make. We will seek to invest the offering proceeds available for investment, after the payment of fees and expenses, in single family residential properties for rental income. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our General Partner to select suitable and successful investment opportunities. These factors increase the risk that your investment may not generate returns comparable to our competitors.

Risks Relating to the Fund

The Investors will rely on the General Partner and its affiliates for all investment and management decisions. The General Partner will be solely responsible for all Property acquisition, management and disposition decisions. Investors in the Units will have no power over such decisions. Therefore, you will rely on the ability of the General Partner to select Properties in which to invest. There can be no assurance that the General Partner will be able to identify Properties that will provide long-term capital appreciation or that will be tenantable, and there can be no assurance that the General Partner’s due diligence processes will uncover all relevant facts regarding such Properties. You must be willing to entrust the General Partner with all aspects of these decisions. If the General Partner does not effectively select or manage our investments, you may lose your complete investment. Potential subscribers for Units must carefully evaluate the personal experience and business performance of the General Partner, its affiliates and the principals of each. See “Business – Management.”

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The Sponsor and Master Tenant have limited experience in managing residential properties for an extended period. Although the Sponsor and its affiliates have significant experience in managing single tenant retail leases since 2010, we have limited experience managing and leasing single tenant residential properties. The Master Tenant will rely on third-party property management companies to manage the residential property leases. Numerous or extended vacancies with the Properties in the portfolio could have a material adverse effect on the Master Tenant’s ability to meet its lease obligations to the Fund. Further, there is no assurance the Master Tenant will be successful at managing, leasing and re-leasing residential properties. If the Master Tenant is unable to manage and lease the residential properties efficiently, its ability to make rental payments to us under the Master Lease may be hindered. Any reduction in the amount of rent paid to us by the Master Tenant will decrease our profitability and our distributions to investors.

The General Partner and its affiliates will receive certain compensation, regardless of the profitability of the Fund and the Properties. The General Partner and its affiliates is entitled to receive certain substantial fees and other significant compensation, payments and reimbursements regardless of whether we operate at a profit. These compensation arrangements have been agreed upon by the General Partner and the Fund and are not the result of arms-length negotiations. In addition, the General Partner is entitled to receive an acquisition fee upon acquisition of a Property and a disposition fee upon the disposition of a property. Accordingly, the General Partner may receive significant acquisition fees and disposition fees despite the fact that we may experience a net loss from our ownership of Properties. See "Compensation of the General Partner and its Affiliates"

The Fund’s and the Master Tenant’s success depends to a significant degree upon the contributions of certain key personnel. Neither the General Partner nor the Master Tenant have employees but instead use the services of employees of the Sponsor. The Sponsor has no employment agreements with any key personnel, and we cannot guarantee that all or any of these individuals will remain affiliated with the Sponsor, or that the Sponsor will be successful in attracting replacements for any such persons if necessary. If any of the key personnel were to cease their affiliation with the Sponsor, the Master Tenant’s operations could suffer. If we lose or are unable to obtain the services of key personnel, our ability to implement the investment strategies discussed herein could be delayed or hindered, which could adversely affect the value of an investment in the Units.

The liability of the General Partner is limited. The General Partner will not be liable to us or the Limited Partners for any loss or liability caused by any act or failure to act, unless loss or liability arising from the General Partner’s fraud, intentional misconduct, knowing violation of the law, or gross negligence. Subject to certain conditions, the Fund will indemnify any partner, officer, affiliate, employee or agent against certain claims or lawsuits related to the Fund’s and Master Tenant’s operations. A successful claim for such indemnification would deplete assets by the amount paid.

Any transfer of Units will be significantly restricted. Limited Partners may not transfer their Units without the approval of the General Partner, subject to certain permitted transfers described in the Partnership Agreement. The General Partner may deny a request for approval to transfer Units in its sole discretion.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions. Our ability to achieve our investment objectives and to pay distributions depends upon our ability to source and acquire Properties. The more money we raise in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. We cannot assure you that we will be successful in obtaining suitable investments on financially attractive terms. If we are unable to find suitable investments promptly, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

The Fund may not be able to sell and liquidate successfully its portfolio of Properties at the end of the term. Unless dissolved earlier as permitted or required by the Partnership Agreement, the Fund will begin the process of dissolving and winding up its affairs on fifth anniversary of the date on which we accept our first subscription and admit our first investor as a Limited Partner; provided, however, that the General Partner may extend the Fund’s term for up to one additional year. We cannot assure potential Investors that we will be able to sell our portfolio of Properties for attractive prices, or even for prices above the prices we paid for such Properties. Adverse market conditions may materially and adversely affect, among other things, our ability to sell under favorable terms, achieve target earnings or returns or make distributions to the Limited Partners.

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Risks Relating to the Business

We have minimal operating capital, no significant assets and no revenue from operations. We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. There can be no assurance that we will be able to successfully raise operating capital. The failure to raise operating capital could result in our bankruptcy or other event which would have a material adverse effect on us and our Limited Partners. We have no significant assets or financial resources, so such adverse event could put your investment dollars at significant risk.

Technology disruptions including a cybersecurity incident could negatively impact our business. We and our affiliates, including the Master Tenant, use technology in substantially all aspects of our business operations. Such uses give rise to potential cybersecurity risks, including security breach, espionage, system disruption, theft, and inadvertent release of information. These business operations involve the storage and transmission of numerous classes of sensitive and confidential information and intellectual property, including tenant and supplier information, private information about employees of its affiliates, and financial and strategic information about us and our affiliates. If we fail to assess and identify cybersecurity risks associated with operations, we may become increasingly vulnerable to such risks. Additionally, the measures we and our affiliates have implemented to prevent security breaches and cyber incidents may not be effective. The theft, destruction, loss, misappropriation, or release of sensitive or confidential information or intellectual property, or interference with information technology systems or the technology systems of third parties on which we rely, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of tenants, potential liability, and competitive disadvantage, any of which could result in a material adverse effect on our and our affiliates’, including the Master Tenant’s, financial condition or results of operations.

Failure to maintain effective internal controls could have a material adverse effect on our business and operations. Effective internal controls over cash management, financial reporting, disclosures, and operations are necessary for us and our affiliates, including the Master Tenant, to provide reliable financial reports and disclosures, effectively prevent fraud and operate successfully. Our and our affiliates’, including the Master Tenant‘s, internal controls over financial reporting and its operating internal controls may not prevent or detect financial misstatements or loss of assets because of inherent limitations, including the possibility of human error, management override of controls, or fraud. Effective internal controls can provide only reasonable assurance with respect to financial statement accuracy, disclosures, and safeguarding of assets. Any failure of these internal controls, including any failure to implement required new or improved controls as a result of changes to our business or otherwise, or if we experience difficulties in their implementation, could result in decreased investor confidence in the accuracy and completeness of financial reports and disclosures, civil litigation, or investigations by regulatory authorities, which may adversely impact our business, reputation, financial condition, and results of operations and we could fail to meet its reporting obligations.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact the single family residential rental market, which could hinder our ability to implement our business strategy and generate returns to you. The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by any economic slowdown and downturn in real estate asset values and property sales. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur can reduce the volume of potential investments. These economic conditions could continue to result in a general decline in acquisition and disposition activities. In addition, these conditions could continue to lead to a decline in property sales prices. During an economic downturn, it may also take longer for us to dispose of the Properties or the selling prices may be lower than originally anticipated. As a result, the carrying value of the Properties may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values. Further, we intend to finance approximately 65-67.5% of the purchase price of the Properties with debt. As a result of our target leverage, our exposure to adverse general economic conditions is heightened. These negative general economic conditions could reduce the overall amount of sale activity in the single family residential home industry, and hence the demand for our services. All of the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our Limited Partners and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under our credit facilities, the lenders under those agreements will be entitled to proceed against the collateral granted to them to secure the debt owed.

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Our dependence on third parties for key services may have an adverse effect on the Fund’s economic performance or reputation if such third parties fail to perform. We and the Master Tenant intend to use third party property managers to provide certain services for the Properties. For example, we may use property managers to assist us in selecting and acquiring Properties. The Master Tenant intends to use third party property managers to manage the day-to-day operations of the Properties and to source third party service providers to provide renovations and certain maintenance and specialty services, such as HVAC, roofing, painting, and floor installations. Selecting, managing, and supervising these third-party service providers requires significant resources and expertise. In addition, the Master Tenant generally does not have exclusive or long-term contractual relationships with the property managers, and it can provide no assurance that it will have uninterrupted or unlimited access to their services. The inability or unwillingness of the property managers or these third-party service providers to provide these services on acceptable terms or at all could have a material adverse effect on the operations of the Master Tenant and, ultimately, the Fund.

The Master Tenant relies on the lease execution payment it will receive from the Fund and its ongoing collection of rents from the subtenants to provide operating income. Master Tenant has limited capitalization and, in the event of high vacancies or tenant payment defaults, there is no guaranty that the Master Tenant can meet its lease payment obligations to the Fund under the Master Leases. Further, if the Master Tenant becomes insolvent or bankrupt, the Master Tenant will be unable to perform its obligations under the Master Lease. To protect against insolvency issues, the Master Tenant will hold reserves in support of its lease payment obligations under the Master Lease. In addition, if the Master Tenant defaults on its payment obligations, the General Partner has the right to terminate the Master Lease and collect rents directly from the sub tenants occupying the Properties. Despite these measures, Investors could still lose all or part of their investment in the event the Master Tenant experiences adverse financial conditions and is unable to make the necessary rental payments to the Fund.

Real Estate Risks

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed. Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the acquisition of real estate assets. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for our Properties, our profitability will be reduced and you may experience a lower return on your investment.

An investment in the Fund is subject to numerous real estate risks that are outside our control. Our investments are in SFR property, and, as a result, an investment in the Units will be subject to the risks generally incident to the ownership of improved real property, including changes in national and local economic conditions, changes in the demand for or supply of competing properties in an particular geographic area, changes in local market conditions, unanticipated holding costs, the availability and cost of necessary utilities and services, changes in real property rates and other operating expenses, changes in governmental rules and fiscal policies, changes in zoning and other land use regulations, environmental controls, natural disasters (which may result in uninsured losses) and other factors beyond our control.

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Local regulations, including municipal or local ordinances, restrictions, and restrictive covenants may place restrictions on the Properties. Our acquisition of the Properties may require the approval of local officials or community standards organizations and the Master Tenant may be required to obtain permits, licenses and approvals in connection with any renovations or improvements. Additionally, such local regulations may cause the Master Tenant to incur additional costs to renovate or maintain the Properties in accordance with applicable rules and regulations. We cannot assure you that existing regulatory policies will not have an adverse economic effect on the Properties or your investment, or that additional regulations will not be adopted in the future that would impose additional costs on the Properties. Any failure by the Master Tenant to obtain such permits, licenses, and approvals or any increase in the cost of complying with such permits and licenses could have a material adverse effect on its operations and, consequently, on the Fund’s financial condition.

The Master Tenant depends on subtenants and their willingness to meet their lease obligations and renew their leases to generate revenue. Poor subtenant selection, defaults, and non-renewals by subtenants may adversely affect financial performance and ability to make payments under the Master Lease to the Fund and ultimately, the Investors. The Fund’s rental income is to be solely paid by the Master Tenant, which depends on rental income from subtenants to generate revenue. As a result, the Master Tenant’s success depends in large part upon the property managers’ ability to attract and retain qualified subtenants for the Properties. The Master Tenant’s reputation, financial performance, and ability to make payments under the Master Lease to Investors would be adversely affected if a significant number of subtenants fail to meet their lease obligations or fail to renew their leases. For example, subtenants may default on rent payments, make unreasonable and repeated demands for services or improvements, make unsupported or unjustified complaints to regulatory or political authorities, use the Properties for illegal purposes, damage or make unauthorized structural changes to the Properties that are not covered by security deposits, refuse to vacate the Properties upon termination of their lease, engage in domestic violence or similar disturbances, disturb nearby residents with noise, trash, odors or eyesores, fail to comply with homeowners’ association regulations, sublet to less desirable individuals in violation of their lease agreements with the Master Tenant, or permit unauthorized persons to live at the Properties with them. Damage to the Properties may delay re-leasing after eviction, necessitate expensive repairs, or impair the rental income or value of the Properties resulting in a lower than expected rate of return. Increases in unemployment levels and other adverse changes in economic conditions could result in substantial subtenant defaults. The Master Tenant holds cash reserves to pay for vacancy costs and cost to re-lease the Properties; however, in the event of a substantial number of subtenant defaults or bankruptcies, the Master Tenant may exhaust its reserves, potentially causing a significant decrease in the rental income payments to the Fund.

Rental leases are relatively short-term, exposing the Master Tenant to the risk that it may have to re-lease the Properties frequently, which it may be unable to do on attractive terms, on a timely basis, or at all. We expect substantially all new leases to have a lease duration of one year or less. As such leases permit the subtenants to leave at the end of the lease term, we anticipate rental revenues may be affected by declines in market rental rates more quickly than if leases were for longer terms. Short-term leases may result in high turnover, which involves costs such as restoring the properties, marketing costs, and lower occupancy levels. The subtenant turnover rate and related cost estimates may be less accurate than if we had more operating data upon which to base such estimates. In addition, disputes may arise between the Master Tenant and the subtenant that result in the subtenant withholding rent payments. If the rental rates for the Properties decreases or the subtenants do not renew their leases, the Master Tenant’s operating results and ability to make payments under the Master Lease to the Fund and ultimately, the Limited Partners, could be adversely affected.

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The Master Tenant does not have control over timing and costs arising from capital expenditures on the Properties, and the cost of maintaining the Properties is generally higher than the cost of maintaining owner-occupied homes, which will affect the Master Tenant’s economic performance and may adversely impact the Master Tenant’s ability to make payments under the Master Lease to the Fund. Renters impose additional risks to owning real property. Renters do not have the same interest as an owner in maintaining a property and its contents and generally do not participate in any appreciation of the property. Accordingly, subtenants may damage the Properties and its contents, and may not be forthright in reporting damage or amenable to repairing it completely, or at all. A Properties may require repairs and/or improvements after each subtenant vacates the premises, the costs of which may exceed any security deposit provided to us by the subtenant when the Properties was originally leased. Accordingly, the cost of maintaining the Properties can be higher than the cost of maintaining owner-occupied homes, which will affect the Master Tenant’s economic performance and may adversely impact the Master Tenant’s ability to make payments under the Master Lease to the Fund and ultimately, the Limited Partners.

 The Master Tenant is subject to additional risks particular to single-tenant leases that may reduce the Fund’s cash flow and ability to sell the Properties. The Properties are leased to single subtenants. Therefore, lease defaults, vacancies or terminations may occur with the Properties and the Properties may remain vacant until a suitable subtenant is found. In addition, adverse economic conditions may affect the Properties and lead to a lower return. Adverse economic conditions may increase the likelihood of Properties experiencing a vacancy as a result of a subtenant not renewing their lease at expiration. Adverse economic conditions may also lengthen the time to re-tenant the Properties.

Re-tenanting Properties could result in a lower rent, which may reduce the value of the Properties when sold. The General Partner believes that over the long-term, market rents will generally increase. The General Partner intends to target Properties with rents at or below market rates; however, in the event of a vacancy, the General Partner may need to accept a lower rent in order to re-lease the Properties. Although the Master Tenant will be obligated to continue to make rental payments to the Fund at the original rate, the value of the Properties may be significantly reduced at a lower rent, potentially lowering the sale price of the Properties and potentially leading to a loss on the sale of the Properties.

The Master Tenant faces significant competition in the leasing market for quality subtenants, which may limit the ability to lease single-family homes. The Master Tenant depends on rental income from subtenants for its revenue. As a result, the Master Tenant’s success depends upon the property managers’ ability to attract and retain qualified subtenants for the Properties. The Master Tenant faces competition for subtenants from other lessors of single-family properties, apartment buildings, and condominium units, which could adversely affect its ability to obtain quality residents and lease single-family properties on favorable terms. In addition, increases in unemployment levels and other adverse changes in economic conditions may adversely affect the creditworthiness of potential subtenants, which may decrease the overall number of qualified subtenants for the Properties.

The Master Tenant could also be adversely affected by overbuilding or high vacancy rates of homes, which could result in an excess supply of homes and reduce occupancy and rental rates. In addition, improving economic conditions, along with the availability of low residential mortgage interest rates and government sponsored programs to promote home ownership, have made home ownership more accessible for potential renters who have strong credit. These factors may encourage potential subtenants to purchase residences rather than lease them, thereby causing a decline in the number and quality of potential available subtenants. No assurance can be given to attracting and retaining suitable subtenants. If the Master Tenant is unable to lease the Properties to suitable subtenants, its economic performance and ability to make payments under the Master Lease to the Fund, and ultimately, the Limited Partners could be adversely affected.

The Master Tenant’s cash flows are subject to economic downturns and extended adverse economic conditions may deplete its cash reserves beyond its ability to meet its lease obligations. U.S. markets may experience increased levels of volatility due to a combination of many factors, including fluctuating values of home prices, limited access to credit markets, the risk of rising interest rates, geopolitical issues, pandemics, and civil unrest. These factors can produce economic fluctuations that can negatively impact demand for SFR properties and rents and property values. The timing, length and severity of any economic downturn cannot be predicted with certainty. Although the Master Tenant intends to maintain cash reserves, should such reserves be insufficient to cover the costs of vacancy, an economic downturn could have a material adverse effect on the Master Tenant’s cash reserves and ability to meet its lease obligations to the Fund. Although the Fund will have the right to terminate the Master Lease under a default by the Master Tenant, the Fund will lose the protections provided under the Master Lease and the Fund will become the direct landlord to any subtenant leasing the Properties, responsible for any costs to re-tenant the Properties should it be or become vacant.

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Tenant relief laws, including laws regulating evictions, rent control laws, and other regulations that limit the Master Tenant’s ability to increase rental rates may negatively impact rental income and profitability. The Master Tenant’s contracted property managers may from time to time be involved in evicting residents who are not paying their rent or who are otherwise in material violation of the terms of their lease. Eviction activities impose legal and managerial expenses that raise costs to the Master Tenant. The eviction process is typically subject to legal barriers, mandatory “cure” policies, and other sources of expense and delay. Additionally, state and local landlord-tenant laws may impose legal duties to assist subtenants in relocating to new housing, or restrict a property manager’s ability to remove the subtenant on a timely basis or to recover certain costs or charge subtenants for damage subtenants cause to the Properties. Because such laws vary by state and locality, the property managers must be familiar with and take all appropriate steps to comply with all applicable landlord-tenant laws. To the extent of non-compliance with state or local laws, the Master Tenant or its affiliates may be subjected to civil litigation filed by individuals, in class actions or actions by state or local law enforcement. The Master Tenant may be required to pay its adversaries’ litigation fees and expenses if judgment is entered against it in such litigation or if the Master Tenant settles such litigation. Furthermore, state and local governmental agencies may introduce rent control laws or other regulations that limit the Master Tenant’s ability to increase rental rates, which may affect the Master Tenant’s rental income. Especially in times of recession and economic slowdown, rent control initiatives can acquire significant political support. If rent controls unexpectedly became applicable to certain of the Properties leased by the Master Tenant, its economic performance could be adversely affected, which could adversely affect the economic performance of the Fund.

Public health risks may affect the Fund’s economic performance. Public health concerns related to any outbreak of an infectious disease, such as severe acute respiratory syndrome, avian flu, H1N1/09 flu and COVID-19, or any other serious public health concern could have a negative impact on the economy. The Fund’s business activities and economic performance could also be negatively impacted by the government's response to any such pandemic or other public health concern, such as restrictions on travel, quarantines or other directives designed to reduce the effects of such public health concern. The full extent of the impact of such an event on the future financial performance of the Fund, as a whole, and, specifically, on its investments, real estate acquisitions, construction and tenants of real estate properties. A public health concern could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown. Even if federal, state or municipal governments intervene and provide aid to the industries negatively affected by a pandemic or public health concern, there can be no assurances provided that such aid would be received by the Fund, the Master Tenant, or any of their affiliates or service providers, or that any amount of such aid would mitigate any negative economic impact.

The Properties may incur uninsured losses. Although we believe that the Properties will be adequately covered by insurance, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Changes in building codes and ordinances, environmental considerations and other factors, including civil unrest, terrorism or acts of war, also might make the insurance proceeds insufficient to repair or replace one or more of the Properties if damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the Fund’s economic position with respect to the affected Properties. Any uninsured loss could result in both loss of cash flow from, and the asset value of, the affected Properties. Insurance companies are limiting and charging significant premiums to cover acts of terrorism in insurance policies. As a result, although we and/or the subtenants on the Properties may carry terrorism insurance, the Fund’s Properties may suffer a loss in value from acts of terrorism that are not covered by insurance.

Real estate investments are long-term illiquid investments and may be difficult to sell in response to changing economic conditions. Real estate investments are generally long-term investments that cannot be quickly converted to cash. Therefore, the Fund’s ability to sell promptly in response to economic or other conditions will be limited. Real estate investments are also subject to adverse changes in general economic conditions or local conditions that may reduce the demand. Although there is a large established market for SFR properties, it may be more difficult to sell an property that is encumbered by a long term lease. Our inability to sell our investments to generate cash to satisfy our obligations could have a material adverse effect on our business, financial condition, liquidity and results of operations.

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Competitive properties could adversely impact the value of the Properties. Real estate that is competitive with the Properties may increase vacancy rates, reduce rental rates, and reduce demand for the Properties. In a competitive market, the Master Tenant may need to accept a lower rent in order to re-tenant the Properties. Although the Master Tenant will continue to be obligated to pay the lease payment set forth in the Master Lease, the value of the Properties may be significantly reduced at a lower rent, potentially lowering the sale price and leading to a loss on the future sale of the Properties.

Costs of complying with governmental laws and regulations may adversely affect the Fund’s results of operations. State and local fire, life-safety, building codes, land use regulations, and similar requirements, as they may be adopted by governmental agencies and bodies from time to time, regulate the use of the Properties. We cannot predict what other regulations will be enacted in the future, how future laws or regulations will be administered or interpreted, or how future laws or regulations will affect the Properties. Compliance with new laws or regulations, or stricter interpretation of existing laws, may require us to incur significant expenditures or liability. The Master Tenant may be required to make substantial expenditures to comply with these regulations, which could significantly reduce the reserves it holds for vacancy costs and capital expenditures.

We may obtain only limited warranties when we purchase the Properties. The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any express or implied warranties. Alternatively, purchase and sale agreements may contain only limited warranties, representations, and indemnifications that will expire at the closing or only survive for a limited period after the closing. The purchase of Properties with no warranties or only limited warranties may cause the Fund or the Master Tenant to incur unanticipated expenses and repair. If the cost of additional expenses or repairs the Master Tenant is required to make exceeds the amounts the Master Tenant holds in reserve, our cash flow and ability to make distributions could be negatively impacted.

Environmental liabilities could significantly decrease the value of the Properties. Under various federal, state, and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Even if more than one person may have been responsible for the contamination, each person covered by applicable environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages based on personal injury, natural resources, or property damage or other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of hazardous or toxic substances on the Properties, or the failure to properly remediate a contaminated Properties, could give rise to a lien in favor of the government for costs it may incur to address the contamination or otherwise adversely affect the ability to sell or lease the Properties or borrow using the Properties as collateral. Environmental laws also may impose restrictions on the manner in which the Properties may be used. A property owner who violates environmental laws may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, private parties. In connection with the acquisition and ownership of the Properties, the Master Tenant and/or the Fund may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements, or of remediating any contaminated Properties could materially and adversely affect the Master Tenant and ultimately, the Fund.

Compliance with new or more stringent environmental laws or regulations or stricter interpretation of existing laws may require material expenditures by the Master Tenant and/or the Fund. The Master Tenant is subject to environmental laws or regulations relating to the Properties, such as those concerning lead-based paint, mold, asbestos, proximity to power lines, or other issues. We cannot assure you that future laws, ordinances, or regulations will not impose any material environmental liability or that the current environmental condition of the Properties will not be affected by the activities of residents, existing conditions of the land, operations in the vicinity of the Properties, or the activities of unrelated third parties. In addition, we may be required to comply with various local, state, and federal fire, health, life-safety, and similar regulations. Failure to comply with applicable laws and regulations could result in fines and/or damages, suspension of personnel, civil liability, or other sanctions.

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Mold contamination in the Properties would materially decrease the value of the Properties. Mold contamination has been linked to a number of health problems, resulting in litigation by tenants seeking various remedies, including damages and ability to terminate their leases. No assurance can be given that an undetected mold condition will not exist in the Properties at the time of investment or will not arise in the future, with the risk of substantial damages, legal fees, and an inability to lease, sell, finance, or refinance the Properties. It is unknown at this time whether such mold claims would be covered by the customary insurance policies to be obtained on the Properties.

Borrowing Risks

Federal Reserve Bank policy and other factors may adversely affect our ability to obtain reasonably priced financing. Federal Reserve Bank policy and improvements in the U.S. economy could result in a gradual increase in interest rates. Additionally, the COVID-19 pandemic has caused certain lenders to reduce lending and/or increase the interest rates on their loans. Further expansion of the spread of COVID-19 or other diseases could result in lenders further reducing loan availability and increasing interest rates charged. Should the overall cost of borrowings increase, we may be unable to economically leverage our portfolio of Properties to the extent we currently anticipate, and such debt financing may become unavailable at prices we find acceptable. In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate, which may result in price or value decreases of real estate assets. Consequently, there is greater uncertainty regarding our ability to access credit markets in order to attract financing on reasonable terms, or at all. Returns on our investments and our ability to make acquisitions could be adversely affected by an increase in our financing costs and our inability to secure financing on reasonable terms, if at all.

Unfavorable financing terms or the inability to obtain financing will adversely affect the operating results of the Fund. There can be no assurance that we will be able to obtain financing on favorable terms, or at all. If we are unable to negotiate favorable interest rates, or if there is a general increase in interest rates, the higher debt service payments will reduce the amount of distributions to the Limited Partners. If we are unable to obtain mortgage, line of credit or other necessary financing at all, our ability to execute our investment strategy will be materially and adversely affected.

A Property will be subject to foreclosure following a default under a first-lien mortgage loan. A first-lien mortgage loan secured by the Properties will contain various covenants and default provisions, including payment defaults, operating restrictions, reporting requirements, transfer restrictions, capital improvement and maintenance obligations, and restrictions on our ability to enter into or amend leases. Our ability to meet some of our covenants, including those related to the condition of the Properties or payment of real estate taxes, may depend on the performance by tenants under their leases. In addition, first lien lenders will likely require cross default provisions, meaning that a loan default on one Property may constitute a loan default on one or more other Properties in which we have invested. Upon an uncured default under a loan, the lender may declare the entire amount of the loan, including principal, interest and other charges, to be immediately due and payable. If a first-lien mortgage lender declares a loan to be immediately due and payable, we will have the obligation to immediately repay the loan in full. If repayment does not occur, the lender may invoke its remedies under the loan documents, including proceeding with one or more foreclosure sales that are likely to result in our losing our entire investment in a significant number of our Properties.

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First-lien mortgage loan terms will likely restrict the ability of the Fund to transfer the Properties and refinance the loans. We expect the terms of the first-lien mortgage loans secured by a Property will materially restrict the common privileges that an owner of property has to exercise control over its property. Typical restrictions are expected to include limitations on our ability to transfer a Property without satisfying the first mortgage. Each first-lien mortgage loan will also likely limit our ability to prepay or otherwise refinance the loan, which may or may not be partially offset by certain prepayment premiums or defeasance rights. Such restrictions, while relatively common in today’s real estate financing market, increase the risks of ownership beyond those of a cash purchaser. In addition to the restrictions placed on us, these restrictions may also make a Property less attractive as an acquisition target for third party purchasers, particularly due to the absence of the ability to prepay a first-lien mortgage loan. The right of defeasance (i.e. the substitution of U.S. treasury obligations as substitute collateral) may exist under a loan as a partial substitute for prepayment rights, but the defeasance process is expensive and difficult to undertake, thereby making the sale of a Property, and the assumption of the corresponding loan, a process in which the first-lien mortgage lender will play a substantial, and sometimes antagonistic, role. As a lender may not always believe that a particular purchaser is an appropriate borrower for purposes of assuming its loan, and the process of selling a Property may be more difficult than would be the case if no financing existed. A subscriber for the Units should understand these limitations on our freedom of ownership and our ability to cause the sale of a Property before subscribing for Units, as each of the foregoing may materially and adversely affect our investment in a particular Property.

The high level of leverage on the Properties increases the debt service risks and the likelihood of foreclosure. The Properties are expected to have a substantial mortgage debt-to-acquisition cost ratio of approximately 65% to 67.5%. Even though cash reserves are being held by the Master Tenant in an amount expected to be sufficient to pay the master lease payments over the 15-year lease term, any interruptions in payment of the master lease payments may harm the Fund’s ability to make debt service payments, which could materially and adversely affect the financial viability of the Fund. No assurance can be given that future cash flow of the Master Tenant and underlying subtenants will be sufficient to allow us to receive a significant (or any) return on our investment in such Properties. If the revenue from the Properties is not sufficient for us to pay debt service, we would be required to use working capital, seek additional funds, seek to refinance existing indebtedness, or sell the underlying Properties. There can be no assurance that additional funds would be available, if needed or, if such funds were available, that they would be available on terms acceptable to us. If we are unable to pay debt service, the lender could proceed with one or more foreclosure sales that would likely result in our losing our entire investment in a significant number of our Properties.

The borrowing of funds increases the risks of adverse effects on the Fund’s financial condition. We expect to incur significant indebtedness described in this Offering Circular. Interest payments on such indebtedness will reduce cash available for distributions to the Limited Partners. if we are required to repay existing indebtedness we could be required to liquidate our Properties at a time which may not permit realization of the maximum return on each such Properties. Further, the lenders under such loans may impose restrictions affecting our ability to make distributions to the Limited Partners during the continuance of an event of default, our ability to incur additional indebtedness, and/or our operating policies. Failure to satisfy these restrictions could result in a default, and the lender could elect to declare all borrowed amounts to be immediately due and payable, foreclose on a significant number of our Properties and restrict our ability to make additional borrowings. In addition, if the Fund is unable to fully liquidate its Properties prior to the maturity date of the loan, the General Partner will need to refinance the debt or pay it using the liquidation proceeds of other properties. These and other factors related to our indebtedness could have a material adverse effect on our financial condition and results of operations.

Tax Risks

THERE WILL BE TAX CONSEQUENCES ASSOCIATED WITH AN INVESTMENT IN CRI7. BECAUSE THE TAX ASPECTS OF THIS OFFERING ARE COMPLEX AND CERTAIN OF THE TAX CONSEQUENCES MAY DIFFER DEPENDING ON INDIVIDUAL TAX CIRCUMSTANCES, EACH PROSPECTIVE INVESTOR FOR UNITS MUST CONSULT WITH AND RELY ON HIS OWN, INDEPENDENT TAX ADVISOR CONCERNING THE TAX ASPECTS OF THIS OFFERING AND HIS INDIVIDUAL SITUATION. NO REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER IS MADE WITH RESPECT TO THE ACCEPTANCE BY THE IRS OF THE TREATMENT OF ANY ITEM BY CRI7 OR ANY INVESTOR.

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PLEASE CONSULT WITH YOUR OWN TAX ADVISORS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN CRI7. YOU SHOULD READ THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX RISKS ASSOCIATED WITH AN INVESTMENT IN CRI7 IN CONJUNCTION WITH THE DISCUSSION SET FORTH UNDER THE CAPTION “CERTAIN TAX ASPECTS OF THE OFFERING.”

An investment in the Units involves numerous income tax risks. There are risks associated with the federal income tax aspects of an investment in CRI7. The Internal Revenue Service (“IRS”) has continued to examine numerous tax issues that could affect us. Moreover, the income tax consequences of an investment in the Units are complex, and tax legislation could be enacted in the future to the detriment of the Investors. The following paragraphs summarize some of the tax risks to the Limited Partners who own Units.

As a limited partnership, the Fund has a more complex tax treatment than entities taxed as corporations.   The Fund is organized and operated as a limited partnership in accordance with the provisions of the Partnership Agreement and applicable state law.   The Fund pays no U.S. federal income tax on its income. Instead, the Fund will furnish its limited partners each year with tax information on IRS Schedule K-1 (Form 1065) and each U.S. limited partner is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss and deduction of the Fund. Limited Partners must report these amounts regardless of the amount (if any) of distribution they receive from the Fund during the taxable year. A Limited Partner, therefore, may be required to pay taxes on its portion of such income and/or gains and the amount of those taxes may exceed their distributions from the Fund or the amount they receive when they sell their Units. Because our Limited Partners will be required to report their allocable share of each item of our income, gain, loss, deduction, and credit on their tax returns, tax reporting for the Limited Partners will be significantly more complicated than for shareholders in a REIT or corporation. Limited Partners may wish to seek advice from tax advisors with respect to their Schedule K-1 and may incur additional costs in connection with such advice from tax advisors.   Finally, we will use reasonable efforts to furnish our Limited Partners with tax information (including IRS Schedule K-1) as promptly as possible, which describes their allocable share of such items for our preceding taxable year. However, we may not be able to provide such information on a timely basis.   It is therefore possible that, in any taxable year, our Limited Partners will need to apply for extensions of time to file their tax returns.

The Fund may be audited by the IRS. Our federal information returns may be audited by the IRS. Such audit may result in the challenge and disallowance of some of the deductions claimed in such returns. No assurance or warranty of any kind can be made with respect to the deductibility of any such items in the event of either an audit or any litigation resulting from an audit. Our Partnership Agreement contains provisions relating to the audit of our information returns in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and requires the Limited Partners who were partners in the year under review to include their allocable share of adjustments to such information returns and to indemnify us against any loss we incur should such Limited Partners fail to pay the resulting tax deficiency.

Limited Partners may be adversely affected if the Fund is taxed as a corporation. The General Partner intends for us to be taxed as a partnership for federal income tax purposes. If we were to be treated for tax purposes as a corporation, the tax benefits associated with an investment in the Fund, if any, would not be available to the Limited Partners. We would, among other things, pay income tax on our earnings in the same manner and at the same rate as a corporation, and losses, if any, would not be deductible by the Limited Partners. In addition, profits would be subject to a second tax when distributed to the Limited Partners.

The Fund may generate Unrelated Business Taxable Income (“UBTI”). Your investment in the Units of the Fund may generate UBTI. Tax-exempt entities must consult their own tax counsel regarding the effect of any UBTI. DUE TO THE POSSIBLE PRESENCE OF UBTI, AN INVESTMENT IN THE UNITS IS NOT APPROPRIATE FOR A CHARITABLE REMAINDER TRUST OR A CHARITABLE REMAINDER UNITRUST.

Allocations of profits and losses may be challenged. The IRS may successfully challenge the allocations in the Partnership Agreement and reallocate items of income, gain, loss, deduction and credit in a manner inconsistent with the allocation provisions contained in the Partnership Agreement.

A Limited Partner’s tax liability in certain years may exceed his cash distributions. Although the Partnership Agreement provides for the General Partner to distribute cash (if available) to satisfy any tax obligations of the Limited Partners arising as a result of the allocation of taxable income, it is possible that such tax obligations may exceed the cash distributions made to Limited Partner. This may occur because funds received by us may be taxable income to us while we may use such funds for nondeductible operating or capital expenses, thus causing taxable income to be allocated to the Limited Partners without a proportionate distribution of cash. Thus, there may be years in which a Limited Partner’s tax liability exceeds his share of cash distributions from us. The same tax consequences may result from the sale or transfer of a Limited Partner’s Units, whether voluntary or involuntary, and may produce ordinary income or capital gain or loss.

Limited Partners may be subject to penalties and interest if our tax returns are adjusted. In the event of an audit that disallows our tax deductions, Limited Partners should be aware that the IRS could assess significant penalties and interest on tax deficiencies. The Code provides for penalties relating to the accuracy of tax returns equal to 20% of the portion of the underpayment to which the penalty applies. The penalty applies to any portion of any understatement that is attributable to: (i) negligence or disregard of rules or regulations; (ii) any substantial understatement of income tax; or (iii) any substantial valuation overstatement. Additional interest may be imposed on underpayments relating to tax shelters. The General Partner believes that we are not a “tax shelter,” as defined, and that there is substantial support for the positions to be taken by us on our returns. However, no assurance can be given that the IRS will agree with these positions.

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Limitations on losses and credits from passive activities. Your taxable income and loss (if any) will likely be considered to be derived from a passive activity. Deductions in excess of income (i.e., losses) from passive trade or business activities generally may not be used to offset “portfolio income,” i.e., interest, dividends and royalties, or salary or other active business income. Deductions from passive activities generally may be used only to offset income from passive activities. Interest deductions attributable to passive activities are treated as passive activity deductions, and not as investment interest. Thus, such interest deductions are subject to limitation under the passive activity loss rule and not under the investment interest limitation. Credits from passive activities generally are limited to the tax attributable to the income from passive activities. Passive activities include trade or business activities in which the taxpayer does not materially participate and any rental activity, which would include holding Units in a Fund. Thus, your net income and net loss likely will constitute income and loss from a passive activity. A taxpayer may deduct passive losses from rental real estate activities against other income if: (i) more than half of the personal services performed by the taxpayer in trades or businesses are performed in a real estate trade or business in which the taxpayer materially participates and (ii) the taxpayer performs more than 750 hours of service during the tax year in real property trades or businesses in which the taxpayer materially participates. Prospective Investors should also be aware that Investors will only be able to use net loss, if any, up to the amount of the tax basis in their Units.

Limitation on excess business losses. Under the Tax Cuts and Jobs Act of 2017 (the “TCJA”), excess business losses of a taxpayer other than a corporation are not allowed for the taxable year. Such losses are carried forward and treated as part of the taxpayer’s net operating loss carryforward in subsequent taxable years. An excess business loss for the taxable year is the excess of aggregate deductions of the taxpayer attributable to trades or businesses of the taxpayer over the sum of aggregate gross income or gain of the taxpayer plus a threshold amount. The threshold amount is $250,000 (or twice the applicable threshold amount in the case of a joint return), subject to adjustment for inflation each year. The provision applies after the application of the passive loss rules and applies at the partner or shareholder level in the case of a partnership or S corporation.

Limitation on business interest deductions. An Investor may be required to make an election if the Investor wishes to avoid the limit on business interest deductions. Under the TCJA, Code Section 163(j) provides interest deductions for taxpayers with average annual gross receipts in excess of $25 million. Such deductions are generally deferred to the extent that annual business interest expense exceeds business interest income plus 30% of taxable income, subject to certain adjustments (“ATI”). A real estate trade or business, however, may elect out of the deferral regime, in which case the business must depreciate certain types of real property by the straight-line method over slightly longer recovery periods under the alternative depreciation system (i.e., 40 years for nonresidential property, 30 years for residential rental property, and 20 years for qualified interior improvements). While Investors may be eligible to make this election, there is considerable uncertainty as to the application of the new rules, which may depend in part upon an Investor’s specific circumstances. Prospective Investors should consult their own tax advisors as to the applicability of the new rules to them with respect to their particular circumstances. See “Tax Aspects of the Offering.”

Limitation on losses under the at-risk rules. An Investor that is an individual or closely held corporation will be unable to deduct losses, if any, to the extent such losses exceed the amount such Investor has “at risk.” Losses not allowed under the at-risk provisions may be carried forward to subsequent taxable years and used when the amount at risk increases. See “Tax Aspects of the Offering.”

The Alternative Minimum Tax may limit deductions. The alternative minimum tax applies to certain items of tax preference. The limitations on the deduction of passive losses also apply for purposes of computing alternative minimum taxable income. Prospective Investors should consult with their own tax advisors concerning the applicability of the alternative minimum tax.

Future changes in U.S. Federal income tax laws could adversely affect Investors. The discussion of tax aspects contained in this Offering Circular is based on law presently in effect and certain final and proposed Treasury Department regulations (“Treasury Regulations”). Nonetheless, Investors should be aware that new administrative, legislative or judicial action could significantly change the tax aspects of your investment. Any such change may or may not be retroactive with respect to transactions entered into or contemplated before the effective date of such change and could have a material adverse effect on your investment.

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The rules dealing with U.S. Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of resolutions and revised interpretations of established concepts as well as statutory changes. In particular, the TCJA made many significant changes to the U.S. Federal income tax laws. To date, the IRS has issued only limited guidance with respect to certain of the new provisions, and there are numerous interpretive issues that will require guidance. Technical corrections legislation may be needed to clarify certain aspects of the new law and give proper effect to Congressional intent. There can be no assurance, however, that technical clarifications or changes needed to prevent unintended or unforeseen tax consequences will be enacted by Congress in the near future.

As of the date of this Offering Circular, President Biden has proposed a tax plan that if adopted could result in material changes to the current tax laws. It is unclear whether President Biden’s proposed tax plan would be approved by Congress, and if approved, when the proposed tax plan would take effect. A material change in the manner in which real property investments and their returns are taxed could significantly adversely affect the value of such investments.

Tax-exempt Investors must comply with certain restrictions. In considering an investment on behalf of a pension or profit-sharing plan qualified under Section 401(a) of the Code, the assets of which are held in a trust that is exempt from tax under Section 501(a) of the Code, the fiduciary of each such plan must consider whether the investment in Units satisfies the fiduciary standards set forth in Section 404 of ERISA, including the requirements that the assets of the plan remain sufficiently diversified and that the investment be prudent. Furthermore, such plans and such other plans and accounts described in Section 4975(e)(1) of the Code, including individual retirement accounts, must consider whether the investment in Units will result in a prohibited transaction by the plan or account. The scope of the foregoing considerations may be affected if the “plan asset rule” is implicated by virtue of the aggregate investments in Units by the plan and other benefit plans.

The Fund’s ability to should recognize capital gains upon the sale of its Properties is not guaranteed. The treatment of any gain or loss of the Fund allocable to a Partner on the sale, exchange or other disposition of a Property will be dependent upon all of the facts and circumstances existing at the time of disposition. Depending upon decisions of the Fund with respect to the use and disposition of a Property, the Property should be classified as either: (i) a capital asset held for investment; (ii) property held for use in a trade or business; or (iii) property held primarily for sale to customers in the ordinary course of the Fund's business. The characterization of a Property upon its sale or other disposition will depend upon all of the facts and circumstances at the time of disposition. If a Property is treated as held for sale to customers in the ordinary course of business, and therefore the Fund is treated as a dealer, the gains or losses on the sale will be ordinary income or loss. If the Property is treated as held for investment, the gains or losses will be capital gains or losses, which gain or loss will be "long-term" if the Property is held for more than one year. If a property is treated as held for use in a trade or business, it may be treated as capital gain or ordinary income depending on the nature of other such income of a Partner.

We intend to classify all of the Fund’s Properties as capital assets held for investment. However, because we anticipate the periodic sale of Properties as part of its management of the Property portfolio, and to generate cash to fund redemptions of Units, there can be no assurance that the IRS will not take the position that some or all of the Fund’s Properties are held primarily for sale to customers in the ordinary course of the Fund’s business. Because the determination of treatment of the gains or losses depends on the facts and circumstances, we cannot offer any conclusions as to the treatment of the gains and losses from the sale of Properties by the Fund.

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PLAN OF DISTRIBUTION

The Offering

We are offering for sale up to 50,000 Units at an offering price of $1,000 per Unit, for an aggregate, maximum gross dollar offering amount of $50,000,000. There is no minimum offering amount and the Fund will accept subscriptions as they are received after the offering is qualified. Investors purchasing the Units will become Limited Partners. The minimum investment in our Units is $25,000 for 25 Units.

The proposed offering will begin as soon as practicable after this Offering Circular has been qualified by the SEC. The offering will continue until the date which is one year from the date on which this offering is so qualified, unless terminated earlier if all of the Units are sold or if the General Partner decides to close the offering at its sole discretion. Notwithstanding the foregoing, the General Partner may, in its discretion, elect to extend the Offering for an additional 12 months. We will have periodic closings of the Offering throughout the Offering Period. Until the initial closing occurs, and thereafter prior to each additional closing, we intend to keep the proceeds received in the offering in an FDIC-insured escrow account held by a third party escrow agent. At each closing date, the escrow agent will disburse the proceeds for such closing to the Fund and the Fund will issue the Units relating to such proceeds to investors participating in such closing. The General Partner has the right to accept or reject any subscription, in whole or in part, for any reason or for no reason. If the General Partner rejects a subscription, it  will return all monies from rejected subscriptions, generally without interest and without deduction. Once received and accepted, subscriptions are irrevocable.

We will offer the Units through our owners, managers, and other representatives. We intend to sell the Units directly to investors and may sell the Units through registered investment advisors registered with the Securities and Exchange Commission and/or securities broker-dealers registered with the Financial Industry Regulatory Authority, or FINRA.

The offering price is arbitrary with no relation to the value of the Fund. The purchasers in this offering will own 100% of the Units outstanding.

Our Offering Circular will be furnished to prospective investors in this offering through the SEC’s Edgar site or on our website www.capviewpartners.com.

WHO MAY INVEST

The Units are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Units offered hereby are offered and sold only to “qualified purchasers.” In order to be a “qualified purchaser,” a purchaser of Units must satisfy one of the following:

1.	Non-Accredited Investors: If you are not an accredited investor (as defined below), your investment in Units may not be more than 10% of the greater of:

a.	If you are a natural person:

i.	your individual Net Worth (as defined below), or joint Net Worth with your spouse; or

ii.	your individual income, or joint income with your spouse, received in each of the two most recent years (and expected to continue in the current year).

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b.	If you are not a natural person,

i.	your revenue, as of your most recently completed fiscal year end; or

ii.	your net assets, as of your most recently completed fiscal year end.

“Net Worth” is defined as the difference between total assets (excluding the estimated fair market value of the individual’s primary residence) and total liabilities (excluding the amount of indebtedness secured by the individual’s primary residence, up to its estimated fair market value); or

2.	Accredited Investors: If you are an accredited investor there is no limit on your investment. An “accredited investor” is:

a.	If a natural person, a person that has:

i.	an individual Net Worth, or joint Net Worth with his or her spouse, that exceeds $1,000,000, excluding the value of the primary residence of such natural person; or

ii.

individual income in excess of $200,000, or joint income with his or her spouse in excess of $300,000, in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year.

b.	If not a natural person, one of the following:

i.

an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") (a) if the investment decision is made by a plan fiduciary, as defined in section 3(21) thereof, which is (i) a bank, (ii) a savings and loan association, (iii) an insurance company or (iv) a registered investment adviser, or (b) if the employee benefit plan has total assets in excess of $5,000,000, or (c) if the employee benefit plan is a self-directed plan, with investment decisions made solely by persons that are accredited investors;

ii.

a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities of the Fund being offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act;

iii.

a bank as defined in section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity, a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

iv.	a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;

v.	an insurance company as defined in section 2(a)(13) of the Securities Act;

vi.

an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940 (the “Advisers Act”);

vii.	or a business development company as defined in section 2(a)(48) of the Investment Company Act;

viii.	a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

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ix.	any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

x.	a private business development company as defined in section 202(a)(22) of the Advisers Act;

xi.

a corporation, a Massachusetts or similar business trust, partnership, limited liability company or an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), not formed for the specific purpose of acquiring the securities of the issuer being offered, with total assets in excess of $5,000,000;

xii.

a plan established or maintained by a state or its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

xiii.	Any entity not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

xiv.

Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

xv.

Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

xvi.

Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act (i) with assets under management in excess of $5,000,000, (ii) not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

xvii.

Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, of a family office that qualifies as an accredited investor pursuant to subsection (xvi) above, whose prospective investment in the issuer is directed by such family office;

xviii.	any director, executive officer, or general partner of the Fund, or any director, executive officer, or general partner of the General Partner; or

xix.	an entity in which all the equity owners are accredited investors.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such stockholder is not a “qualified purchaser” for purposes of Regulation A.

How to Invest

Subscription Agreement. All investors will be required to complete and execute a Subscription Agreement, the form of which is attached as Appendix A to this Offering Circular, concurrently with payment in full via wire transfer, electronic funds transfer via ACH, or check deposit with the subscription purchase price in accordance with the instructions in the Subscription Agreement. All Subscription Agreements are irrevocable.  The General Partner has  the right to accept or reject any subscription in whole or in part, for any reason or for no reason. If the General Partner rejects any subscription received, it will return all monies from rejected subscriptions, generally without interest and without deduction. Once received and accepted, subscriptions are irrevocable.

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Escrow Account. Until the initial closing occurs, and thereafter prior to each additional closing, we intend to keep the proceeds received in the offering in an FDIC-insured escrow account held by a third party escrow agent. Acceptance by the escrow agent of investor funds into the escrow account does not necessarily result in such investor’s receiving Units and, as a result, escrowed investor funds may be returned to such investors.

Closings. After the SEC has qualified the Offering Circular, the Fund will accept tenders of funds to purchase the Units. We will have periodic closings of the Offering throughout the Offering Period. At each closing date, the escrow agent will disburse the proceeds for such closing to the Fund and the Fund will issue the Units relating to such proceeds to investors participating in such closing. The General Partner has the right to accept or reject any subscription, in whole or in part, for any reason or for no reason. If the General Partner rejects a subscription, it will return all monies from rejected subscriptions, generally without interest and without deduction. Once received and accepted, subscriptions are irrevocable.

USE OF PROCEEDS

We plan to use the proceeds of the Offering to acquire SFR Properties and pay the operating expenses of the Fund (including the cost of the Offering). If the Maximum Offering is sold, we expect to acquire approximately 200 to 250 of the Properties in targeted markets across the United States. See “Business.”

The following table below sets forth certain information about the anticipated use of proceeds of the Offering:

	Maximum Offering
	Amount (1)	Percentage of Gross Proceeds

Organizational and Offering Costs	$500,000	$1.00%
Property Acquisitions	35,740,072	71.48%
Third Party Transaction Expenses	2,762,983	5.52%
Sponsor Operating Expense Fee	2,199,389	4.40%
Acquisition Fees	4,398,778	8.80%
Lease Execution Payment	4,398,778	8.80%
Total Uses of Proceeds	$50,000,000	100.0%

(1)	This chart assumes the Offering is fully subscribed and the Fund acquires $109,969,453 in SFR Properties using maximum leverage of 67.5% loan to value (approximately $74,229,381 in debt).

Property Acquisitions. Assuming the Offering is fully subscribed, the Fund anticipates using a combination of the proceeds from the Offering and debt to finance the purchase between 400 and 500 SFR Properties for purchase prices between $175,000 and $325,000. The Fund anticipates it will be able to secure sufficient debt to acquire the SFR Properties and plans to maintain a level of debt between 65% to 67.5% of the value of the SFR Properties.

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 Third Party Transaction Expenses. The Fund estimates that transaction expenses payable to unaffiliated third parties will be equal to approximately 1.5% of the purchase price of each Property. These expenses consist of third party closing costs, legal fees, property insurance, document recording fees, wiring fees and appraisals that occur during acquisition of the Properties and fees related to sourcing, reviewing and inspecting the Properties, due diligence, contract negotiation, closing, renovation bids and oversight, pre-leasing fees. In addition, the Fund estimates that third party lender charges on loans used to finance the acquisition of the Properties will be equal approximately 1.5% of the amount of debt incurred in connection with the purchase of the Property.

For descriptions of the remaining fees, see “Compensation to the General Partner and its Affiliates.”

The above amounts represent only estimates. The expected use of proceeds from this Offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. The Fund reserves the right to change the above uses of proceeds if the General Partner believes it is in the best interests of the Limited Partners.

BUSINESS

Investment Strategy

CRI7 is a Delaware limited partnership recently formed to purchase, lease and sell SFR properties. Our primary investment strategy is generate stable and predictable rental income through the purchase, lease and sale of single family residential rental properties. The Fund will acquire SFR properties and lease such properties to the Master Tenant under long-term Master Leases. The Master Tenant will, in turn, endeavor to sublease the SFR Properties directly to individuals and families desiring to rent single family residences. The Fund anticipates using a combination of the proceeds from the Offering and debt to finance the purchase between 400 and 500 SFR Properties for purchase prices between $175,000 and $325,000. The Fund anticipates it will be able to secure sufficient debt to acquire the SFR Properties and plans to maintain a level of debt between 65% to 67.5% of the value of the SFR Properties.

The Master Tenant will use the property manager’s determination of the expected net operating income and expected annual regional growth rate to calculate the first-year rent payment to the Fund. For each SFR Property lease, the first-year rent paid to the Fund is expected to be approximately 110% of the expected net operating income (based on a standard 3.0% annual market growth rate assumption) and will be adjusted up or down if the expected net operating income growth for that geographic region is higher or lower than the 3.0% standard growth rate. The rent paid to the Fund for each SFR Property will increase by 1.0% each year on the anniversary of such Master Lease. The Master Tenant pays an above-market rate early in the lease because it expects that the annual growth in market rents and the net operating income the Master Tenant receives from the SFR Properties will outpace the 1% annual increase it pays to the Fund and subsequent owners over the life of the master lease.

Under the Master Lease, the Master Tenant is obligated to provide rental payments to the Fund regardless of whether or not the Properties are occupied by a subtenant. Further, the Master Tenant will be obligated to pay all fixed property costs and continue making rental payments during any periods of vacancy. Such fixed property costs include but are not limited to property taxes, insurance, homeowner’s association fees and maintenance, as well as any capital expenditures to the Properties.

Whereas property owners of single-family rental properties can generally only obtain one-year leases from individual families with varying degrees of credit, the Master Lease structure provides the Fund, as the owner of the Properties, with 15-year absolute triple-net leases, which is intended to provide a stable, predictable contractual rental rate while absorbing the risks and costs of vacancy, short-term subleases, fixed property costs, and capital expenditures.  Though the Fund plans to liquidate its portfolio within approximately five years, there will be at least ten years remaining on the master lease, which is expected to make the Fund's portfolio of Properties more attractive to buyers than portfolios of SFR properties for sale without master leases.

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We generally seek SFR properties in communities that attract high-credit workforce residents with features that include proximity to employment centers, schools, and transportation corridors in markets identified by steady population growth, consistent rental income growth, and attractive rental market supply and demand fundamentals. Properties are typically located in the suburbs within and/or near major arteries in primary, secondary, and tertiary markets in the United States. We intend to acquire free-standing homes but will consider all dwelling types that are leased to one household, including, but not limited to, condos, townhouses and duplexes.

We seek to build a portfolio comprised of homes squarely within affordable definitions (per Government Sponsored Enterprise lenders). These homes attract a resident base largely within the 3rd income quartile ($60,000 to $110,000) and require an average minimum household income above $60,000 to meet average rent-to-income thresholds. Applicants must have a minimum combined gross income of three times the monthly rent. Cosigners on applications are required to earn an income of four times the monthly rental obligation. Single community risk is mitigated as homes are generally spread over many communities.

In coordination with our property managers, we intend to select markets and submarkets through a combination of quantitative and qualitative factors relevant to the workforce strategy and availability of Properties with favorable home price appreciation potential, rental income growth, compelling amenities, and a focus on safety and low relative crime rates. Geographically speaking, our current target markets for SFR acquisitions include, but are not limited to, Atlanta, Tampa, Orlando, Jacksonville, Dallas, San Antonio, Houston, Birmingham, Charlotte, Nashville, Phoenix, Las Vegas, Indianapolis, St. Louis, Minneapolis, and Milwaukee. We will monitor economic indicators in these markets and other markets and consider other trends that could affect the current list of targets. In addition, the property managers will analyze potential subtenants for stable employment, good credit and sufficient income to rent the Properties. Affordable, high quality homes are anticipated to be in demand by other tenants in the event the subtenant does not renew the sublease when the sublease expires, or they default on the sublease.

We intend to hold the Properties for a period of three to five years, although we may buy and sell individual Properties during such period. At the end of such period. we plan to sell the Properties individually in the real estate market with the Master Lease in effect or as a portfolio to another real estate investor, a real estate investment trust, a Delaware Statutory Trust or other third party in exchange for cash or securities.

SFR properties have attributes that make them a good alternative to commercial and multi-family real estate. They are readily sellable in real estate markets, trade at a low cost per property as compared to commercial real estate, easily diversified and generally appreciate in value. An SFR property is leased to a single household in exchange for monthly rent payments. The tenants of SFR properties generally enter into a short-term base lease with renewal options. National market data indicates that the SFR sector has historically maintained stable occupancy levels and low average rent growth volatility, resulting in income that has a low correlation with broad economic downturns. SFR properties, as an asset class, are generally financeable with favorable rates and terms correlated to the loan-to-cost/loan-to-value and the borrower’s credit.

Competition

The real estate industry and investment management industry are intensely competitive, and we expect them to remain so. We face competition both in the pursuit of fund investors and investment opportunities.

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Organizational Charts

Management

The Fund operates under the direction of the General Partner, which is responsible for the management of and control of our general business affairs. The General Partner is ultimately controlled by John Hammill, who is responsible for the day-to-day management of the General Partner.

The General Partner and Master Tenant do not employ their own personnel. Instead, the Sponsor makes its personnel and other management assets available to the General Partner and Master Tenant for the operation and maintenance of the Fund and Master Tenant. The Fund pays the General Partner fees for its services. See “Compensation of the General Partner and its Affiliates.”

The Master Tenant will engage property managers with substantial experience and proprietary systems to select, acquire and renovate single-family residential properties. The property managers will also tenant the Properties, collect rents, pay property expenses, and manage maintenance and capital improvements.

Capview Partners, LLC

The Sponsor’s predecessor company under the same name, Capview Partners, LLC, was originally formed in 2010. Capview Partners creates and structures unique income-producing asset-based investment strategies, designed with the intent to deliver excellent risk-adjusted income and distributions while providing superior control and independence. The Sponsor is an experienced real estate investment manager that executes investment strategies. The Sponsor has completed over $770 million in principal transactions in the single tenant net lease retail sector of commercial real estate since 2010. In addition to these principal transactions, the Sponsor sold the management of its last fund with $341 million in assets to an institutional manager. The senior management of the Sponsor has a combined 100+ years and $10 billion of transaction experience. The Sponsor employs six full-time personnel and outsources most of its administrative functions including, human resources, information technologies, investment management and accounting services.

Property Management and Property Acquisition

The Sponsor has engaged RENU Management, LLC (“RENU”) and its affiliates to manage, rent, lease, operate and maintain Properties pursuant to an Exclusive Management Agreement. Under the Exclusive Management Agreement, RENU will advertise the availability of a Property for rent; handle property showing; negotiate and execute leases, renewals and cancellations; serve notices on behalf of the Master Tenant; institute legal actions in the name of the Master Tenant, evict delinquent tenants and recover possession of properties, recover rents and sums due; settle, compromise and release such actions. In addition, RENU will provide and supervise all renovations, maintenance and repairs at the properties for which is serves as property manager. The Master Tenant will pay RENU a management fee equal to between 6% and 8% of collected rents (the percentage of such fee to be calculated on a sliding scale based on the number of properties under management). RENU will also receive 50% of any late fees received from tenants and will be entitled to receive a fee equal to 4.5% of the gross sales price of any property sold to a RENU-placed tenant. The Exclusive Management Agreement has a one-year initial term and renews automatically for additional one year periods unless a party provides proper notice of termination to the other party. In addition, the Sponsor may terminate the Exclusive Management Agreement at any time by paying an early termination fee.

In addition, the Sponsor has engaged RENU to identify, source and acquire target properties pursuant to a non-exclusive Real Estate Acquisition Services Agreement. Under the Real Estate Acquisition Services Agreement, RENU will identify, source and acquire SFR Properties on behalf of the Fund as a licensed real estate broker in good standing in thirteen metropolitan areas around the United States. Upon approval by the Fund of a specific SFR Property that is offered for sale, RENU will use commercially reasonable efforts to acquire such property on behalf of the Fund. In exchange for such services, RENU will be entitled to receive a commission paid by the seller.

RENU is an experienced SFR operator with proprietary technology to maximize operational efficiency. RENU was formed in 2009 to manage thousands of REO properties for Fannie Mae and Freddie Mac. Later, the Department of Housing and Urban Development engaged RENU to optimize the disposition of a 25,000-house portfolio that led to the development of RENU’s underwriting valuation platform. RENU developed and offers underwriting services for single-asset acquisitions and portfolios to serve institutional clients, including large public REITs and national investment managers. RENU has completed over $3.1 billion in SFR acquisitions in SFR assets for long-term hold and rent with sustained monthly volumes as high as $100 million plus over two years.

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RENU built a proprietary analytics platform enabling their team to underwrite in real-time quickly and accurately. Following the General Partner’s acquisition criteria, RENU updates the status of over 25 million properties every 90 seconds. RENU then presents underwritten assets to the General Partner with the goal of delivering the first offer on target properties. RENU also efficiently manages the rehab and construction process. Through its use of technology and by leveraging local relationships, RENU provides oversight and accountability with regard to the Properties.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and plan of operation together with financial information included elsewhere in this Offering Circular. Some of the information contained in this discussion and analysis, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this Offering Circular for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Operating Results

CRI7 was formed on January 25, 2021 and has no assets or no operating results to report.

Sources of Financing

We intend to enter into a senior secured credit facility with a financial institution, the proceeds of which will be used to acquire Properties and pay third party transaction expenses, lease execution payments, sponsor operating expenses and acquisition fees. We expect the loan to be secured by first liens on each of the Properties acquired by the Fund. We anticipate that the loan will have a three-year to five-year term and the loan payments are expected to be interest-only at a floating rate of interest. We intend to finance approximately 65% to 67.5% of the purchase price of the Properties with the proceeds of this loan. The loan is expected to be subject to customary loan covenants.

Plan of Operations

We will use property managers to select properties that meet our requirements and to determine the appropriate bid price and renovation costs and attempt to place the properties under contract. Upon closing on the acquisition of each property, the Fund will begin to receive monthly rent payments from the Master Tenant prorated to the day of the lease execution. The Fund will pay debt service costs to the Lender monthly. Except for certain fees described in “Compensation to the General Partner and its Affiliates,” the Fund has no obligation to pay management fees to or the expenses of the Master Tenant or General Partner and will not to incur any property costs, including fees to the property managers, which are the responsibility of the Master Tenant. The Fund will pay incidental costs to operate the fund such as franchise taxes and regulatory costs. Cash flows from the rents less debt service costs and other operating costs will be used to pay make distributions to the Limited Partners.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

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EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES OF OUR SPONSOR

We are managed by our General Partner, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The General Partner does not employ its own management personnel. Instead, the Sponsor makes its personnel and other management assets available to the General Partner for the operation and maintenance of the Fund. These responsibilities include:

•	approve and oversee our overall investment strategy;
•	structure the terms and conditions of our acquisitions and sales;
•	approve any potential liquidity transaction;
•	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;
•	oversee and conduct the due diligence process related to prospective investments;
•	negotiate and execute approved investments and other transactions;
•	prepare and approve this Offering Circular and all marketing materials to be used by us relating to this offering;
•	receive, collect, process and accept or reject Subscription Agreements and other administrative support functions;
•

formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of Properties on an overall portfolio basis;

•	manage and perform the various administrative functions necessary for our day-to-day operations;
•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;
•

maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency;

•	maintain all appropriate company books and records;
•	provide us with all necessary cash management services;
•	evaluate and obtain adequate insurance coverage based upon risk management determinations;
•	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law;
•	identify and evaluate potential financing and refinancing sources and negotiate the terms of any such financing or refinancing;
•	manage relationships between us and our lenders and monitor and oversee the our financings; and
•	evaluate and approve potential asset dispositions, sales or liquidity transactions and negotiate the terms of transactions pursuant to which our Properties may be sold.

Key Personnel

The following are the key personnel of the Sponsor:

Name	Position	Age	Term in Office
John Hammill	Managing Partner, Chief Executive Officer	48	10 years
Kevin Connelly	Managing Director, Chief Financial Officer	50	7 years
Paul Dauterive	Managing Director, Asset Management	52	2 months

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The following is a brief overview of the education and business experience of such key personnel:

John A. Hammill, Chief Executive Officer and Managing Partner

Mr. Hammill is Chief Executive Officer and Managing Partner of the Sponsor, responsible for overseeing all facets of the company’s operating activities and strategy. He has over 20 years of experience in real estate and private equity offerings.

Mr. Hammill originally formed Capview Partners, LLC in 2010 to provide investors with access and expertise in the single tenant net lease retail segment of commercial real estate. The Sponsor offers acquisition, asset management, property management, accounting and reporting, disposition, and strategic advisory services in discretionary funds and separately managed accounts. While affiliated with the Sponsor, Mr. Hammill has been involved with nearly $800 million of transactions that have provided investors with capital preservation and attractive risk adjusted yields and total returns.

Mr. Hammill started his career at The Staubach Company where he served as a Managing Director. While with Staubach, Mr. Hammill was involved in over 550 single tenant net lease transactions along with many other asset types with transaction experience totaling over $3.25 billion in value. Mr. Hammill was also involved in many private equity investments, structured debt offerings, and structured equity offerings.

Mr. Hammill completed his Master of Business Administration and Bachelor of Science degrees at The University of Miami and Southern Methodist University, respectively.

Kevin M. Connelly, CPA, Chief Financial Officer and Managing Director

Mr. Connelly joined the Sponsor in April 2014 and currently serves as the Chief Financial Officer and Managing Director. Mr. Connelly is responsible for overseeing the finance and administration functions of the company including the finance, treasury, legal, accounting, human resources and information technologies functions and is heavily involved in the company’s business development efforts.

In this role Mr. Connelly has been instrumental in growing the company’s assets under management from $12 million to $350 million, successfully converting the Sponsor’s flagship fund into an open-end structure and completing the capital transactions effectively transferring the fund business to a subsidiary of a Global Fortune 500 company.

Mr. Connelly has over 25 years of finance and accounting experience in high growth small and mid-cap companies after starting his career at the ‘Big Four’ accounting firm, KPMG. Prior to joining Capview Partners, Mr. Connelly served as Vice President, Finance for Martek Biosciences where he implemented a world-class finance infrastructure to support revenue growth of $18 million to $450 million worldwide and the successful sale of the company to global conglomerate Royal DSM for $1.1 billion. He has held financial leadership positions in Storage USA, Aether Systems, and Integrated Health Services where he assumed key roles in the raising of over $2.4 billion in public debt and equity markets and private ventures, including two IPOs. During his tenure at Storage USA, self-storage REIT, the company grew to become the second largest REIT of its kind with the acquisition of over 300 properties valued at over $600 million.

Mr. Connelly is a Certified Public Accountant and graduated Summa Cum Laude from James Madison University with a BBA in Accounting.

Paul Dauterive, Managing Director, Asset Management

Mr. Dauterive joined the Sponsor in 2021 and serves as the Managing Director , Asset Management.  Mr. Dauterive is responsible for developing and overseeing nationwide asset management and strategy.  He has over 20 years’ experience in single-family residence management and national real estate platforms and his experience has centered around all facets of mass property management, technology, nationwide real estate transactions, valuation, vendor management, stabilization, disposition, and property rehab.

Mr. Dauterive previously worked for The First American Corporation, a Fortune 500 company, where he held multiple CEO and COO divisional leadership positions running large operating divisions and interacting directly with the nation’s top lenders and mortgage holders.  More recently, he spent several years as an entrepreneur successfully contracting with multiple private equity real estate groups holding from $1billion to $10 billion in single family real estate assets.

Mr. Dauterive received a bachelor’s degree from Louisiana State University.

PRIOR PERFORMANCE SUMMARY

The sponsor of the Fund is Capview Partners, LLC and the manager of the Sponsor is John Hammill.  The Sponsor is a privately-held company that operates as a real estate investment firm. The Sponsor’s predecessor company under the same name, Capview Partners, LLC, was originally formed in 2010 to engage in the business of acquiring, investing in, managing and selling single-tenant net lease retail properties leased to commercial tenants.  Tenants to such lease properties included retailers such as Walgreen’s, Dollar General, AutoZone, Taco Bell, CVS and Starbuck’s. The Sponsor solely acquired stable, tenant-occupied properties. From 2010 to 2018, the Sponsor sponsored seven real estate programs (the “Programs”) that invested a total of approximately $201 million of equity from approximately 420 investors.  Through these real estate programs, Capview acquired 195 single-tenant net lease retail properties in 31 states and sold 78 properties in transactions totaling over $780 million.  In mid-2018, the Sponsor sold the management of its last fund with $341 million in assets to an institutional manager.

Prior Performance Tables

We are providing one prior performance table, Table III, to illustrate the results of the Programs in compliance with SEC rules and regulations.  No additional disclosure is required in this Offering Circular regarding previous Programs.  The information presented in this section represents the historical operating results of the Sponsor’s Programs. Investors in our Units should not assume that they will experience returns, if any, comparable to those experienced by investors in our Sponsor’s previous Programs. Investors who purchase Units will not acquire any ownership interest in any of the entities to which the following information relates.  Further, the returns to our investors will depend in part on the mix of assets in which we invest. As CRI7 is focused on SFR properties, rather than single tenant net lease retail commercial properties, CRI7’s portfolio will not mirror the portfolios of the Sponsor’s Programs in any respect and the returns to CIR7’s Limited Partners may vary from those generated by the other Programs.  As a result, you should not assume the past performance of our Sponsor or the Programs described below will be indicative of our future performance.

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Table III – Operating Results of Prior Programs

Table III below summarizes the operating results for the last five years of Capview Income & Value Fund IV, LP, a previous Program sponsored by the Sponsor.  The Sponsor sold the management of this fund in June, 2018 to an institutional manager and was no longer responsible for its management and operations.

	For the Periods Ended December 31,
	2017	2016
Summary of Income Statement Data:
Gross revenue-	$22,290,134	$12,147,812
Profit on sale of properties	-	-
Less:
Operating expenses	4,707,362	2,337,341
Interest expense	8,147,302	3,869,074
Depreciation	6,449,538	3,738,465
Net income(loss) - GAAP basis	$2,985,932	$2,202,932
Taxable Income:
— from operations	$2,985,932	$2,202,932
— from gain on sale	-	-

Cash generated from operations	9,240,390	6,204,181
Cash generated/(used) in investing activities	(106,029,131)	(105,368,438)
Cash generated/(used) in financing activities	101,452,736	110,654,645
Cash generated from operations, sales and financing	$4,663,995	$11,490,388
Less-Cash distributions to investors
— from operating cash flow	8,953,661	5,519,079
— from sales and refinancing
Cash generated/(used) after cash distributions	$(4,289,666)	$5,971,309

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$25.40	$33.77
Capital gain	-	-
Cash Distributions to Investors Source (GAAP)
— Investment income	$76.17	$84.61
— Return of capital	-	-
Source (on cash basis)
— Operations	$76.17	$84.61

Summary Balance Sheet:
Total assets (before depreciation)	$350,034,777	$246,954,277

Fixed assets (net depreciation)	$331,263,577	$230,568,728
Cash	4,663,892	8,953,558
Other assets	1,419,604	1,193,825
Total assets (after depreciation)	$337,347,073	$240,716,111

Current liabilities	$1,580,667	$825,494
Long-term liabilities	220,763,804	150,027,899
Total liabilities	$222,344,471	$150,853,393
Partners' Capital	115,002,602	89,862,718
Total Liabilities and Partners' Capital	$337,347,073	$240,716,111

COMPENSATION OF EXECUTIVE OFFICERS

We do not currently have any employees and we do not currently intend to hire any employees who will be compensated directly by us. All individuals performing work for the Fund are employees of the Sponsor and will receive compensation, including for services performed for us, from our Sponsor. As executive officers of our Sponsor, these individuals will serve to manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities; service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our Sponsor, we do not intend to pay any compensation directly to these individuals.

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COMPENSATION TO THE GENERAL PARTNER AND ITS AFFILIATES

The General Partner and its affiliates, including the Sponsor, shall receive the following fees and compensation:

Type of Compensation	Amount of Compensation	Estimated First Year Fees (1)
Organization and Offering Expenses	1.0% of per Unit Offering Price	$500,000
Sponsor Operating Expenses	2.0% of the purchase price of each Property acquired	2,199,389
Acquisition Fee	4.0% of the purchase price of each Property acquired	4,398,778
Lease Execution Payment	4.0% of the purchase price of each Property acquired	4,398,778
Disposition Fee	1.5% of the gross sales price of each Property sold	Indeterminable at this time
Carried Interest Upon Liquidation of Properties	20% of the net cash proceeds from a Liquidating Event, after the Limited Partners have received a 6% internal rate of return	Indeterminable at this time

(1) This chart assumes the Offering is fully subscribed and the Fund acquires $109,969,453 in SFR Properties using maximum leverage of 67.5% loan to value (approximately $74,229,381 in debt).  It also assumes no SFR Properties are sold or otherwise disposed during the first year of operations.  The Fund does not anticipate selling any SFR Properties during the first year of operation.

Organization and Offering Expenses. Each Unit sold will bear an organizational and offering expense of 1.0% of the per Unit Offering Price, payable to the General Partner. The General Partner will use these funds to pay for expenses incurred in connection with establishment of the Fund and the preparation of the Offering, including, but not limited to, legal, finance, accounting, and printing fees and expenses, graphic design services for brochures and other marketing materials, travel expenses, third party due diligence reports and other related costs with respect to organization of the Fund and this Offering. The actual amount of these costs may be higher or lower than anticipated. If actual organization and offering expenses are less than budgeted, the excess funds will be retained by the General Partner. The General Partner will pay for any organizational and offering expenses in excess of 1.0% of the per Unit Offering Price.

Sponsor Operating Expense Fee. A sponsor operating expense fee of 2.0% of the purchase price of each Property acquired is payable to the Sponsor for its management services and the use of its personnel. The actual amount of these costs may be higher or lower than anticipated. If actual sponsor operating expenses are less than budgeted, the excess funds will be retained by the General Partner. The General Partner will pay for any sponsor operating expenses in excess of 2.0% of the per Unit Offering Price.

Acquisition Fees. Property acquisition fees payable to the General Partner equal 4.0% of the purchase price of each Property acquired. The Sponsor charges this fee for its acquisition and due diligence services, which include daily screening the available properties on the market, preparing preliminary due diligence materials, preparing the letter of intent, preparing and negotiating the contract, obtaining and reviewing due diligence materials, obtaining the survey and verifying the information against the title commitment, physically visiting the site, confirming the renovation budget, approving the construction team, obtaining required insurance policies, coordinating attorneys, preparing the final due diligence memo, and coordinating the closing and funding process with the title company, lender, seller, and attorneys. CRI7 will directly pay or reimburse the Sponsor and/or its affiliates for customary third-party acquisition expenses such as legal fees and expenses, costs of third-party due diligence materials (including, as necessary, updated appraisals and surveys), travel expenses, and other closing costs related to the acquisition of real estate properties.

Lease Execution Payment. The Fund will pay the Master Tenant a lease execution payment equal to 4.0% of the purchase price of each Property for which a Master Lease is executed. This Master Tenant will use the lease execution payments to fund potential deficits between the rents it collects from subtenants and its cash outflows. The Master Tenant will manage the proceeds received from the lease execution payment as a reserve for any future cash deficits.

Disposition Fee.  The General Partner will be entitled to receive a disposition fee equal to 1.50% of the gross sale proceeds of any Property sold or otherwise transferred by the Fund for its disposition services, including such services as marketing the SFR properties to be sold, identifying suitable buyers including REITs, Delaware Statutory Trusts, private owners, contracting with brokerage firms, preparing sales materials, negotiating sales contracts, preparing requested due diligence materials, engaging attorneys, and coordinating the closing process with the title company, lender, buyer, and attorneys.

Carried Interest Upon Liquidation of Properties.  General Partner is entitled to receive 20% of the net cash proceeds from a Liquidating Event (as defined below), after establishing reserves to pay the expenses of liquidation and returning to the Limited Partners aggregate distributions sufficient to cause each Limited Partner to realize a 6.0% internal rate of return on its capital contributions to the Fund.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Transactions with Affiliates

The General Partner is subject to various conflicts of interest arising out of the General Partner’s business dealings with its affiliates. The General Partner determines the amount of proceeds from the sale of the Properties to transfer to the reserve fund of the Master Tenant to cover future estimated Properties-related expenses of the Master Tenant, which could lower the profits of the General Partner. However, the General Partner uses historical data and actuary-derived future cost estimates to mitigate certain potential conflicts of interest.

In addition, the General Partner will seek to liquidate the Fund prior to the end of the Hold Period. The possible liquidation scenarios include selling the Properties either individually through the real estate market, a portfolio sale to a REIT or Delaware Statutory Trust (DST), or through a securitized product offered through an affiliate of the GP. Some of these transactions may be with an affiliate of the General Partner. The General Partner may cause the Fund to sell one or more of the Properties to affiliated entities and may do so on such terms and conditions as the General Partner believes are reasonable for the Fund. The General Partner will use reasonable efforts to ensure that the terms and conditions of such transactions will not be materially more or less favorable to the Fund than the terms and conditions that could have been obtained, under similar circumstances, from unaffiliated entities. Such transactions may entitle affiliates of the General Partner to receive remuneration in the form of acquisition fees, percentages of net profits and other similar remuneration.

Management of the General Partner may have conflicting fiduciary obligations if we engage in other transactions with affiliates of the General Partner. The General Partner does not prohibit engaging in such transactions, but the General Partner will only make payments to affiliates of the General Partner to the extent those payments are on terms and conditions that are substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties.

If disputes arise between us, on the one hand, and affiliates of the General Partner, on the other hand, the resolution of those disputes may not be as favorable to us as would be achieved with a third party. A single legal counsel will represent us, the General Partner, and certain of the General Partner’s affiliates, which may result in further conflicts of interest.

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Other Activities

Each Limited Partner and the General Partner may engage in or have other business interests or other activities other than those relating to the Fund (including business interests or other activities that are competitive with the business of the Fund). Capview and its affiliates currently manage other real estate-related programs and may organize and manage new real estate-related programs in the future. The Partnership Agreement does not limit the activities of affiliates, partners, shareholders, members, managers, officers, directors or employees, of the Limited Partners or the General Partner. The General Partner and its affiliates have no obligation to offer any future investment opportunity to any of the Limited Partners, and no Limited Partner, by virtue of its purchase of Units, will have any right to invest in any future investment opportunity created by the General Partner or any of its affiliates.

SECURITIES BEING OFFERED

The Units represent equity interests in the Fund and entitle the holder thereof to participate in certain allocations and distributions. Persons who purchase Units from the Fund will become Limited Partners in the Fund and be entitled to vote on certain Fund matters. See “Summary of the Limited Partnership Agreement.”

Units may not be freely assigned and are subject to restrictions on transfer by law, by regulation in the state where they are sold, and by our Partnership Agreement, and may be subject to restrictions on transfer imposed by lenders. It is not anticipated that a public trading market in the Units will develop. See “Risk Factors.”

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

None of the Units will be owned by the management. The Fund does not anticipate that any investors participating in the Offering will beneficially own greater than 10% of the outstanding Units.

SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT

The following summary does not purport to be complete, should be read in conjunction with, and is qualified in its entirety by, the Partnership Agreement, which is attached to this Offering Circular as Appendix B.

Partnership Agreement

We will issue Units pursuant to the Amended and Restated Limited Partnership Agreement of Capview Residential Income - Fund VII, LP. Purchasers of Units will become Limited Partners of CRI7 and will be entitled to the rights and subject to the restrictions set forth in the Partnership Agreement.

Management

The Fund will be managed by the General Partner. The General Partner has very broad management and operational authority over the Fund and its activities and will be solely responsible for the operation and management of the Fund and its business and affairs.

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Term, Dissolution

Unless dissolved earlier as permitted or required by the Partnership Agreement, the Fund will begin the process of dissolving and winding up its affairs on fifth anniversary of the date on which we accept our first subscription and admit our first investor as a Limited Partner; provided, however, that the General Partner may extend the Fund’s term for up to one additional year.

The Fund will dissolve, and its affairs wound up, upon the first to occur of (i) the expiration of the term of the Partnership as described above; (ii) a sale of all or substantially all of the assets of the Fund or other similar transaction before the end of the Hold Period; (iii) the bankruptcy, insolvency, withdrawal or removal from the Partnership of the General Partner; (iv) the entry of a decree of judicial dissolution of the Partnership; or (v) the General Partner elects to dissolve the Partnership

Capital Contributions

Each Limited Partner shall, with respect to each Unit or partial Unit acquired by such Limited Partner, make a Capital Contribution of $1,000.00 in cash or property (or such applicable fraction of $1,000.00 for each partial Unit) payable in full upon subscription and admittance to the Partnership as a Limited Partner by the General Partner. No Partner will be required to make any additional capital contributions to the Fund in excess of such initial capital contribution

Distributions

Distribution of Partnership Receipts. The Fund will distribute all Partnership Cash Flow Receipts (as defined below) no less often than quarterly (within 30 days following the end of each calendar quarter) to the Limited Partners pro rata based on their respective ownership percentages. The General Partner may, but is not obligated to, distribute Partnership Capital Event Receipts (as defined below) to the Limited Partners. If the General Partner determines to distribute Partnership Capital Event Receipts, it will used commercially reasonable efforts to make such distribution no later than 30 days after the closing of the capital transaction that results in such receipts. Any distribution of Partnership Capital Event Receipts will be made to the Limited Partners pro rata based on their respective ownership percentages.

“Partnership Cash Flow Receipts” means all cash funds actually received by the Fund from the cash flow attributable to the conduct of its operations, less operating expenses and reserves established by the General Partner. However, Partnership Cash Flow Receipts does not include capital contributions received by the Fund or Partnership Capital Event Receipts.

“Partnership Capital Event Receipts” means all cash funds actually received by the Fund from a capital transaction, less all expenses, financing obligations, closing costs, fees and commissions and reserves established by the General Partner. Partnership Capital Event Receipts may, at the General Partner's discretion, be reinvested to acquire new Properties, used to repay debt financings or distributed to the Limited Partners.

Distribution of Partnership Liquidating Event Receipts. All proceeds from a Liquidating Event (as defined below) shall be distributed in the following order of priority:

(a)

First, to the Limited Partners, pro rata in accordance with their respective Sharing Ratios, until each Limited Partner has received aggregate distributions to cause each Limited Partner to realize an 6.0% internal rate of return on its Capital Contributions to the Partnership (calculated using the XIRR function in Microsoft Excel for the period commencing on the date the Limited Partner's Capital Contribution (or portion thereof) was received by the Partnership through the end of the calendar month ending immediately prior to the distribution(s) pursuant to this subsection (a)); and

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(b)

Next, the General Partner shall calculate the remaining proceeds from the Liquidating Event (less reserves to pay the expenses of liquidation}, and such remaining proceeds shall be equally allocated to each outstanding Unit of the Partnership. To calculate the General Partner's carried interest, the General Partner shall then add to such allocated amount on a Unit by Unit basis (and solely for purposes of the calculation set forth in this subsection (b) and not for distribution), the aggregate dollar amount of Partnership distributions with respect to each such Unit in excess of the 6.0% internal rate of return (described in subsection (a) above) over the term of each such Limited Partner's investment in the Partnership. The General Partner shall then receive 20% of the amount allocated to each Unit; and

(c)

Thereafter, the remaining proceeds from the Liquidating Event as allocated to each Unit of the Partnership pursuant to the first sentence of subsection (b) above (after reduction by the payment to the General Partner as set forth in subsection (b)) shall be distributed to the holder of each such Unit.

“Liquidating Event” means the sale or exchange of all or substantially all of the assets of the Fund, or any other transaction which, individually or together with any similar transaction or transactions, results in the disposition of all or substantially all of the assets of the Fund.

Tax Distributions

To the extent a Partner receives an allocation of income or gain and would not otherwise receive a distribution of Partnership Cash Flow Receipts and Partnership Capital Event Receipts sufficient to pay such Partner’s estimated federal income tax liability, the Fund will, to the extent cash is available, distribute sufficient cash to reimburse the Partners for such estimated tax liabilities. Such distributions will be considered an advance against future distributions per the Fund’s standard distribution priorities. The General Partner shall use commercially reasonable efforts to reserve sufficient funds out of Partnership Cash Flow Receipts and Partnership Capital Event Receipts each year to fund the contemplated tax distributions.

Allocation of Profits and Losses

The Partnership Agreement provides that, subject to certain allocations required under federal income tax laws and regulations, profits and losses will be allocated among the Partners as follows:

Net Profits shall be allocated among the Partners as follows:

•

First, to the Partners in an amount equal to the net losses previously allocated to them (and not previously offset by allocations of net profits hereunder), pro rata in proportion to the net losses previously allocated; and

•	Thereafter, among the Partners in such a manner so that the capital account balances of the Partners equal their respective rights to distributions.

Net Losses shall be allocated among the Partners as follows:

•	First, to the Partners who have a positive capital account balance, pro rata in proportion to the balances in their respective capital account; and

•	Thereafter, to the Limited Partners, pro rata based on their respective ownership percentage.

Partnership Expenses

The General Partner and its affiliates will bear all of operating expenses and all other costs and expenses relating to the activities and operations of the Fund, including the costs and expenses incurred by it or the General Partner in connection with any offering of the Units.

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Voting

The following actions must be approved by the Limited Partners:

•	The admittance to the Fund of any new general partner;
•	The withdrawal or retirement of the General Partner;
•	Payments by the Fund to affiliates of the General Partner not otherwise permitted in the Partnership Agreement;
•	The terms of any loan by the General Partner to the Fund not otherwise permitted in the Partnership Agreement;
•	Any contract between the Fund, on the one hand, and the General Partner or its affiliates, on the other hand, not otherwise permitted in the Partnership Agreement;
•	The removal of the General Partner if certain conditions are met. See “Summary of the Limited Partnership Agreement - Removal of the General Partner” below; and
•	An amendment to the Partnership Agreement.

The term “Approved by the Limited Partners” means he affirmative vote of Limited Partners holding in excess of 50% of the Units (excluding from this calculation Units held by the General Partner, management of the General Partner or any of the General Partner’s affiliates).

Removal of the General Partner

If Approved by the Limited Partners, the General Partner may be removed as general partner of the Fund for its bankruptcy, insolvency or if the General Partner is found guilty by a court of competent jurisdiction of fraud, intentional misconduct, knowing violation of the law, gross negligence or fraud, or if the General Partner becomes subject to certain bankruptcy or insolvency events.

Restrictions on Transferability

Except for certain permitted transfers to certain family members, family trusts, and family limited partnerships and affiliates, a Limited Partner may not transfer its Units without the General Partner’s consent, which may be granted or withheld in the General Partner’s sole discretion.  The transferor will remain a limited partner, and a transferee will only have the rights of an assignee, until such transferee is admitted as a limited partner of the Fund by the General Partner, at which time the transferor will cease to be a limited partner.

Reporting

We will be required to make the following annual and semi-annual filings with the SEC, which will be available on the SEC’s EDGAR filing system:

•	Annual filings on Form 1-K, which will be due by the April 30th each year and will include audited financial statements and notes for the previous fiscal year.
•	Semi-annual filings on Form 1-SA, which will be due by September 28th each year, which will include unaudited financial statements for the six months to June 30th.
•	Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising.

We will be required to continue filing these reports unless we file a Form 1-Z to exit the SEC’s reporting system, which we will only be able to do if we have less than 300 limited partners of record and have filed at least one Form 1-K. If we exit the SEC’s reporting system, we will continue to provide financial statements to the Limited Partners semi-annually.

The General Partner will use reasonable efforts to deliver K-1s to the Limited Partners by March 31st of each year.

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Amendments

The Partnership Agreement may not be amended without the prior written consent of the General Partner and the Approval of the Limited Partners, except that the General Partner may amend and update the Partnership Agreement to reflect admissions, substitutions or withdrawals of Partners upon the issuance, redemption or transfer of Units without the Approval of the Limited Partners. Notwithstanding the foregoing, (a) any amendment that would materially adversely affect the rights of a Limited Partner in a manner that is disproportionate to the other Limited Partners must be approved by the disproportionately-affected Limited Partner, and (b) any amendment that would require a Limited Partner to make capital contributions in excess of its initial capital contribution must be approved by such Limited Partner.

SUMMARY OF MASTER LEASE

The following summary does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by, the more detailed information appearing elsewhere in this Offering Circular, including the form of Master Lease attached as Appendix C to this Offering Circular.

Lease Type

Triple-net absolute net lease; the Master Tenant assumes all expenses of operating the Properties, including both fixed and variable expenses, taxes, insurance, maintenance, property management, homeowner’s association fees as well as any capital expenditures to the property.

Lease Term

15-year initial term with the ability for the lease term to be extended for up to seven additional periods of five years each. The Master Tenant must elect to renew for the next extension at least 30 days before the expiration of the current term, subject to a 5-day grace period if Fund elects to supply Master Tenant notice of its failure to renew.

Master Lease Payments

The Master Tenant will pay the Fund monthly lease payments sufficient to provide the Fund’s Limited Partners with a 6.0% return on invested capital (calculated using the XIRR function in Microsoft Excel. Lease rates will increase by 1.0% annually. The Master Lease rent payment will be paid by the 15th of each month.

Debt Service Payments

The Master Tenant will make debt service payments directly to any lender and will deduct any such payments from the Master Lease payments.

Obligations upon Default or Termination of Lease by Subtenant

If the subtenant does not renew the sublease after the sublease expires, or if the subtenant defaults under the sublease, the Master Tenant will be obligated to continue to make all lease payments to the Fund and to pay all property operating costs during the period of vacancy, using its professional property managers to re-tenant the Properties.

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Permitted Use

Residential purposes only and any uses permitted under any approved sublease and not prohibited by any restrictive covenants or loan documents.

Maintenance and Repairs

The Master Tenant will keep (or will cause its subtenant to keep) the Properties in good condition and repair at the Master Tenant’s (or subtenant’s) sole cost and expense. If applicable, the Master Tenant will be responsible (or will cause its subtenant to be responsible) for any assessments and charges from any condominium association, subdivision association or homeowner’s association.

Properties Taxes

The Master Tenant is obligated to pay all taxes and assessments and other governmental charges related to the Properties.

Utilities

The Master Tenant is responsible (or will cause its subtenant to be responsible) for all charges for water, gas, heat, light, electricity, telephone, sewer, sprinkler, trash removal and other utilities and services used on or from the Properties, including any penalties, surcharges, and any maintenance charges for such utilities.

Insurance

The Master Tenant will provide property insurance related to the Properties. The Master Tenant has rights to the insurance proceeds from a casualty event damaging or destroying the Properties in order to reconstruct and/or repair the affected Properties.

Casualty

If the Properties are damaged or destroyed by fire or other casualty, the Master Lease will remain in effect, and all rental payments will continue to be paid to the Fund. Upon such circumstances, the Master Tenant will rebuild (or will cause its subtenant to rebuild) the Properties to substantially the same condition within a commercially reasonable period of time with the insurance proceeds from such destruction.

Condemnation

In the event of a substantial condemnation or taking, Master Tenant may terminate the Master Lease. In the event of a non-substantial taking, the Master Lease will remain in effect, and all rental payments will continue to be paid to the Fund for the remaining term, subject to reduction only if applicable in sublease.

Termination by the Master Tenant

The Master Tenant may terminate the Master Lease for cause only if (i) the Fund breaches the representations, warranties and covenants provided in the Master Lease; (ii) a full or substantial condemnation or taking occurs; (iii) the Fund defaults under the Master Lease; (iv) the Fund fails to refinance the Properties after default or maturity under any applicable loan documents; or (v) in the event of a casualty, Master Tenant does not receive the entire insurance proceeds or sufficient proceeds to rebuild the Properties.

The Master Tenant may not terminate the Master Lease without cause.

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Termination by the Fund

The Fund may terminate the Master Lease for cause if (i) the Master Tenant fails to perform all covenants relating to the operation, leasing, and maintenance of the Properties and the Fund declares a default under any applicable loan documents (subject to cure), (ii) the Master Tenant commits an “Event of Default” under the Master Lease (subject to cure), or (iii) the Master Tenant defaults under the sublease (subject to cure).

Alterations

Master Tenant or subtenant, at Master Tenant’s or subtenant’s sole cost and expense, may make alterations to the Properties that do not cause the fair market value and fair rental value of the Properties to be reduced, subject to Fund’s prior consent for any structural or major alterations.

Assignment

Master Tenant may assign the Master Lease without Fund’s consent to an affiliate of Master Tenant.

Contractual Lien

In addition to any statutory lien, the Fund will have a contractual lien in order to secure rentals under the Master Lease.

Premises Exchange

Upon a subtenant default or subtenant nonrenewal and either (i) a vacancy in such premises for over one year, (ii) the rent payable upon re-tenanting is less than 80% of that paid by the original subtenant, or (iii) Master Tenant believes (i) or (ii) will occur, Master Tenant shall have the right to convey to Fund, in exchange for Fund’s interest in such premises, a substitute premises and shall lease such substitute premises from Fund under the same terms and conditions of the Master Lease, subject to Fund approval.

CERTAIN TAX ASPECTS OF THE OFFERING

The following discussion is not intended or written to be legal or tax advice to any person. Each Investor should seek advice based on his particular circumstances from an independent tax advisor. No opinion has been requested from tax counsel, and none is provided, on the classification of the Fund as a partnership or on any other tax matters. Persons owning partnership interests in the Fund, whether general or limited, are collectively referred to as "Partners" and are individually referred to as a "Partner" in this section.

General

The following is a general summary of the material federal income tax consequences of an investment in the Fund. No information regarding state and local taxes is provided, other than a brief summary of some aspects of state tax law set forth under the heading "State and Local Taxes" below. Each prospective Investor should consult his tax advisor concerning the impact that an investment in the Fund may have on his federal income tax liability and the application of state and local income and other tax laws to his participation in the Fund. Although the Fund will furnish its Partners with such information regarding the Fund as is required for income tax purposes, each Partner will be responsible for preparing and filing his own tax returns.

The following summary of the tax aspects is based on the Code, on existing Treasury Regulations, and on administrative rulings and judicial decisions interpreting the Code. Significant uncertainty exists regarding certain tax aspects of limited partnerships. Such uncertainty is due, in part, to continuing changes in federal tax law that have not fully been interpreted through Treasury Regulations or judicial decisions. Tax legislation may be enacted in the future that will affect the Fund and a Partner's investment in Units. Legislative or administrative changes and judicial decisions could modify or change completely the statements expressed below concerning the federal income tax consequences of an investment in the Fund. Additionally, the interpretation of existing laws and Treasury Regulations described below may be challenged by the IRS during an audit of the Fund's information return. If successful, such a challenge would likely result in adjustment of a Partner's individual return. No assurances can be given that the IRS will agree with the federal income tax consequences described. We do not intend to request a ruling from the IRS with respect to any of the federal income tax matters discussed in this Offering Circular, and on certain matters, no ruling could be obtained even if requested.

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This discussion covers only income tax matters and does not address any other United States federal, state, local or foreign tax considerations. This discussion is necessarily general, and the actual tax and financial consequences for each prospective Investor will vary depending upon each Investor's individual circumstances. This discussion does not consider the particular circumstances of each prospective Investor and is not intended to be applicable to all categories of Investors, some of which may hold their Units as other than a capital asset, such as banks, thrifts, insurance companies, dealers in securities or persons who adopt a mark-to-market method of accounting. Furthermore, this discussion does not address the tax consequences relating to every potential investment the Fund may make.

The following summary of tax aspects generally assumes that the Investor is an individual and is a United States citizen or resident. The following discussion is only a summary and is limited to those areas of federal income tax law that are considered to be material to individual Investors. Accordingly, prospective Investors are urged to consult their tax advisors about their individual circumstances (especially if the prospective Investor is not an individual) and the federal, state, local and other tax consequences arising out of their participation as a Limited Partner in the Fund. In evaluating an investment in the Fund, a prospective Investor should take into account the cost of obtaining such advice.

Classification as a Partnership

An entity classified as a "partnership" for federal income tax purposes generally incurs no federal income tax liability. Instead, each partner is required to take into account an allocable share of the partnership's net income or loss and an allocable share of certain specially characterized items (e.g., capital gains and losses) in computing the partner's income tax liability. Distributions by a partnership to a partner generally are not taxable unless the distributions exceed the partner's adjusted basis in his partnership interest. The availability to Limited Partners of most of the tax treatment described in this summary requires that the Fund be classified as a partnership for federal income tax purposes rather than as an association taxable as a corporation under the federal income tax laws.

The Fund should be classified for federal income tax purposes as a partnership and not as an association taxable as a corporation. The Treasury Regulations provide that a domestic unincorporated organization, such as a limited partnership, will be treated as a partnership for federal income tax purposes absent an affirmative election to be taxed as a corporation. If the Fund is operated in the manner contemplated by the Partnership Agreement, the Fund should qualify as a partnership for federal income tax purposes.

The General Partner does not plan to request a ruling from the IRS regarding the Fund's status for federal income tax purposes. Thus, despite the General Partner's conclusion that the Fund should be classified as a partnership for federal income tax purposes, there is no assurance that the IRS will not challenge such classification. For example, the Code reclassifies certain "publicly traded" limited partnerships as corporations for federal income tax purposes. The definition of "publicly traded" in the Code is very broad and includes any situation in which a market is effectively made in limited partner interests, including on a “secondary market (or any substantial equivalent thereof).” The Partnership Agreement prohibits the Fund from recognizing transfers of Units unless approved by the General Partner, except for certain permitted transfers to family members and entities for the benefit of family members, or if a Limited Partner is an entity, to another entity wholly-owned by such Limited Partner. Additionally, it is not anticipated that there will be any market made in the. Accordingly, it is not anticipated that the Fund will be treated as a “publicly traded” partnership for federal income tax purposes.

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The effect of a partnership being classified as a corporation for federal income tax purposes is that its partners would be treated as shareholders of a corporation, with the result, among other things, that: (i) items of income, gain, loss, deduction and credit of the partnership would not flow through to its partners for reporting on their individual federal income tax returns; (ii) cash distributions, if any, would be treated as distributions by a corporation in respect of its stock, and such distributions would be taxable to the partners as dividends to the extent of current or accumulated earnings and profits of the partnership; and (iii) the taxable income of the partnership would be subject to the federal income tax on corporations thereby reducing cash distributions.

The discussion that follows is based on the assumption that the Fund will be classified as a partnership and not as a corporation for federal income tax purposes. The discussion also assumes that if the Fund has 100 or more partners, the Fund will not elect under Code Section 773 the special tax reporting and computation methods of large partnerships. Electing large partnerships combine most items of partnership income, deduction, credit and loss at the partnership level and pass through that amount to the partners.

Tax Consequences of Unit Ownership

General

No federal income tax is generally paid by a partnership as an entity. Instead, each partner is required to report on his income tax return his distributive share of a partnership's income, gain, loss, deduction or credit (and items of tax preference), regardless of whether any actual distribution is made to that partner during his taxable year. Consequently, a partner's share of a partnership's taxable income (and the tax liability thereon) may exceed the cash, if any, actually distributed to that partner. Conversely, actual (or constructive) distributions of cash from a partnership will be taxable only to the extent that such distributions exceed the adjusted basis of the partner's interest in the partnership, regardless of whether the partnership has current income. The characterization of an item of income or loss generally will be the same for the partners as it is for the partnership.

A Partner's distributive share of items of income, gain, loss, deduction or credit will be determined in accordance with the allocations set forth in the Partnership Agreement as long as such allocations are recognized for federal income tax purposes. See "Tax Consequences of Unit Ownership - Allocations of Income and Losses" below. Subject to the at-risk rules, the passive activity loss limitation and the investment interest limitation, each Partner will be entitled to claim as a deduction his distributive share of the Fund's net losses, if any, to the extent of that Partner's adjusted basis in his Units as of the end of such taxable year. See "Tax Consequences of Unit Ownership – Tax Basis of Units" below. To the extent that a Partner's share of Fund losses exceeds the adjusted basis of the Partner's Units, such excess losses cannot be utilized in that year by that Partner for any purpose, but are allowed as a deduction (subject to the limitations described above) only when that Partner's adjusted basis for his Units at the end of any year exceeds zero (before reduction by the suspended loss).

Tax Basis of Units

A Partner's basis for his interest in the Fund initially will be equal to the amount of his cash contributions to the Fund. Subsequently, a Partner's basis will adjust to reflect certain Fund transactions. A Partner's basis will be increased by: (i) any additional capital actually paid to the Fund by that Partner; (ii) that Partner's distributive share of the Fund's income; (iii) that Partner's distributive share (based on that Partner's ongoing interest in Fund profits) of any Fund indebtedness with respect to which no Partner bears the economic risk of loss ("non-recourse debt"), but such increase will be limited to the fair market value of the properties securing such indebtedness; and (iv) that Partner's share of the Fund's recourse indebtedness, if any, with respect to which that Partner bears the economic risk of loss. A Partner's basis will be decreased, but not below zero, by: (A) the amount of that Partner's distributive share of items of Fund loss and deduction; (B) the amount of any money distributed, or constructively distributed, to that Partner; and (C) the adjusted basis of properties other than money distributed to that Partner. A reduction in the amount of a Partner's share of Fund indebtedness will be treated as a constructive cash distribution to that Partner and will reduce the basis of that Partner's interest in the Fund.

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Income and Losses from Passive Activities

The Code characterizes certain investment activities as producing either passive or portfolio income or loss. Passive income and loss arise from a passive activity, which is any activity that involves the conduct of any trade or business and in which the taxpayer does not materially participate. No Limited Partner will be deemed to materially participate in the activities of the Fund, and therefore, the income from the Fund will be passive income, and any loss will be a passive loss. To the extent that a Limited Partner has passive losses from other activities, he should be able to offset those passive losses against his allocable share of the Fund's income. The Code limits the ability to deduct passive losses; generally, losses and credits from passive activities may not be offset against income or tax attributable to active or portfolio activities but may only be offset against income and tax attributable to other passive activities. Interest expense attributable to passive activities will not be subject to the limitation on investment interest expense deductions. See "Tax Consequences of Unit Ownership - Limitation on Interest Deductions" below.

Losses and credits disallowed by the passive activity rules are suspended and may be carried forward and treated as losses and credits from passive activities in each successive taxable year until offset by income from passive activities or allowed against other income as a result of the complete disposition of the taxpayer's interest in that activity. When a taxpayer's entire interest in an activity is disposed of in a taxable transaction (other than to a related party), any remaining suspended loss incurred in connection with that specific activity is allowed in full, first against income or gain from such activity during the year of disposition, second against net income or gain from all other passive activities and thereafter against income from all sources, including active income. A disposition can occur through a partnership's disposition of a passive activity or through a partner's disposition of his entire partnership interest.

Section 1411 of the Code imposes an additional 3.8% net investment income tax on the lesser of (i) an individual or entity’s net investment income for the tax year, or (ii) the excess, if any, of modified adjusted gross income (as defined by Section 1411 and the Treasury Regulations thereunder) for the tax year, over the applicable threshold amount. Net investment income includes income passed through by a partnership to its partners (less any deductions properly allocable to such income) which is attributable to passive activities. Section 469 of the Code defines passive activities to mean generally activities in which the taxpayer does not materially participate. Any taxable income allocated to Partners will be characterized as passive income, and accordingly, such income may be subject to the net investment income tax under Section 1411. Net investment income also includes gain on the sale of a passive activity partnership interest and gross income from the investment of working capital, which may be allocated to Investors.

Portfolio income generally includes interest, dividends and royalties, as well as the gain or loss attributable to the disposition of property that produces such interest, dividends or royalties, or gain or loss attributable to the disposition of property that is held for investment. Interest earned by the Funds on funds held in reserve, on mortgage loans, or mezzanine debt financing will be characterized as portfolio income, and this characterization will be passed on to the Partners.

Application of At-Risk Limitations

Generally, Code Section 465 limits losses that a taxpayer can claim in certain enumerated activities to the amount that the taxpayer has at risk with respect to such activities. Losses that are disallowed in any year because of the at-risk limitations are carried over to succeeding years and can be used in those years to the extent that the Partner's at-risk amount has increased. A taxpayer is considered at risk in any activity with respect to (i) the net amount of money and the adjusted basis of property contributed by the taxpayer to the activity and (ii) any amount with respect to the activity if the taxpayer is considered personally liable for the repayment of that amount. A taxpayer's at-risk amount is increased by profits earned in the activity and decreased by losses occurring in the activity. If a taxpayer's amount at risk at the end of any tax year is less than zero, the taxpayer is required to include such amount in gross income.

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Limitation on Interest Deductions

The deductibility of a taxpayer's investment interest expense generally is limited to the amount of such taxpayer's net investment income. Investment interest expense does not include any interest expense that is taken into account in determining the income or loss from a passive activity, but does include: (i) interest on indebtedness incurred or continued to purchase or carry property held for investment; (ii) a partnership's interest expense attributable to portfolio income under the passive loss rules; and (iii) the portion of interest expense incurred or continued to purchase or carry an interest in a passive activity to the extent attributable to portfolio income (within the meaning of the passive loss rules). A partner would treat as investment interest his allocable portion of the partnership's total interest expense attributable to the partnership's gross portfolio income less deductible expenses directly connected with that portfolio income. Under the Treasury Regulations, indebtedness of a taxpayer generally is allocated among the taxpayer's activities by tracing the proceeds of such indebtedness. A detailed discussion of the tracing rules contained in the Treasury Regulations is beyond the scope of this discussion. Consequently, Limited Partners who intend to finance the purchase of Units with borrowed funds should consult their own tax advisors before borrowing such funds and should maintain careful records of any indebtedness they incur to carry or acquire Units, because the interest on such indebtedness may be investment interest to the extent the Fund does not engage in a passive activity or to the extent of any portfolio income received from the Fund. See "Tax Consequences of Unit Ownership - Income and Losses From Passive Activities" above.

Net investment income includes gross income from property held for investment and amounts treated as gross portfolio income pursuant to the passive loss rules, less deductible expenses (other than interest) directly connected with the production of investment income. Net capital gain attributable to the disposition of property held for investment is excluded from investment income for purposes of computing the investment income limitation, except that a taxpayer may elect to include the net capital gain in investment income if the taxpayer also reduces his net capital gain by the same amount. Investment interest deductions that are disallowed may be carried forward and deducted in subsequent years to the extent of net investment income in such years.

Cash Distributions

Under Code Section 731, cash distributions by the Fund to a Partner will generally not result in taxable gain to that Partner unless the distributions exceed the Partner's adjusted basis for his Units in the Fund, in which case the Partner will recognize gain in the amount of such excess. Gain, if any, resulting from Fund cash distributions will be treated as a gain from the sale or exchange of the Fund Units. See "Transfers and Liquidation – Sale of Units" below.

A reduction in a Partner's share of Fund non-recourse indebtedness or of any Fund recourse indebtedness for which such Partner may bear ultimate liability will be treated as a constructive cash distribution to such Partner to the extent of such reduction. If a constructive distribution exceeds a Partner's adjusted basis in such Partner's Units in the Fund at that time, such Partner will recognize gain as described above. The Fund will not have an obligation to distribute any money to assist the Partners in paying the tax on any such gain.

Economic Motivation of the Transaction

Code Section 183 provides that deductions attributable to "activities not engaged in for profit" are allowed only to the extent of (i) interest, taxes and other deductions allowable under the Code without regard to whether a profit motive exists ("Special Deductions"), and (ii) gross income in excess of Special Deductions in connection with such activity. The Treasury Regulations issued under Code Section 183 list the following factors that normally are taken into account in determining whether an activity is engaged in for profit: (A) the manner in which the taxpayer conducts the activities; (B) the expertise of the taxpayer or the taxpayer's advisor; (C) the time and effort the taxpayer spends in the activity; (D) the taxpayer's success in similar activities; (E) the taxpayer's history of income or loss with respect to the activity; (F) the profits earned; (G) the taxpayer's financial status; and (H) the expectation that the assets used in the activity may appreciate in value. Additional factors also may be considered. Finally, Code Section 183 contains a safe harbor provision, which may be applicable to the Fund, which presumptively treats an activity as engaged in for profit if the Fund's activities generate a profit for tax purposes in any three of five consecutive taxable years.

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Ultimately, whether a taxpayer possesses the requisite profit motive in making an investment is a question of fact. With respect to a limited partnership, the profit expectations of the limited partnership, rather than those of the partners, generally are determinative. The ultimate economic effect of an investment in the Fund depends primarily on the ability of the Fund to make investments that are profitable. Although the Fund believes that its investments will be profitable, the IRS may challenge the Fund's deductions based upon an assertion that the activities contemplated herein are not engaged in for profit.

Unrelated Business Taxable Income

Organizations generally exempt from federal income taxation under Code Sections 501(a) and 401 (including qualified pension, profit-sharing and stock-bonus plans, Keogh plans and individual retirement accounts (IRAs)) may, nevertheless, be taxable on their allocable share of income to the extent such income constitutes "unrelated business taxable income" ("UBTI"). Subject to certain exceptions described below, UBTI is defined as the gross income derived by such a tax-exempt entity from an unrelated trade or business (including a trade or business conducted by a partnership of which the tax-exempt entity is a partner), less the deductions directly connected with that trade or business. UBTI generally does not include dividends, interest, certain types of rents from real property and gain or loss derived from the sale of property (other than gain or loss derived from the sale of inventory and property sold to customers in the ordinary course of a trade or business), but does include operating income from certain businesses owned directly or through entities treated as transparent for United States federal income tax purposes. Fee income actually received or deemed to be received by the Fund or a tax-exempt Limited Partner may be treated as UBTI in certain circumstances.

If a tax-exempt entity's acquisition of Units is debt-financed, or the Fund or any subsidiary of the Fund incurs "acquisition indebtedness" that is allocated to the acquisition of a Property (which the Fund anticipates), then UBTI includes a percentage of gross income (less the same percentage of deductions) derived from such acquisition or acquired Property, regardless of whether such income would otherwise be excluded from UBTI as dividends, interest, rents, gain or loss from the sale of eligible property or similar income. The percentage referred to above is, in the case of operating income, the average amount of acquisition indebtedness for a taxable year with respect to a property over the average adjusted basis for such year for the property or, in the case of a sale of a property, is the highest amount of indebtedness outstanding for the 12-month period prior to the sale with respect to the property over the average adjusted basis for such year for the property. Acquisition indebtedness includes the amount of (i) any mortgage or lien to acquire property or to which the property is subject at the time of its acquisition, and (ii) indebtedness incurred after the acquisition or improvement of any property if (A) the indebtedness would not have been incurred but for such acquisition or improvement and (B) the incurrence of the indebtedness was reasonably foreseeable at the time of the acquisition or improvement.

Although we have attempted to structure the Fund and its operations in a manner intended to avoid the realization of UBTI, there can be no assurance that such attempt will be successful if challenged by the Internal Revenue Service. Tax-exempt Investors are urged to consult with their own tax advisor in this regard.

To the extent that the Fund's investments generate UBTI, such UBTI would flow through to IRAs or other qualified retirement plans, such as Keogh Plans. An IRA, Keogh Plan or other tax-exempt entity may be required to make payments, including estimated payments, and file an income tax return for any taxable year in which it has UBTI. To file an income tax return, it may be necessary for an IRA, Keogh Plan or other tax-exempt entity to obtain an employer identification number. The Fund is not required to avoid creating UBTI or to mitigate the effects of UBTI on its Partners. As such, Benefit Plan Investors and any other tax-exempt Investors are strongly encouraged to consult their own tax advisors regarding the advisability of an investment in the Fund.

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SINCE THE FUND IS GENERALLY NOT REQUIRED TO AVOID CREATING UBTI, TAX-EXEMPT INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE ADVISABILITY OF, AND REPORTING REQUIREMENTS ASSOCIATED WITH, AN INVESTMENT IN THE FUND.

Ordinary Income or Capital Gain

The Code contains a progressive tax rate structure. The maximum stated federal tax rate applicable to individuals for ordinary income for tax years beginning after December 31, 2017 and before January 1, 2026 is 37%. Capital gains, i.e., gains realized with respect to capital assets held for more than 12 months for years commencing after December 31, 2012, however, are taxed at a maximum marginal rate of 20% for individuals. The Code also provides, however, that the portion of long-term capital gain arising from the sale or exchange of depreciable real property that constitutes unrecaptured Section 1250 gain will be taxed at a maximum marginal rate of 25% rather than 20%. Individual taxpayers and corporations may generally use capital losses to offset capital gains. Individual taxpayers may, in the absence of capital gains, deduct capital losses against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return). An individual taxpayer may carry an excess capital loss forward (but not back) until the loss is used. Any excess capital loss of a corporation may not be carried back but may be carried forward indefinitely following the loss year. The rates in this paragraph do not include the net investment income tax of 3.8% that may apply to a Limited Partner's income or gain from the Fund.

The treatment of any gain or loss of the Fund to a Partner on the sale, exchange or other disposition of a Property will be dependent upon all of the facts and circumstances existing at the time of disposition. Depending upon decisions of the Fund with respect to the use and disposition of a Property, the Property should be classified as either: (i) a capital asset held for investment; (ii) property held for use in a trade or business; or (iii) property held primarily for sale to customers in the ordinary course of the Fund's business. The characterization of a Property upon its sale or other disposition will depend upon all of the facts and circumstances at the time of disposition. If a Property is treated as held for sale to customers in the ordinary course of business, and therefore the Fund is treated as a dealer, the gains or losses on the sale will be ordinary income or loss. If the Property is treated as held for investment, the gains or losses will be capital gains or losses, which gain or loss will be "long-term" if the Property is held for more than one year. If a property is treated as held for use in a trade or business, it may be treated as capital gain or ordinary income depending on the nature of other such income of a Partner.

The General Partner intends to classify all of the Fund’s Properties as capital assets held for investment. However, because the General Partner anticipates the periodic sale of Properties as part of its management of the Property portfolio, and to generate cash to fund redemptions of Units, there can be no assurance that the IRS will not take the position that some or all of the Fund’s Properties are held primarily for sale to customers in the ordinary course of the Fund’s business. Because the determination of treatment of the gains or losses depends on the facts and circumstances, the Fund cannot offer any conclusions as to the treatment of the gains and losses from the sale of Properties by the Fund.

Alternative Minimum Tax

Individual taxpayers are subject to an "alternative minimum tax" if such tax exceeds the individual's regular income tax. Generally, alternative minimum taxable income is the taxpayer's adjusted gross income increased by the amount of certain preference items less certain itemized deductions. The Fund will likely generate certain preference items. Depending on a Partner's other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a Partner's overall federal income tax liability may vary from no impact to a substantial increase in income tax. Accordingly, each prospective Investor should consult with his tax advisor regarding the impact of an investment in the Fund on the calculation of his alternative minimum tax, as well as on his overall federal income tax liability.

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Allocations of Income and Losses

Under Code Section 704(b), a Partner's distributive share of income, gain, loss, deduction or credit (or any item thereof) will be determined in accordance with the Partnership Agreement only if that allocation under the agreement has "substantial economic effect." In determining whether an allocation has substantial economic effect, the principal considerations are (i) whether the allocation actually affects the eventual amount of money or other property allocable to a partner (i.e., has economic effect), without regard to tax consequences, and (ii) whether the effect described in (i) is substantial. If an allocation under a Partnership Agreement does not have substantial economic effect, the IRS will reallocate profits and losses among the Partners in accordance with their respective interests in the Fund, determined by taking into consideration all facts and circumstances.

The allocations of profits and losses under the Partnership Agreement should be deemed to have "substantial economic effect," as that term is defined in the Treasury Regulations. In addition, the Treasury Regulations require a limited partnership, in which the limited partners are not required to make up their deficit capital accounts, to have a "qualified income offset," as that term is used in the Treasury Regulations. The Partnership Agreement contains such a provision.

Although an allocation of losses attributable to non-recourse liabilities cannot technically have economic effect because no partner bears the actual risk of economic loss, an allocation of such losses is deemed to have economic effect if four requirements are met: (i) the economic effect requirements listed above are satisfied throughout the full term of the partnership; (ii) the allocation of non-recourse deductions among the partners is reasonably consistent with allocations of other significant partnership items; (iii) a "minimum gain charge-back" (as defined in the Treasury Regulations) is provided for in the Partnership Agreement; and (iv) all other material allocations and capital account adjustments under the Partnership Agreement are recognized under the Treasury Regulations. These requirements are satisfied under the terms of the Partnership Agreement, and if the Fund has non-recourse deductions, the allocation will have economic effect.

Tax Treatment of Fund Operations

Taxable Year and Method of Accounting

Under the Code, the Fund will be required to report its operations on a calendar year basis and will be required to use the accrual method of accounting. Under the accrual method of accounting, income is included in the taxable year when "all events" have occurred which fix the right to receive such income and the amount thereof can be determined with reasonable accuracy. Consequently, taxable income is required to be recognized as it is earned, notwithstanding the fact that the cash associated with such income may have not been received. Thus, a Partner's share of the Fund's taxable income for a period may be in excess of the cash actually received by that Partner.

In general, deductions under the accrual method are allowed for the taxable year in which "all events" have occurred that establish the fact of the liability giving rise to such deduction, so long as the amount thereof can be determined with reasonable accuracy. Thus, interest and other expenses, to the extent not capitalized, must be deductible or amortized as accrued, regardless of when paid. Certain liabilities are not considered to be incurred, however, any earlier than the time that "economic performance" with respect to such item occurs. As an example, economic performance for property or services to be provided to the Fund by another person should occur when such person actually provides such property or services.

Sale of Properties

The income and loss of the Fund in connection with the sale of Properties may be treated as ordinary income or loss or capital gain or loss. See "Tax Consequences of Unit Ownership - Ordinary Income or Capital Gain" above.

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Fund Development Expenses

The Fund will likely take the position that it is an investor in real estate and not a dealer. Nevertheless, there may be investments made by the Fund where the Fund may be treated as a dealer in real estate. Any costs associated with the acquisition and improvement of a Property that is held as a dealer must be capitalized. In addition, the interest expense with respect to such activities will not be deductible, but must be capitalized. These capitalized costs must be apportioned among the various parcels comprising any property. The income or loss of the Fund with respect to a specific parcel will equal the difference between the selling price for the parcel and the portion of the capitalized costs allocated to that parcel. In the case where the Fund is not a dealer, the costs associated with the acquisition and improvement of the property will also be capitalized. However, interest, other than interest accrued during the construction period, may be deductible.

Fees Payable to the General Partner

The IRS has challenged successfully the deduction by partnerships of certain guaranteed payments made to general partners. The General Partner will receive various fees for services to be rendered in administering the Fund's business and affairs. If questioned, the deduction for the fees would depend, in part, on a factual determination as to the nature of the services actually performed, an inquiry which cannot be predicted with certainty. As a consequence of the factual nature of the question, no assurances can be given with respect to the deductibility of such fees. See "Tax Treatment of Fund Operations - Organizational and Syndication Costs" below. Although the General Partner believes that the amount of the fees charged is reasonable based on the services and intends to deduct rather than capitalize such fees to the extent properly deductible, no assurance can be given that the IRS will not seek to treat the various fees that the Fund deducts as constituting an allocation of income, a distribution of capital, or a capitalizable expense.

Organizational and Syndication Costs

Code Section 709(a) requires that expenses paid in connection with the organization and syndication of a partnership be capitalized without the benefit of amortization. Regulations under Section 709(a) include within the definition of organization and syndication expenses legal fees of the issuer (the General Partner) for securities law advice and for tax advice pertaining to the adequacy of tax disclosures in the placement memorandum and accounting fees for the preparation of representations to be included in the Offering materials.

Notwithstanding the foregoing, the Fund may elect to treat certain organizational expenses (but not syndication expenses, such as selling commissions, professional fees for preparing this Offering Circular and printing costs) as deferred expenses and amortize them over a period of 180 months. It is within the General Partner's discretion whether such an election will be made for the Fund.

Some of the expenses that will be incurred by the Fund will be difficult to classify under the Treasury Regulations. Accordingly, no opinion has been or will be received from counsel regarding the capitalization, deduction or amortization of the various organizational and syndication fees.

Transfers and Liquidation

Sale of Units

The treatment of the gain or loss from the sale of Units by a Limited Partner will depend on whether the appreciation on the Units is attributable to appreciation of property treated as property held for use in a trade or business, held for investment or held for sale to customers in the ordinary course of business. This will depend on the facts and circumstances of the holding of the property by the Fund. See "Tax Consequences of Unit Ownership - Ordinary Income or Capital Gain" above. The amount of income realized on the sale of Units will be the sales price received by the Limited Partner, plus that Limited Partner's allocable share of Fund indebtedness relieved, less the adjusted basis of the Units in the Limited Partner's hands. A portion of any gain may also be characterized as recapture of depreciation.

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In the event of a Limited Partner's sale or other transfer of Units, the distributive share of Fund income, gain, loss, deduction or credit for the entire year allocable to such Units generally will be allocated between the transferor and the transferee, based upon the period of time during the taxable year that each owned such Units, notwithstanding the timing or amounts of any Fund distributions.

The Limited Partners may not be able to sell their Units. It is not anticipated that a market will develop for Units, and the Partnership Agreement contains severe restrictions on their sale. See "Summary of the Limited Partnership Agreement."

Gift of Units

Generally, no gain or loss is recognized for income tax purposes as a result of a gift of property. If a gift of Units is made at a time when a Partner's allocable share of the Fund's indebtedness exceeds the adjusted basis of the Units in the Limited Partner's hands, that Limited Partner will realize gain for income tax purposes to the extent of such excess. Such gain generally will be treated as ordinary income. Gifts of Units also may be subject to a gift tax.

Liquidation of the Fund

Upon the Fund's liquidation, gain to a Partner on the distribution will be recognized to the extent that any money received, together with any reduction in such Partner's share of Fund indebtedness, exceeds such Partner's adjusted basis in the Units. A loss will not be recognized unless the Partner receives no property in the distribution other than money, unrealized receivables or appreciated inventory, and then only to the extent that the money and the basis to the Partner of the unrealized receivables and appreciated inventory are less than the adjusted basis of the Units in the Partner's hands.

Code Section 754 Election

A partnership is permitted to make an election under Code Section 754, which results in various items of partnership income, gain, loss, deduction and credit being treated differently for tax purposes than for accounting purposes. Under that election, the Code provides for adjustments to the basis of partnership property for measuring gain upon distributions of partnership property and transfers of any partnership interests. The general effect of such an election is that transferees of any partnership interests are treated, for purposes of computing depreciation and gain, as though they had acquired a direct interest in the partnership assets and the partnership is treated for such purposes, upon certain distributions to partners, as though the partnership had acquired a new cost basis for such assets. Any such election, once made, cannot be revoked without the IRS's consent.

In view of the inherent tax accounting complexities and the substantial expense that would be incurred in making a Code Section 754 election, the General Partner does not intend at present to make such an election on the Fund's behalf, although the Partnership Agreement empowers it to do so. Therefore, no benefits may be available to the Partners by reason of such adjustments.

Administrative and Compliance Matters

Audit Risk

The IRS has adopted a policy of auditing, selectively, a large number of partnership information returns. In view of the IRS's audit programs, the Fund's information return may be selected for audit. If the IRS audits the Fund's information return, it is likely that the IRS will make corresponding adjustments to the Partners' income tax returns. It is also more likely that the Limited Partners' returns also will be audited.

46

Resolution of Disputes Involving Fund Items

Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction and credit are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners. The Code provides for one partner to be designated as the “Partnership Representative” for these purposes. The Partnership Agreement appoints the General Partner as the Partnership Representative for the Fund.

The Partnership Representative is entitled to make certain elections on behalf of the Fund and Limited Partners and can extend the statute of limitations for assessment of tax deficiencies against Limited Partners with respect to Fund items. The Partnership Representative may bind the Fund and Limited Partners to a settlement with the IRS without the participation or consent of the Limited Partners in such proceeding. The Partnership Representative has the sole discretion whether to seek judicial review (to which all the Limited Partners are bound) of a final partnership administrative adjustment.

The Limited Partners generally will be required to treat Fund items on their personal federal income tax returns consistent with the treatment of the items on the Fund's information return. In general, this consistency requirement is waived if a Limited Partner files a statement with the IRS identifying the inconsistency. Failure to satisfy the consistency requirement, if not waived, will result in an adjustment to conform the Limited Partner's treatment of the item to its treatment on the Fund's information return. Even if the consistency requirement is waived, adjustments to a Limited Partner's tax liability with respect to Fund items may result from an audit of the Fund's or the Limited Partner's tax return. Intentional or negligent disregard of the consistency requirement may subject a Limited Partner to substantial penalties.

The Partnership Agreement provides that if the Fund is audited, each Limited Partner will take into account and report to the IRS any adjustment to their items for the reviewed year as notified to them by the Fund, even if such Limited Partner does not own an interest in the Fund in the year of notification. Any Limited Partner that fails to report its share of such adjustments on its tax return for such taxable year shall indemnify the Fund against any tax, interest and penalties collected by the IRS from the Fund as a result of such Limited Partner’s failure.

Potential Penalties

Taxpayers are subject to an understatement penalty if the taxpayer's actual federal income tax liability is understated by the greater of $5,000 or 10% of the tax required to be shown on the return. If applicable, the penalty is equal to 20% of the understatement. This penalty applies in the case of negligence, substantial understatements or substantial valuation misstatements. There are broad exceptions to this penalty provision, which applies different standards based on whether the item giving rise to the tax understatement resulted from a “tax shelter.” The term “tax shelter” is defined to include a partnership if a significant purpose of such partnership is the avoidance or evasion of federal income tax. Although the purpose of a partnership is a question of fact, the General Partner believes that a significant purpose of the Fund is not the avoidance or evasion of federal income tax. Therefore, the Fund should not be classified as a tax shelter for purposes of the understatement penalty.

Generally, if a tax shelter does not exist, the understatement penalty may be reduced by an amount attributable to the tax treatment of an item if (i) "substantial authority" supports such treatment, or (ii) the relevant facts affecting the item's tax treatment are adequately disclosed in the tax return and a reasonable basis for such tax treatment exists. The Code does not contain a definition of "substantial authority." The Treasury Regulations provide that "substantial authority" exists for the tax treatment of an item only if the weight of authorities supporting the treatment is substantial in relation to the weight of authorities supporting contrary positions. The standard of "substantial authority" is less stringent than "more likely than not" and more stringent than a "reasonable basis" standard. The position must be "stronger than one that is arguable but fairly unlikely to prevail in court." The General Partner could take legal positions in filing the Fund's federal income tax information return that authority for a particular legal position is substantial authority for purposes of the penalty. The IRS could challenge such a position, and no assurance can be given that the General Partner's judgment in such matters would be sustained if tested in court.

47

If a tax shelter does exist, the understatement penalty will not be reduced even with adequate disclosure of the relevant facts on the tax return. Rather, an understatement with respect to a tax shelter will be reduced only if, in addition to being supported by substantial authority, the taxpayer reasonably believed that treatment of such items on his return was "more likely than not" the proper treatment.

Several other penalties could be applicable to the Fund or Limited Partners. For example, the Code contains penalties for failing to include correct information on the Fund's information return and for failing to report on a Partner's income tax return any amount reported on the Fund's information return (which is considered negligence in the absence of clear and convincing evidence to the contrary).

Possible Changes in Federal Tax Laws

Significant changes have been made in the Code in recent years. The Treasury Department's position regarding many of those changes must await publication of interpretive and legislative regulations, some of which may not be forthcoming for some time. Generally, those interpretations then will be subject to review by the courts if taxpayers and their representatives believe the interpretations do not conform to the Code. Some Treasury Regulations, however, may have the force and effect of law and, as a result, may be beyond the judicial review powers of federal courts.

The Code is also subject to further change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in Treasury Regulations and by the IRS through its audit policy, announcements and published and private rulings. Although significant changes historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in the Fund would be limited to prospective, and not retroactive, effect. Accordingly, the ultimate effect on a Limited Partner's tax situation may be governed by laws, regulations or interpretations of laws or regulations that have not yet been proposed, passed or made, as the case may be.

Investment by Foreign Persons

The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign Investors ("foreign persons") are complex, and no attempt has been made in this Offering Circular to provide a discussion of those rules. Prospective Investors that are foreign persons should consult with their tax advisors to fully determine the impact on them of United States federal, state and local income tax laws.

It should be noted, however, that there is imposed a withholding requirement on allocations of income by a partnership to a foreign partner where the partnership has effectively connected income to a United States trade or business. In addition, the disposition of the Fund's investments or disposition of Units will give rise to a withholding requirement.

State and Local Taxes

In addition to the federal income tax consequences described above, prospective Investors should consider potential state and local tax consequences of an investment in the Fund. State and local laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. The Fund may be subject to state and/or local tax (including unincorporated business tax), depending on the location and scope of the Fund's activities. In addition, a state in which a Partner is not a resident but in which the Fund may be deemed to be engaged in business may impose a tax on that Partner with respect to his share of Fund income derived from that state. Under some circumstances, a Partner with tax liabilities to more than one state may be entitled to a deduction or credit for taxes paid to one state against the tax liability to another.

48

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING STATE AND LOCAL TAX MATTERS.

ERISA ASPECTS OF THE OFFERING

Introduction

The following is a brief summary of what the General Partner believes are the most significant risks under ERISA involved in an investment in the Fund. The Fund is not providing ERISA counsel or advice in an investment in the Fund and, as such, no representations or warranties are being made regarding the appropriateness of such investment by a prospective Investor. Each prospective Investor is strongly urged to review the material and to discuss with his ERISA advisors the consequences to him under ERISA of an investment in the Fund.

Generally, when an employee benefit plan, as defined in Section 3(3) of ERISA, a plan described in Section 4975(e)(1) of the Code (including an individual retirement account (“IRA”)), or an entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (each a “Benefit Plan”) invests in another entity, the Benefit Plan’s assets include its investment, but do not, solely by reason of such investment, include any of the underlying assets of the entity. However, in the case of a Benefit Plan’s investment in an equity interest of an entity that is neither a publicly-offered security nor a security issued by an investment company registered under the Investment Company Act, both the equity interest, as well as an undivided interest in each of the underlying assets of the entity, may be considered assets of the Benefit Plan. This is generally referred to as the “plan asset rule.” Because the Units will not qualify as publicly-traded Units and will not be issued by an investment company registered under the Investment Company Act, the application of the plan asset rule has potentially unfavorable consequences for each Benefit Plan Investor and the General Partner, as the entity that controls the Fund.

Notwithstanding the foregoing, the plan asset rule will not apply to the investment in the Fund if the Units are treated as debt, if the aggregate investment by Benefit Plans is not substantial or if the Fund is determined to be an operating company. Based on discussions with counsel, the General Partner believes that the aggregate investment by Benefit Plans will not be substantial.

The assets of a Benefit Plan will not include the underlying assets of the Fund if the equity interests held by all Benefit Plans of any class of equity interests in the Fund is at all times less than 25% of the value of such class. (For purposes of this determination, the value of an equity interest in the Fund held by any person (or an affiliate of such person), other than a Benefit Plan, who has discretionary authority or control with respect to the assets of the Fund or any person who provided investment advice for a fee, direct or indirect, with respect to such assets, will be disregarded.) The General Partner does not anticipate that Units representing 25% or more of all outstanding Units will be owned by Benefit Plans. However, it is possible that future sales of Units may result in Benefit Plans owning 25% or more of the total value of the Units, upon the occurrence of which the aggregate investment by Benefit Plans would be considered “significant” and the plan asset rule, as described above, would apply. The Partnership Agreement provides the General Partner with the authority to redeem the Units of Benefit Plans if, in its sole and absolute discretion, it determines that such redemption is necessary to ensure that the investment by Benefit Plans is not substantial, thereby allowing the Fund and its Investors to avoid implicating the plan asset rule.

Alternatively, if the Fund is determined to be an operating company, the plan asset rule will not apply. An “operating company” is defined for these purposes as an entity primarily engaged in the production or sale of a product or service other than the investment of capital and includes a “real estate operating company.” To be classified as a real estate operating company, 50% or more of the assets of an entity must be invested in real estate that is managed or developed and with respect to which such partnership has the right to substantially participate directly in the management or development activities. It is not certain at this time whether 50% or more of the assets that the Fund will acquire will consist of real estate that is “managed or developed,” as that phrase is used in the regulatory exception for real estate operating companies. However, it is not anticipated that the Fund will qualify as an operating company. Therefore, the General Partner will exercise its authority to limit the sale of Units to Benefit Plans, or redeem a portion of the outstanding Units held by Benefit Plans, to ensure that the total investment by Benefit Plans in any class of equity interests in the Fund is not substantial.

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ERISA Risks to Benefit Plans

Benefit Plans proposing to purchase Units should consider the risks under the provisions of ERISA on their proposed investment, including the possible impact of ERISA’s fiduciary responsibility, and the prohibited transaction rules under ERISA and the Code.

As a general matter, ERISA does not bar Benefit Plans from investing in any specific type of investment. Instead, ERISA requires, among other things, that a plan fiduciary invest plan assets prudently and in accordance with plan documents, and diversify the plan’s investment. For these purposes, a “fiduciary” includes any person who exercises authority or control respecting the management or disposition of plan assets and any person who provides investment advice with respect to such assets for a fee, whether received directly or indirectly from the plan. Therefore, a trustee or other fiduciary of a Benefit Plan (other than an IRA, church plan, a governmental plan or such other plan not subject to Title I, Part 4 of ERISA) should determine whether an investment in the Fund is appropriate for that particular plan in view of its overall investment policy, the composition and diversification of its portfolio of Properties and its anticipated liquidity needs. In addition, the fiduciary should consider whether such an investment is permissible under the terms of the plan and related trust agreement, and, if so, whether the investment is in accordance with the documents and instruments governing such qualified plan. In considering an investment in the Fund of a portion of the assets of a Benefit Plan (other than an IRA, church plan, a governmental plan or such other plan not subject to Title I, Part 4 of ERISA), a fiduciary should specifically consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether, under Section 404(a)(1)(B) of ERISA, the investment is prudent, considering the nature of the investment in the Fund and the compensation structure of the Fund, and the facts the Fund has had no history of operations and there is not expected to be a market created in which the fiduciary can sell or otherwise dispose of the Units and; (iii) whether the investment is made solely in the interest of plan participants and for the exclusive purpose of providing benefits to participants and their beneficiaries. If the plan asset rule described in the preceding section is applicable, this evaluation will require that the fiduciary determine whether the Benefit Plan’s undivided interest in the underlying assets of the Fund constitutes a prudent investment for such plan or entity, taking into account each of the foregoing considerations. Failure of a fiduciary of a Benefit Plan (other than an IRA, church plan, a governmental plan or such other plan not subject to Title I, Part 4 of ERISA) to abide by its duties under ERISA may result in personal liability of the fiduciary to a plan for any losses to the plan resulting from the fiduciary’s breach of responsibility, and for restoration to the plan of any profits of the fiduciary that were made through the use of the assets of the plan by the fiduciary, as well as various excise taxes and penalties that may be imposed upon the fiduciary under the Code and ERISA.

In the case of a Benefit Plan that is an individual account plan and is intended to constitute a Section 404(c) plan under ERISA where a participant is permitted to, and in fact does, exercise independent control over the assets in his individual account, ERISA provides that such participant shall not thereby be deemed a fiduciary and that the plan’s fiduciaries are generally not liable for any investment loss that results from such exercise and control by the participant. Under such circumstances, the considerations by a fiduciary in making an investment in the Fund should comply with the requirements of Section 404(c) of ERISA.

In addition to fiduciary responsibility rules under ERISA, both ERISA and the Code prohibit Benefit Plans from engaging in certain transactions with specified interested parties, including the fiduciaries of such plans. Such transactions include, but are not limited to, a sale or exchange of assets between a Benefit Plan and an interested party; the transfer to, or use by, an interested party of the income or assets of a Benefit Plan; or an act by a fiduciary whereby he deals with the income or assets of a Benefit Plan in his own interest. The Code imposes an excise tax upon certain interested parties who engage in such prohibited transactions. Accordingly, before purchasing Units, trustees and other fiduciaries of Benefit Plans should carefully consider whether such investment is consistent with their fiduciary responsibilities, to the extent applicable, and whether it could result in a prohibited transaction under ERISA and the Code. Additionally, the General Partner or its affiliates generally should not cause any Benefit Plan with respect to which they may be fiduciaries to purchase Units or otherwise invest in the Fund.

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ERISA Risks to General Partner

If the plan asset rule described above applies and the assets of the Fund are deemed to be assets of a Benefit Plan, certain transactions between the Fund and the General Partner (or its affiliates) could be characterized as “prohibited transactions” under ERISA and the Code, including the payment of compensation to the General Partner. As a result of the prohibited transaction rules, the investment opportunities available to the Fund could be significantly limited. Additionally, if the assets of a Benefit Plan are deemed to include the underlying assets of the Fund, the fiduciary responsibility provisions of ERISA governing the investment of plan assets, as discussed above, would become equally applicable to the assets of the Fund. Consequently, the General Partner would be treated as a fiduciary with respect to the assets of the Fund and would therefore be required to be bonded with respect to such assets. Furthermore, in this situation, an investment in the Units by a Benefit Plan could also be deemed to be an improper delegation of investment authority to the General Partner and the trustee or other fiduciaries of such plan could become liable either directly, or under the co-fiduciary rules of ERISA, for the acts of the General Partner.

Redemption of Plan Units

The General Partner will use reasonable efforts to cause the Fund to be and remain organized in such a manner as to not be deemed to hold “plan assets” for purposes of ERISA. If at any time the General Partner reasonably believes that the assets of the Fund are, or are about to become, “plan assets” for purposes of ERISA, the General Partner shall take such actions within its powers as the General Partner reasonably believes to be appropriate to preclude the assets of the Fund from becoming “plan assets” under ERISA. If the General Partner reasonably determines that no such actions are reasonably available, the General Partner will promptly notify all of the Partners of the potential change in “plan assets” status for the Fund and will cause the Fund to redeem Units of Benefit Plans, pro rata (based upon each remaining Benefit Plan’s ownership interest in the redeeming entity) or on such other basis as may be required to cause the total value of the investment by all Benefit Plans in the Fund to be reduced below the applicable percentage threshold.

LEGAL MATTERS

Certain legal matters, including the validity of the Units being offered, have been passed upon for us by Hallett & Perrin, P.C.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made.

Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A. Accordingly, we will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months from January 1st to June 30th. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 limited partners of record and have filed at least one Form 1-K.

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You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC. We hereby incorporate by reference into this Offering Circular all such Supplements, and the information on any Form 1-K, 1-SA or 1-U filed after the date of this Offering Circular.

Additionally, we will provide to prospective Investors without charge, upon written request, a copy of any documents referred to in this Offering Circular and not attached as an exhibit. Any such request should be addressed to us at Capview Residential Income - Fund VII, LP, c/o Capview Holdings, LLC, 6119A Greenville Ave, Suite 434, Dallas, Texas 75206, (972) 587-9238, Attn: Kevin Connelly.

The Offering is made solely by this Offering Circular. You must not rely on any document or oral representation other than this Offering Circular in evaluating the Offering or making an investment decision.

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FINANCIAL STATEMENTS AND NOTES TO FINANCIAL STATEMENTS

CAPVIEW RESIDENTIAL INCOME – FUND VII, LP

Financial Statement

As of January 25, 2021 (inception)

F-1

Capview Residential Income – Fund VII, LP

Financial Statement:

Independent Auditor’s Report	F-3 - F-4

Balance Sheet	F-5

Notes to the Financial Statement	F-6 - F-9

F-2

INDEPENDENT AUDITOR'S REPORT

To the Partners

Capview Residential Income - Fund VII, LP
Dallas, Texas

We have audited the accompanying balance sheet of Capview Residential Income - Fund VII, LP (the ''Partnership'') as of January 25, 2021 (inception), and the related notes to the financial statements.

Management's Responsibility for the Balance Sheet

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on this financial statement based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether this financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement.  The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Capview Residential Income - Fund VII, LP as of January 25, 2021 (inception), in accordance with accounting principles generally accepted in the United States of America.

F-3

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern.  As discussed in Note 3 to the financial statements, the Partnership is a real estate fund that has not commenced planned principal operations and will require significant capital in pursuit of its planned principal operations. The Partnership has not yet obtained capital from investors or debt from lenders and has not generated any revenues as of January 25, 2021 (inception).  These factors raise substantial doubt about the Partnership’s ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Our opinion is not modified with respect to this matter.

/s/ Armanino LLP Dallas, Texas

March 5, 2021

F-4

Capview Residential Income – Fund VII, LP Balance Sheet As of January 25, 2021 (inception)

ASSETS
Current assets:
Cash and cash equivalents	$-
Total current assets:

TOTAL ASSETS	$-

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
Accounts payable	-
Total current liabilities	-

TOTAL LIABILITIES	$-

Partners' capital:	-
TOTAL PARTNERS' CAPITAL	-
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$-

F-5

Capview Residential Income – Fund VII, LP Notes to the Financial Statement As of January 25, 2021 (inception)

1. Organization

Capview Residential Income - Partnership VII, LP (“CRI7” or the “Partnership”) is a Delaware limited partnership formed on January 25, 2021 and is governed under the Limited Partnership Agreement of Capview Residential Income - Partnership VII, LP dated January 25, 2021 (the “Partnership Agreement”).

CRI7 was formed to purchase, lease and sell single family residential rental (“SFR”) properties. The Partnership will acquire SFR properties and lease such properties to an affiliated entity, Capview Exchange Residential, LLC, a Delaware limited liability company (the “Master Tenant”) under long-term master leases. The Master Tenant will, in turn, lease the SFR Properties directly to individuals and families desiring to rent single family residences. The Partnership is managed by its general partner, CRI Fund VI GP, LLC, a Texas limited liability company ("General Partner"), which is wholly-owned by Capview Holdings, LLC, a Delaware limited liability company.

2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of the Partnership are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Use of Estimates

The preparation of the balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Partnership considers all cash balances and highly-liquid investments with original maturities of three months or less to be cash and cash equivalents. The Partnership deposits cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Corporation up to an insurance limit. From time to time, these deposits may exceed federally insured limits. The Partnership considers the risk of loss on such deposits to be minimal.

Revenue Recognition

Rent from the tenant is recorded in accordance with the terms of each lease on a straight-line basis over the non-cancellable initial term of the lease from the latter of the date of the commencement of the lease or the date of acquisition of the property subject to the lease. Rental revenue recognition begins when the tenant controls the space and continues through the term of the related lease. Because the leases provide for rental increases at specified intervals, the Partnership records an unearned rent liability and recognizes revenue on a straight-line basis through the expiration of the non-cancellable term of the lease. The Partnership takes into account whether the collectability of rents is reasonably assured in determining the amount of straight-line rent to record. The Partnership defers rental revenue related to lease payments received from the tenant in advance of its due date.

F-6

Capview Residential Income – Fund VII, LP Notes to the Financial Statement As of January 25, 2021 (inception)

Partners’ Capital

Capital Contributions

Capital contributions will be used to acquire properties and the related master lease, pay transaction fees, or to reimburse the general partner for costs related to the organization of the Partnership and the offering of units of limited partnership interest (“Units”). The Units are priced at $1,000 per unit.

Cash Flow Distributions

Distributions will be made in accordance with Article VI of the Partnership Agreement.

Income (Loss) Allocations

Net income (loss) is allocated to the limited partners in accordance with Article V of the Partnership Agreement.

Income Taxes

No provision for federal income taxes has been made in the balance sheet of the Partnership because, as a Partnership, it is not a federal taxable entity. The results of operations are included in the tax returns of the partners. The Partnership's tax return and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be changed accordingly.

The Partnership applies FASB ASC Topic 740-10, Income Taxes (“ASC 740-10”) for accounting for uncertain tax positions. As of January 25, 2021, the Partnership has no uncertain tax positions. Accordingly, the Partnership has not recognized any penalty, interest or tax impact related to uncertain tax positions. Any such amounts would be expensed as incurred. The Partnership files federal, state and local income tax returns.

F-7

Capview Residential Income – Fund VII, LP Notes to the Financial Statement As of January 25, 2021 (inception)

Fair Value Measurement

The Partnership estimates fair value of financial and non-financial assets and liabilities based on the framework established in the fair value accounting guidance. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The hierarchy described below prioritizes inputs to the valuation techniques used in measuring the fair value of assets and liabilities. This hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring the most observable inputs to be used when available. The hierarchy is broken down into three levels based on the reliability of inputs as follows:

Level 1—Quoted prices in active markets for identical assets and liabilities that the Partnership has the ability to access at the measurement date.

Level 2—Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.

Level 3—Unobservable inputs that reflect the Partnership’s own assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

3. Going Concern

The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Partnership is a real estate fund that has not commenced planned principal operations, and will require significant capital in pursuit of its planned principal operations and has not generated any revenues as of January 25, 2021 (inception). The Partnership’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital from investors and debt from lenders sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Partnership will be successful in these efforts.

These factors, among others, raise substantial doubt about the ability of the Partnership to continue as a going concern for a reasonable period of time. The balance sheet does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-8

Capview Residential Income – Fund VII, LP Notes to the Financial Statement As of January 25, 2021 (inception)

4. Related-Party Transactions

The Partnership Agreement provides for the following payments to the general partner or its affiliates, (i) organization and offering expense reimbursement of 0.5% of the capital contributed as reimbursement for expenses incurred in connection with establishment of the Fund and the preparation of the offering, (ii) marketing, distribution, and sponsorship expenses reimbursement of approximately 0.5% of the capital contributed as reimbursement of these costs incurred in connection with the offering, (iii) a reimbursement to an affiliate of the general partner for the use of personnel and internal resources in forming the Partnership and Master Tenant, securing the debt, and forming agreements for the distribution of equity in the fund fixed at 2.0% of the purchase price of the properties, (iv) an acquisition fee of 4.0% of the purchase price of the properties upon closing of the purchase of each property, and (vi) a disposition fee in an amount equal to 1.5% of the aggregate sales price of each property sold upon the closing of the sale of each property.

Upon the closing of a property, the Partnership enters into a 15-year lease with the affiliated Master Tenant for a purchase price of 4.0% of the purchase price of the property.

5. Subsequent Events

Management has evaluated subsequent events through March 5, 2021, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

F-9

APPENDIX A

CAPVIEW RESIDENTIAL INCOME – FUND VII, LP SUBSCRIPTION AGREEMENT

INSTRUCTIONS PAGE

Capview Residential Income - Fund VII, LP (the “Fund” or the “Partnership”) is offering up to 50,000 units of limited partnership interest (the “Units”) under the Offering Circular, dated ______, 2021 (the “Offering Circular”), which contains information regarding this offering (the “Offering”). Please read carefully the entire Offering Circular and the exhibits thereto, including the Amended and Restated Limited Partnership Agreement of the Fund, as amended from time to time (the “Partnership Agreement”).

MAIL AND OVERNIGHT DELIVERY

Check must match the legal name of the subscriber on Subscription Agreement

Capview Residential Income - Fund VII, LP

6119A Greenville Ave, Suite 434, Dallas, TX 75206

Attn: Investor Relations

WIRE INSTRUCTIONS
Prosperity Bank	ABA/Routing No. __________
7031 Snyder Plaza	Account No: _____________
Dallas, TX 75205	Account Name: Capview Residential Income – Fund VII, LP Operating
Notes: [Investor Name]

PLEASE NOTE: Your subscription is not considered for review and acceptance into the Offering until complete and executed Subscription Agreement and funds are received by the Fund. The Fund reserves the right to reject the application of any subscriber for any reason or for no reason in its sole discretion.

INSTRUCTIONS TO SUBSCRIBERS

Section 1:	Indicate investment amount. Make all checks payable to “Capview Residential Income - Fund VII, LP” or wire funds pursuant to the instructions above.

Section 2:	Indicate type of ownership.

Section 3:	Fill-in all names, addresses, dates of birth, Social Security or Tax ID numbers of all investors or trustees.

Section 4:	Indicate distribution option.

Section 5:	Indicate your qualification for purchasing the Units. If you are claiming to be an accredited investor, you must complete Addendum A.

Section 6:

Read each of the certifications. Your signature in Section 6 indicates that you have read Section 6 in its entirety and that the Fund may rely on your signature that you understand and/or meet the certifications contained therein.

Section 7:	Read each of the acknowledgements and representations.

Section 8:

Execute the signature page. Your signature in Section 8 indicates that you have read Section 7 and the remainder of the Subscription Agreement in its entirety and the Fund may rely on your signature that you understand and/or meet the acknowledgements and representations contained therein.

NON-CUSTODIAL OWNERSHIP

Accounts with more than one owner must have ALL PARTIES SIGN in Section 7. Be sure to attach copies of all plan documents for Pension Plans, Trust or Corporate Partnerships required in Section 2.

CUSTODIAL OWNERSHIP

For New IRA/Qualified Plan Accounts, please complete the form/application provided by your custodian of choice in addition to this Subscription Agreement and forward to the custodian for processing.

For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN. Have all documents signed by the appropriate officers, as indicated in the corporate resolution, and include them with your Subscription Agreement.

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CAPVIEW RESIDENTIAL INCOME – FUND VII, LP SUBSCRIPTION AGREEMENT

1	INVESTMENT (Select only one.)

(Minimum investment of $25,000 up to any multiple of $1,000)

☐	Initial Investment
☐	Additional Investment; Account number for existing account:	#

Amount of Subscription	Number of Units Subscribed (Amount of Subscription divided by $1,000)
$

Payment Type: ☐ Check enclosed	☐ Wire transfer sent on the following date:	/ /

2	TYPE OF OWNERSHIP

Non-Custodial Ownership

☐	Individual — One signature required.
☐	Joint Tenants with Rights of Survivorship — All parties must sign.
☐	Community Property — All parties must sign.
☐	Tenants in Common — All parties must sign.
☐	Uniform Gift to Minors Act — State of	Custodian signature required.
☐	Uniform Transfer to Minors Act — State of	Custodian signature required.
☐	Qualified Pension or Profit Sharing Plan — Include plan documents.
☐	Trust — Include title, trust instrument or letters testamentary, signature and “Powers of the Trustees” pages.
☐	Corporation — Include certificate of formation, corporate resolution, articles of incorporation and bylaws.
☐	Partnership/LLC — Include certificate of formation, company agreement, resolution for investment.
☐	Other (Specify) — Include title and signature pages.

Custodial Ownership

☐	Individual — One signature required.
☐	Traditional IRA — Owner and custodian signatures required.
☐	Roth IRA — Owner and custodian signatures required.
☐	Simplified Employee Pension/Trust (SEP) — Owner and custodian signatures required.
☐	KEOGH — Owner and custodian signatures required.
☐	Other —	Owner and custodian signatures required.

Custodian Information (to be completed by custodian)

Name of Custodian:

Mailing Address:

City:	State:	Zip Code:

Custodian Tax ID #:	Custodian Telephone #:

Custodian Account #:	Custodian Email:

A-2

CAPVIEW RESIDENTIAL INCOME – FUND VII, LP SUBSCRIPTION AGREEMENT

3	SUBSCRIBER/INVESTOR INFORMATION
(All fields must be completed)

Investor/Trust Name/Plan Name	Co-Investor/Name of Trustee(s)

Investor Social Security Number/Tax ID Number	Co-Investor Social Security Number/Tax ID Number

Birth Date/Articles of Incorporation (MM/DD/YY)	Co-Investor Birth Date (MM/DD/YY)

Please indicate Citizenship Status:	☐ U.S. Citizen	☐ Non-resident Alien	Country of Origin
☐ Resident Alien

Residential Address (No P.O. box permitted)

Street Address	City	State	Zip Code

Home Telephone	Email

If you are a resident of another state than the one indicated above, provide state of residency:

Mailing Address (if different from above – P.O. box allowed)

Street Address	City	State	Zip Code

*If the co-investor resides at another address, please attach that address to the subscription agreement.

4	DISTRIBUTION INFORMATION FOR NON-CUSTODIAL ACCOUNTS

Distributions will be directly deposited into your checking, savings or brokerage account. If your investment is held through a custodial account, distributions will be paid to the custodian for the benefit of the investor.

Name of Financial Institution	Your Bank’s ABA/Routing Number

Your Bank Account Number	Name on Account/FBO

Account Type ☐ Checking ☐ Savings ☐ Brokerage

A voided check must be submitted with your completed Subscription Agreement.

I authorize the Fund or its agent to deposit my distribution to the account indicated below. This authority will remain in force until I notify the Fund to change it. In the event that the Fund deposits funds erroneously into my account, the Fund is authorized to debit my account for the amount of the erroneous deposit.

Signature of Individual/Trustee/Beneficial Owner	Signature of Joint Owner/Co-Trustee	Date

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CAPVIEW RESIDENTIAL INCOME – FUND VII, LP SUBSCRIPTION AGREEMENT

5	INVESTOR ELIGIBILITY CERTIFICATION

I understand that to purchase Units, I must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or I must limit my investment in the Units to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person.

I understand that if I am a natural person, I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units.

I hereby represent and warrant that I meet the qualifications to purchase Units because (please mark one):

1)	☐ I am a natural person, and the aggregate purchase price for the Units I am purchasing in the offering does not exceed 10% of my net worth or annual income, whichever is greater.

2)

☐ I am a non-natural person, and the aggregate purchase price for the Units I am purchasing in the offering does not exceed 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year.

3)	☐ I am an accredited investor.

If you marked box 3, please complete Addendum A, attached hereto, and return it with this Subscription Agreement. If Addendum A is not received with this Subscription Agreement, your subscription will not be accepted.

6	SUBSTITUTE FORM W-9

Substitute Form W-9: I HEREBY CERTIFY Under penalty of perjury:
(i)	that the taxpayer identification number shown in Section 3 of the Subscription Agreement is correct,
(ii)

that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(iii)	I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification Instructions: You must cross out item (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature	Date

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CAPVIEW RESIDENTIAL INCOME – FUND VII, LP SUBSCRIPTION AGREEMENT

7	INVESTOR REPRESENTATIONS, WARRANTIES AND COVENANTS

I, ___________________________________________ (insert name of investor) acknowledge that I have received the Offering Circular, dated ___________, 2021, and all exhibits thereto, filed with the Securities and Exchange Commission (“SEC”) as part of the Offering Statement on Form 1-A, relating to the offering of units of limited partnership interest issued by Capview Residential Income - Fund VII, LP, a Delaware limited partnership. The Units are being offered on the terms and in the manner described in the Offering Circular to investors meeting the suitability requirements under Regulation A promulgated under Securities Act, who are acceptable to the Partnership. Investors subscribing for Units will be subject to the provisions of the Amended and Restated Limited Partnership Agreement of the Fund.

Capitalized terms used in this Subscription Agreement will have the meanings given to such terms in the Offering Circular. If I am executing this Subscription Agreement on behalf of a partnership, limited liability company, corporation, trust or other entity, representations, acknowledgments and warranties made by me herein are deemed to be representations, acknowledgments and warranties of such entity.

1. Subscription. Subject to the terms and conditions hereof and the provisions of the Offering Circular, I hereby irrevocably subscribe for and agree to purchase Units in accordance with the terms and conditions of the Offering Circular and this Subscription Agreement. I hereby irrevocably (a) tender payment to the Partnership in the amount set forth in Section 1 of this Subscription Agreement to cover the subscription price of the Units I intend to purchase along with (b) a duly completed and executed copy of this Subscription Agreement.

I acknowledge that the Signature Page in Section 8 of this Subscription Agreement will not become binding unless this Subscription Agreement is accepted by CRI Fund VII GP, LLC, the general partner of the Partnership. If this Subscription Agreement is accepted, I will be bound by the provision of the Partnership Agreement and the funds I have invested will be deposited into the Partnership’s operating account and will become available for use by the Partnership. If this Subscription Agreement is rejected, the funds I have invested will be returned promptly to me, without interest; and this Subscription Agreement will be rendered void and of no further force or effect.

I understand that (a) the General Partner will rely upon the accuracy and completeness of the information contained herein for the purposes of such determination, (b) the Units will not be registered under the Securities Act or any state securities registration statutes, (c) the completion of this Subscription Agreement does not constitute a binding commitment on the part of the General Partner to accept a subscription for Units from me, (d) the Units are subject to certain transfer restrictions and are not transferable and I will be required to hold the Units for an indefinite period of time, and (e) the Units will be subject to the provisions of the Partnership Agreement.

2. Acceptance of Subscription; Compliance with Partnership Agreement. I understand and agree that this Subscription Agreement is made subject to the following terms and conditions:

i.

The General Partner, in its sole discretion, has the right to accept or reject this Subscription Agreement in whole or in part, and my subscription will be accepted only when it is signed by the General Partner;

ii.	The General Partner has no obligation to accept this Subscription Agreement for Units in the order received; and

iii.	I ratify, adopt, accept and agree to be bound by the terms of the Partnership Agreement and to execute any and all further documents necessary in connection with becoming a Partner.

3. Representations and Warranties of Subscriber. I hereby represent and warrant to, and covenant with, the General Partner and the other Partners, and each governing person or equity owner of each of the foregoing, as applicable, that:

(a) I have all the requisite authority (and in the case of an individual, the capacity) to purchase the Units, enter into this Subscription Agreement and to perform all the obligations required to be performed by me under this Subscription Agreement and such actions have been authorized by all necessary corporate or other actions. Such purchase will not contravene any law, rule or regulation binding on me or any investment guideline or restriction applicable to me.

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CAPVIEW RESIDENTIAL INCOME – FUND VII, LP SUBSCRIPTION AGREEMENT

(b) I represent that either:

i.	I am an “accredited investor” under Rule 501 of Regulation D promulgated under the Securities Act, and meet each of the suitability standards set forth in the Offering Circular and any additional suitability standards required by the securities laws of the state of my residence, or

ii.

The purchase price set out in Section 1 of this Subscription Agreement, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of my annual income or net worth.

(c) In deciding to purchase the Units subscribed for hereby, I have relied solely upon my review of the Offering Circular and any supplemental information I received from the General Partner and independent investigations made by me, my purchaser representative(s), if any, and my advisors, if any, and have not relied upon oral statements of the General Partner or its agents.

(d) The Partnership has, during the course of the Offering and before the sale of the Units, afforded me and my advisors, if any, the opportunity to ask questions of and receive answers from the General Partner concerning the terms and conditions of the Offering and to obtain any additional information from the General Partner, to the extent the General Partner possesses such information or could have acquired it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Offering Circular.

(e) I have received no written or oral representations or information from the General Partner which were in any way inconsistent with the information stated in the Offering Circular.

(f) No other person or entity has any right, title, interest, participation, or claim in or to the Units for which I am subscribing, except (as applicable) for any interest my spouse may have under community property laws.

(g) I am acquiring the Units for investment solely for my own account and without any intention of reselling, distributing, subdividing, or fractionalizing them, and have no present intention of reselling or otherwise disposing of any portion of the Units.

(h) I, either alone or together with my representatives, if any, have such knowledge and experience in financial and business matters, including the analysis of or participation in offerings of real estate investment programs, that I am capable of evaluating the merits and risks of an investment in the Units and have the ability to protect my interests in connection with such investment.

(i) If the undersigned is a partnership, corporation, trust or other entity, the undersigned was not organized for the specific purpose of acquiring the Units.

(j) I have carefully evaluated my financial resources and investments and am able to bear the economic risks of this investment for an indefinite period of time. I have a sufficient net worth to sustain a total loss of my entire investment in the Units if such loss should occur. My overall commitment to investments that are not readily marketable are not disproportionate to my individual net worth, and my investment in the Units will not cause such overall commitment to become excessive.

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CAPVIEW RESIDENTIAL INCOME – FUND VII, LP SUBSCRIPTION AGREEMENT

(k) I acknowledge that the purchase of the Units may involve legal, tax, and economic consequences and that the contents of the Offering Circular and any supplemental information I received from the General Partner does not contain tax advice. I am not relying on the Partnership, or any of its employees, agents or sub-agents with respect to the legal, tax, and economic considerations of an investment in the Units, and I have relied on the advice of, or have consulted with, only my own advisors, if any.

(l) If I am purchasing in an individual capacity, I am at least 21 years of age and a bona fide resident and domiciliary (not a temporary or transient resident) of the state or jurisdiction set forth in Section 3 hereto, have no present intention of becoming a resident of any other state or jurisdiction, and am not acquiring the Units as a nominee or agent or otherwise for any other person.

(m) I am not, nor will I at any time become, subject to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control List) that prohibits or limits the General Partner from making any advance or extension of credit to me or from otherwise conducting business with me. I agree to provide documentary and other evidence of my identity and the identity of any other joint subscriber as may be requested by the General Partner at any time to enable the General Partner to verify identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

(n) I understand that (i) the Partnership has no obligation or intention to register any Units for resale or transfer under the Securities Act or any state securities laws or to take any action (including the filing of reports or the publication of information as required by Rule 144 under the Securities Act) which would make available any exemption from the registration requirements of any such laws, and (ii) I therefore may be precluded from selling or otherwise transferring or disposing of any Units or any portion thereof for an indefinite period of time or at any particular time.

The foregoing representations and warranties, together with all other representations and warranties made or given by me in any other written statement or document delivered in connection with the Offering, are true and correct in all respects on and as of the date of the admission of the undersigned to the Partnership as if made on and as of such date and will survive such date indefinitely.

4. Acknowledgements. I hereby acknowledge and understand that:

(a) This Offering has not been approved by the SEC or any state securities agency and understand that no federal or state agency has passed upon the Offering or has made any finding or determination as to the fairness of the terms or the merits of an investment in the Partnership.

(b) Investment in the Partnership is speculative in nature and the involves significant risks, including the risk that I lose my entire investment.

(c) The Units have not been registered under the Securities Act, or under the securities laws of any state, and, therefore, cannot be re-sold unless they are subsequently so registered or an exemption from such registration is available. Additionally, I understand that the effectiveness of any sale or other disposition may be conditioned upon my providing to the Partnership an opinion of counsel satisfactory to the Partnership that such disposition can be made without registration under applicable securities statutes and laws.

(d) Any estimates or forward-looking statements or projections included in the Offering Circular were prepared by the General Partner in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the General Partner, its management or its affiliates and should not be relied upon.

(e) The Partnership must generate cash flow from its operations to be able to make cash distributions to the Partners and that it is uncertain whether the Partnership can generate any cash flow.

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CAPVIEW RESIDENTIAL INCOME – FUND VII, LP SUBSCRIPTION AGREEMENT

(f) Any transfer of the Units is subject to the terms and restrictions set forth in the Partnership Agreement.

(g) The information and explanations related to the terms and conditions of the Units provided in the documents related to the Offering of Units is not investment advice or a recommendation to purchase the Units.

(h) No assurances have been made to me by the General Partner or its manager, or any of their representatives or agents, regarding the tax advantages, if any, that may inure to the benefit of the Partners, nor has any assurance been made by any of those persons that existing tax laws and regulations will not be modified in the future, thus denying the Partners all or a portion of any tax benefits which they may hope to receive. I understand that the discussion of the tax consequences in the Offering Circular is limited and general in nature and that the tax consequences to me will depend on my particular circumstances.

(i) I have been encouraged to and should obtain independent legal, income tax and investment advice with respect to its subscription for these Units and accordingly, have had the opportunity to obtain any necessary advice as to the meanings of all terms contained herein relevant to myself for purposes of giving representations, warranties and covenants under this Subscription Agreement and in the Partnership Agreement.

5. Representations and Warranties of the Partnership. The Partnership represents and warrants to the Subscriber that as of the date of the closing of this Offering (the “Closing Date”):

(a) The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The Partnership has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, the Partnership Agreement and any other agreements or instruments required hereunder. The Partnership is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary.

(b) The execution, delivery and performance of this Subscription Agreement by the Partnership have been duly authorized by the Partnership and all other partnership action required to authorize and consummate the offer and sale of the Units has been duly taken and approved. This Subscription Agreement is valid, binding and enforceable against the Partnership in accordance with its terms; except as enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws or by legal or equitable principles relating to or limiting creditors’ rights generally, the availability of equity remedies, or public policy as to the enforcement of certain provisions, such as indemnification provisions.

(c) The Partnership knows of no pending or threatened legal or governmental proceedings to which the Partnership is a party which would materially adversely affect the business, financial condition or operations of the Partnership.

6. Indemnification. I acknowledge and understand the meaning and legal consequences of the representations, warranties, acknowledgements and agreements set forth herein and that the Partnership, the General Partner, and each member, manager, officer, director, controlling person, representative, agent, and/or employee of the foregoing, have relied or will rely upon such representations, warranties, and agreements, and I hereby agree to indemnify and hold harmless such persons, and each of them, from and against any and all losses, claims, damages, liabilities, or expenses, and any actions in respect thereof, joint or several, to which any such person may become subject, due to or arising out of a breach of any such representation, warranty, or agreement, together with all reasonable costs and expenses (including attorneys’ fees) incurred by any such person in connection with any investigation, action, suit, proceeding, demand, assessment, or judgment incident to any of the matters so indemnified against. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment, or agreement made herein by me shall in any manner be deemed to constitute a waiver of the rights granted to me under federal or state securities laws. All representations, warranties, and agreements contained in this Subscription Agreement, and the indemnification contained in this Section, will survive the acceptance of this Subscription Agreement and the sale of the Units.

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CAPVIEW RESIDENTIAL INCOME – FUND VII, LP SUBSCRIPTION AGREEMENT

7. Revocation. I agree that this Subscription Agreement may not be cancelled, terminated, or revoked, and will survive my death or disability and will be binding upon my heirs, executors, and administrators, and the successors and assigns of any entity on behalf of which I am executing this Subscription Agreement.

8. Assignment. I agree that I will not transfer or assign this Subscription Agreement, or any of my rights or interest herein or hereunder, and further agree that the transfer or assignment of any Units acquired pursuant hereto will be made only in accordance with the provisions hereof, the Partnership Agreement and all applicable laws.

9. General.

(a) All notices or other communications given or made hereunder shall be in writing and shall be delivered by hand delivery providing confirmation of receipt or by Federal Express or similar courier delivery or by U.S. Postal Service certified mail, return receipt requested, to the undersigned, at such address provide by the undersigned in Section 3 hereof, or to the General Partner, at 6119A Greenville Ave Suite 434, Dallas, TX 75206.

(b) An electronic signature or any electronic copy of a physical signature to this Agreement shall be given legal effect and deemed valid and binding on the person authorizing or transmitting such signature. and on any person or entity to whom the signature is attributable, whether or not such signature is encrypted or verified.

(c) This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the federal laws of the United States governing the private placement of securities, without reference to the laws of any other jurisdiction.

10. Jurisdiction and Venue. I consent to the exclusive jurisdiction of the United States District Court for the Northern District of Texas, Dallas Division and irrevocably agree that all proceedings arising out of or relating to this Subscription Agreement and my purchase of any Units shall be litigated in such court. I accept, generally and unconditionally, the exclusive and irrevocable jurisdiction and venue of the aforesaid court and waive any defense of forum non conveniens. Notwithstanding the foregoing, these jurisdiction and venue provisions shall not apply to federal securities law claims.

11. Delivery of Information. I understand that the Partnership intends to provide me with information about my investment and Partnership activities via unencrypted email.

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CAPVIEW RESIDENTIAL INCOME – FUND VII, LP SUBSCRIPTION AGREEMENT

8	SIGNATURES

THIS PAGE WILL ALSO CONSTITUTE THE INVESTOR’S SIGNATURE PAGE TO THE PARTNERSHIP AGREEMENT.

The undersigned, desiring to become a limited partner of the Fund, does hereby:

•	subscribe for and agree to purchase the number of Units set forth in Section 1 hereof upon acceptance of this Subscription Agreement by the Fund;

•

represent and warrant to the Fund and the General Partner that the information contained in this Subscription Agreement is complete and accurate and may be relied upon by the Fund and the General Partner;

•	agree to notify the General Partner immediately of any material change in any of such information occurring prior to any acceptance of this Subscription Agreement; and

•

acknowledge the terms and conditions of the Partnership Agreement, including the grant of the power of attorney provided therein, and does hereby accept and agree to be bound by the terms and conditions thereof;

I agree that (i) electronically signing and submitting any document(s) to the Fund legally binds me in the same manner as if I had signed in a non-electronic form, and (ii) the electronically stored copy of my signature, any written instruction or authorization and any other document provided to me by the Fund, is considered to be the true, accurate and complete record, legally enforceable in any proceeding to the same extent as if such documents were originally generated and maintained in printed form. I agree not to contest the admissibility or enforceability of the Fund’s electronically stored copy of this Subscription Agreement and any other documents. By using an electronic signature system to electronically sign and submit any document, I agree to the terms and conditions of this Subscription Agreement.

THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Executed on (date): ________________

For limited partners who are Individuals or Joint Tenants:	APPROVED AND ACCEPTED:
CAPVIEW RESIDENTIAL INCOME – FUND VI, LP
Signature of Member: __________________________________________
Printed Name: __________________________________________	By: CRI Fund VII GP, LLC, its sole general partner
By: Capview Holdings, LLC, its sole manager
Signature of Member: ___________________________
Printed Name: _____________________________	By: ________________________________
Printed Name: __________________________________
For limited partners that are Corporations, Partnerships,	Its: ______________________________________________
Trusts, Limited Liability Companies, Other Entities:	Date: ______________________________________________________

Name of entity signing on behalf Of limited partner (if applicable): _______________________________

Signature of authorized signatory: ____________________________
Printed name of authorized signatory: ___________________________
Title of authorized signatory: ___________________________

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CAPVIEW RESIDENTIAL INCOME – FUND VII, LP SUBSCRIPTION AGREEMENT

9	ADDENDUM A – ACCREDITED INVESTOR QUESTIONAIRE

THIS SECTION IS REQUIRED ONLY FOR ACCREDITED INVESTORS.

If you marked Box 3 in Section 5, Investor Eligibility Certifications, please complete this Addendum A.

If a natural person, I hereby represent and warrant that (check box as appropriate):

1)	☐ I have an individual net worth, or joint net worth with my spouse or spousal equivalent (i.e., a cohabitant occupying a relationship generally equivalent to that of a spouse), of more than $1,000,000, excluding the equity value of my primary residence;
2)	☐ I have individual income in excess of $200,000 or joint income with my spouse or spousal equivalent in excess of $300,000, in each of the two most recent years and I have a reasonable expectation of reaching the same income level in the current year;
3)	☐ I am a director, executive officer, or general partner of the Fund, or any director, executive officer, or general partner of a general partner of the Fund;
4)	☐ I hold in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or
5)	☐ I am a ‘‘knowledgeable employee,’’ as defined in rule 3c–5(a)(4) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), of the Fund where the Fund would be an investment company, as defined in section 3 of the Investment Company Act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of the Investment Company Act.

If other than a natural person, I represent and warrant that I am: (mark as appropriate):

6)	☐ an organization described in Section 501(c)(3) of the Internal Revenue Code, as amended (the “Code”), a corporation, Massachusetts or similar business trust, limited liability company, partnership, or organization described in Code Section 501(c)(3), not formed for the specific purpose of acquiring Units, with total assets over $5,000,000;
7)	☐ a trust, with total assets over $5,000,000, not formed for the specific purpose of acquiring Units and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Units as described in Rule 506(b) (2)(ii) under the Securities Act;
8)	☐ a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended;
9)	☐ an investment company registered under the Investment Company Act or a business development company (as defined in Section 2(a)(48) of the Investment Company Act);
10)	☐ a small business investment company licensed by the Small Business Administration under Section 301(c) or (d) or the Small Business Investment Act of 1958, as amended;
11)	☐ an employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if such employee benefit plan has total assets over $5,000,000 or, if a self- directed plan, with investment decisions made solely by persons who are accredited investors;
12)	☐ a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”));
13)

☐ a bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, or any insurance company as defined in Section 2(a)(13) of the Securities Act;

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CAPVIEW RESIDENTIAL INCOME – FUND VII, LP SUBSCRIPTION AGREEMENT

14)

☐ a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets of more than $5,000,000;

15)	☐ an entity (including an Individual Retirement Account) in which all of the equity owners are accredited investors;
16)	☐ an entity, of a type not listed in (6) through (15) above, not formed for the specific purpose of acquiring the Investment, owning investments in excess of $5,000,000;
17)	☐ a “family office,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the Units, and (iii) whose prospective investment in the Fund is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or
18)	☐ a “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act of a family office meeting the requirements in (17). above and whose prospective investment in the Fund is directed by such family office pursuant to (17)(iii) above.

THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Executed on (date): ________________

For limited partners who are Individuals or Joint Tenants:

Signature of Member: ____________________________
Printed Name: ______________________________________

Signature of Member: _________________________________________
Printed Name: _______________________________________________

For limited partners that are Corporations, Partnerships, Trusts, Limited Liability Companies, Other Entities:

Name of entity signing on behalf of limited partner (if applicable): ________________________________

Signature of authorized signatory: _____________________________________________
Printed name of authorized signatory: __________________________________________
Title of authorized signatory: ________________________________________________

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 APPENDIX B

FORM OF AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

CAPVIEW RESIDENTIAL INCOME – FUND VII, LP,
a Delaware limited partnership

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AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

CAPVIEW RESIDENTIAL INCOME – FUND VII, LP,
a Delaware limited partnership

THE LIMITED PARTNERSHIP INTERESTS REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES ACT OF THE STATES OF DELAWARE OR THE SECURITIES LAWS OF ANY OTHER STATE IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION AS PROVIDED IN THOSE STATUTES. THE LIMITED PARTNERSHIP INTERESTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES ACT OR UNLESS EXEMPTIONS FROM REGISTRATION UNDER SUCH ACTS ARE AVAILABLE. THE TRANSFERABILITY OF AN INTEREST IN THE PARTNERSHIP BY A LIMITED PARTNER IS ALSO RESTRICTED BY ARTICLE VIII OF THIS AGREEMENT. EACH LIMITED PARTNER HAS MADE CERTAIN REPRESENTATIONS AND WARRANTIES TO THE GENERAL PARTNER AND HAS AGREED THAT IT WILL NOT SELL OR OTHERWISE DISPOSE OF ITS LIMITED PARTNERSHIP INTEREST WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID STATUTES AND THE RULES AND REGULATIONS THEREUNDER.

This Amended and Restated Limited Partnership Agreement of Capview Residential Income – Fund VII, LP (this “Agreement”) is made and entered into effective as of [____________], 2021, by and among CRI Fund VII GP, LLC, a Texas limited liability company, as the general partner (the “General Partner”), and each of the Persons who execute this Agreement as limited partners (herein sometimes referred to individually as a “Limited Partner” and collectively as the “Limited Partners”) of Capview Residential Income – Fund VII, LP, a Delaware limited partnership (the “Partnership”). The General Partner and the Limited Partners are collectively referred to as the “Partners” and individually as a “Partner.”

WHEREAS, the Partnership was formed under the name “Capview Residential Income – Fund VII, LP” as a limited partnership pursuant to the Act (defined below) by the filing of a Certificate of Limited Partnership with the Secretary of State of the State of Delaware on January 25, 2021;

WHEREAS, in connection with the formation of the Partnership, the partners of the Partnership entered into the Agreement of Limited Partnership of Capview Residential Income – Fund VII, LP, dated as of January 25, 2021 (as amended to date, the “Original Agreement”);

WHEREAS, pursuant to Section 9.1 of the Original Agreement, the Partners wish to amend and restate the Original Agreement in its entirety to include amendments which have been approved by all of the Partners.

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NOW, THEREFORE, for and in consideration of the foregoing and the respective covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, amend and restate in its entirety the Original Agreement as follows:

CONTINUATION

1. The parties to this Agreement hereby continue the Partnership pursuant to the Act in accordance with the terms and conditions of this Agreement. Upon the request of the General Partner, the parties shall execute promptly all certificates and other documents that are needed to enable the General Partner to accomplish all filing, recording, publishing and other acts necessary or appropriate to comply with all requirements for the continuation of the Partnership under the laws of the State of Delaware.

2. The General Partner shall take such action as may be necessary or appropriate to qualify the Partnership under the laws of the States and jurisdictions in which it may operate, and the General Partner shall file or cause to be filed for recordation in the office of the appropriate authorities of the States and jurisdictions in which it operates such certificates and other documents as are required by the applicable statutes, rules or regulations of such States or jurisdictions.

ARTICLE I

DEFINED TERMS

The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article.

Section 1.1 Definitions. When used in this Agreement, the following terms will have the meanings set forth below.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as now in effect and as hereafter amended.

“Adjusted Capital Account” means the Capital Account maintained for each Partner which is determined as of the end of each Fiscal Year, or other appropriate occasion, (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or Regulation § 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation §§ 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulation §§ 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulation § 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Fiscal Year or other appropriate occasion.

“Affiliate” or “Affiliated” means, with respect to any Person: (a) a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person in question, (b) any Person who owns, directly, or indirectly through one or more intermediaries, twenty percent (20%) or more of all equity interests in such Person, (c) any Person who is a spouse, ancestor, descendant or sibling of the Person in question, or a trust created for the primary benefit of such Person or the spouse, ancestor, descendant or sibling of such Person, and/or (d) any Person’s managers, directors, officers and/or similar senior level employees. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or interests, by contract, or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

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“Agreement” means this Amended and Restated Limited Partnership Agreement of Capview Residential Income – Fund VII, LP.

“Approve”, “Approved by”, “Approval of”, “Approval” means with respect to the Limited Partners, the consent of Limited Partners which own in excess of fifty percent (50%) of the Units (excluding from this calculation Units held by the General Partner or any of its Affiliates).

“Asset” means any interest of the Partnership in any property or asset of any kind or nature whatsoever, regardless of whether such interest may be tangible, intangible, mature, inchoate, contingent, unliquidated, asserted, or certain.

“Attorney-in-Fact” shall mean the General Partner, any Liquidator (and any authorized partners, officers and attorneys-in-fact thereof), in each case with power of substitution, appointed and constituted as such by each Partner in accordance with the terms and provisions contained herein.

“Benefit Plan Investor” has the meaning set for in Section 7.6.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Dallas, Texas are authorized or required by law to close.

“Capital Account” means, with respect to any Partner, an account that initially has a balance equal to the initial Capital Contribution of such Partner as reflected in the books and records of the Partnership and that is increased by (i) the amount of additional cash and the fair market value of any additional property subsequently contributed by such Partner to the capital of the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume or to take subject to under Section 752 of the Code), (ii) the amount of any Net Profits allocated to such Partner from and after the date hereof pursuant to Section 5.2, and (iii) the amount of any special allocations of income or gain to such Partner pursuant to Section 5.4, and decreased by (a) the amount of money distributed to such Partner by the Partnership from and after the date hereof in respect of the Partnership Interest of such Partner, (b) the amount of the fair market value of any property distributed to such Partner by the Partnership from and after the date hereof (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Section 752 of the Code), (c) the amount of any Net Losses allocated to such Partner from and after the date hereof pursuant to Section 5.3, and (d) the amount of any special allocation of deductions or losses to such Partner pursuant to Section 5.4.

If the Partnership at any time distributes any of its Assets in-kind to any Partner, the Capital Account of each Partner shall be adjusted to account for that Partner’s allocable share (as determined under Article V below) of the income, gain, loss and deduction that would have been realized by the Partnership had it sold the Assets distributed for their respective fair market values immediately prior to their distribution. The Capital Accounts of the Partners shall also be adjusted to reflect a revaluation of the Partnership’s Assets to their fair market values on the date of adjustment upon the occurrence of any of the following events:

(1)	An increase in any new or existing Partner’s Partnership Interest resulting from the contribution of money or property by such Partner to the Partnership including a conversion of debt into a Partnership Interest;

(2)	Any reduction in a Partner’s Partnership Interest resulting from a distribution to such Partner in consideration of all or part of his Partnership Interest, unless such distribution is pro rata to all Partners in accordance with their respective Sharing Ratios; and

(3)	Whenever else allowed under Regulations Section 1.704-1(b)(2)(iv)(f).

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The adjustments to Capital Accounts shall reflect the manner in which the unrealized income, gain, loss and deduction inherent in the property would be allocated if there were a disposition of the Partnership’s property at its fair market value on the date of adjustment.

A Partner’s Capital Account shall not be adjusted to reflect gain or loss attributable to the disposition of property contributed by such Partner to the extent such Partner’s Capital Account reflected such inherent gain or loss in the property on the date of its contribution to the Partnership.

The foregoing Capital Account definition and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation § 1.704-1(b),and shall be interpreted and applied in a manner consistent with such Regulations.

“Capital Contribution” means, with respect to any Partner, the amount of cash and/or the fair market value of any property which such Partner contributes or is deemed to contribute to the capital of the Partnership in accordance with the provisions of this Agreement.

“Capital Transaction” shall mean a transaction pursuant to which (i) the Partnership borrows funds (other than ordinary and necessary trade debt), (ii) Assets of the Partnership are sold, exchanged, or otherwise disposed of (other than immaterial amounts of Assets in the ordinary course of business), (iii) the Partnership receives distributions in respect of a Capital Transaction undertaken by any entity in which the Partnership is directly or indirectly an equity investor, (iv) the Partnership effects any other transaction which, in accordance with GAAP, is considered capital in nature, or (v) the refinancing of Partnership indebtedness; provided, however, that neither the receipt by the Partnership of Capital Contributions nor a Liquidating Event shall be deemed Capital Transactions.

“General Partner’s Carried Interest” means, with respect to any Unit, the amount that would be owed to the General Partner pursuant to Sections 6.2(b) with respect to such Unit upon a hypothetical

Liquidating Event.

“Certificate” means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms of this Agreement and the Act.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Debt” of any Person at any date, without duplication, means (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables, accrued expenses, and equipment leases incurred in the ordinary course of business); (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (v) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities in respect of obligations of the kind referred to in subsections (i) through (iv) of this definition; and (vi) all obligations, contingent or otherwise, of such Person guaranteeing or having the effect of guaranteeing any Debt or other obligation payable or performable by another Person in any manner, whether directly or indirectly, in respect of obligations of the kind referred to in subsections (i) through (v) above.

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“Distribution Shortfall” has the meaning set for in Section 6.4.

“Estimated Tax Liability” means, with respect to each Partner for each Fiscal Year or other period of the Partnership, an amount equal to the product of (i) such percentage rate reasonably determined each year by the General Partner in consultation with the Partnership’s accountant to equal the effective marginal rate of combined local, state, federal income tax and federal Medicare tax (imposed by Code Section 1411 on income and gain allocated by the Partnership) applicable to the Partners, after taking into consideration the character and amount of income and gains recognized by the Partnership during the Fiscal Year to which such determination relates, times (ii) the amount of a Partner’s share of Net Profits for each Fiscal Year of the Partnership allocated pursuant to Sections 5.2 or 5.4 hereof for such Fiscal Year (or other period).

“Fiscal Year” means the calendar year.

“GAAP” means generally accepted accounting principles.

“General Partner” means CRI Fund VII GP, LLC, a Texas limited liability company, for so long as it remains a general partner in accordance with this Agreement and the Act, and any other Person admitted pursuant to this Agreement in the capacity of general partner, for so long as such Person remains as a general partner in accordance with this Agreement and the Act; and (subject to the foregoing) “General Partners” means all General Partners.

“Indemnitee” means each of the Liquidator, the Partners and any partner, member, manager, shareholder, director, officer, Affiliate, employee or agent of such Partner.

“IRS” means the Internal Revenue Service.

“Lien” means any mortgage, pledge, hypothecation, assignment (as security), deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest, or any preference, priority or other security agreement or preferential arrangement having substantially the same economic effect as any of the foregoing (including any conditional sale or other title retention agreement and any capital lease).

“Limited Partner” means each Person who has been admitted to the Partnership as a limited partner, and whose name appears in the Partnership’s books and records as a limited partner, for as long as each such Person remains a limited partner in accordance with this Agreement and the Act. “Limited Partners” means all Limited Partners.

“Liquidating Event” shall mean the sale or exchange of all or substantially all of the assets of the Partnership, or any other transaction which, individually or together with any similar transaction or transactions, results in the disposition of all or substantially all of the Assets of the Partnership and occurs in the course of liquidation of the Partnership or upon and with respect to which event the Partnership will be dissolved and wound up. The General Partner’s designation of an event as a Liquidating Event shall be binding upon the Partners and the Partnership absent manifest error.

“Liquidator” shall mean the General Partner or, in the event there is no general partner, any Person Approved by the Limited Partners to oversee the winding up of the Partnership in accordance with Section 9.2.

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“Net Profits and Net Losses” means, for each Fiscal Year or other period, an amount equal to the Partnership’s taxable income or loss, as the case may be, for such year or period, determined in accordance with Section 703(a) of the Code (and for this purpose, all items of income, gain, loss, and deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss); provided, however, for purposes of computing such taxable income or loss:

(a) The computation of all items of income, gain, loss, and deductions shall be made without regard to any basis adjustment, under Section 743 of the Code, which may be made by the Partnership;

(b) Any receipts of the Partnership that are exempt from federal income tax and are not otherwise included in taxable income or loss shall be added to such taxable income or reduce such loss;

(c) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Regulation § 1.704-1(b), and not otherwise taken into account in computing Net Profits and Net Losses, shall be subtracted from such taxable income or added to such loss; and

(d) There shall be added to such taxable income or loss those losses and deductions which are specially allocated pursuant to Section 5.4, and there shall be subtracted from such taxable income or loss those items of income and gain which are specially allocated under Section 5.4.

“Nonrecourse Deductions” has the meaning set forth in Regulation § 1.704-2(b)(1).

“Nonrecourse Liability” has the meaning set forth in Regulation § 1.752-1(a)(2).

“Operating Expenses” means, to the extent then due and payable, all reasonable ordinary, customary, and necessary direct costs, expenses, or charges with respect to the operation of the Partnership, including, without limitation, all payments with respect to Partnership indebtedness and administrative costs to administer the Partnership and this Agreement, including costs for financial and tax return preparation, reporting, and filing; provided, however, that Operating Expenses shall not include amounts payable to Affiliates of the General Partner or the Limited Partners except for amounts set forth in this Agreement and payments upon terms and conditions that are substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties.

“Partner” means any of the General Partner(s) or the Limited Partner(s), and “Partners” means General Partner(s) and Limited Partner(s).

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the partnership minimum gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulation § 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulation § 1.704‑2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulation § 1.704-2(i).

“Partnership” means the limited partnership formed pursuant to this Agreement under the Act.

“Partnership Capital Event Receipts” means all cash funds actually received by the Partnership from or attributable to a Capital Transaction, after payment of all due and payable Debt obligations, closing costs, fees (including disposition fees and asset management fees) and commissions, and the funding of reserves established by the General Partner. Partnership Capital Event Receipts may, at the General Partner’s discretion, be (i) reinvested by the Partnership to acquire new Properties, (ii) used to repay Debt, or (iii) distributed to the Partners pursuant to Section 6.1.

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“Partnership Cash Flow Receipts” means all cash funds actually received by the Partnership from the cash flow attributable to the conduct of its operations, less all Operating Expenses and reserves established by the General Partner. Notwithstanding the foregoing, Partnership Cash Flow Receipts shall not include Capital Contributions received by the Partnership and Partnership Capital Event Receipts.

“Partnership Interest” means the entire interest in the Partnership held by any Partner (including any and all economic, managerial and/or voting or consent rights relating thereto).

“Partnership Minimum Gain” has the meaning set forth in Regulation § 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulation § 1.704-2(d).

“Permitted Transfer” means a Transfer of a Partnership Interest (or any fractional portion thereof) by a Partner to a child or grandchild (whether through marriage, adoption or otherwise), sibling (whether through marriage, adoption or otherwise), parent, or spouse of such Partner, or to any trust or family partnership for the sole benefit of any such family member or members, or to any Affiliate of such Partner.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, limited liability company, joint stock company, joint venture, association or other entity, or any government, or any agency or political subdivision thereof.

“Property” means each parcel of real property acquired, directly or indirectly, by the Partnership in furtherance of the Partnership’s purposes set forth in Section 2.1(a). “Properties” shall mean each Property collectively.

“Regulations” shall mean the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Regulations shall include any corresponding provision or provisions of succeeding, similar, or substitute final Regulations.

“Regulatory Allocations” shall have the meaning specified in Section 5.4(i).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sharing Ratio” means with respect to any Limited Partner the percentage determined by dividing the number of Units held by such Limited Partner by the total number of Units held by all Limited Partners.

“Transfer” means a sale, assignment, transfer, gift, Lien, exchange or any other conveyance or disposition by law or otherwise, voluntarily or involuntarily.

“Unit” means each interest in the Partnership issued as a result of a Capital Contribution of $1,000.00 by a Limited Partner to the Partnership for its Limited Partnership Interest in the Partnership. The General Partner, in its discretion, may cause the Partnership to issue fractional Units.

“Unreturned Capital Contributions” means the aggregate Capital Contributions made by a Limited Partner to the Partnership, minus any and all distributions made by the Partnership to the Limited Partner under Section 6.2(a).

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ARTICLE II

GENERAL PROVISIONS

Section 2.1 Purpose. Subject to the terms contained in 7.1, the purposes of the Partnership are to engage exclusively in the following activities: (a) to purchase, lease and sell single family residential rental properties under a long term master lease with an Affiliate of the General Partner; (b) to incur indebtedness or other liabilities in connection with the Partnership’s investments as set forth in this Section 2.1 and to pledge some or all of its Assets as security therefor; (c) to exercise the Partnership’s rights and satisfy the Partnership’s obligations under this Agreement and all other contracts and agreements entered into by the Partnership in furtherance of the activities described in this Section 2.1; and (d) to engage in any activity and to exercise any powers which are incidental to, or connected with, the foregoing and necessary, suitable or convenient to accomplish the foregoing.

Section 2.2 Powers. Subject to the terms and conditions of this Agreement, the Partnership shall be empowered to do any and all acts necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.

Section 2.3 Name. The name of the Partnership shall be Capview Residential Income – Fund VII, LP, a Delaware limited partnership, under which all business affairs of the Partnership shall be conducted except to the extent the Partnership adopts and uses an assumed name in compliance with applicable laws.

Section 2.4 Names and Addresses of Partners. The name and address of the General Partner is set forth opposite its name on the signature page hereto. The names and addresses of the Limited Partners are set forth in the Partnership’s books and record, which may be amended from time to time.

Section 2.5 Place of Business. The Partnership’s principal place of business shall be 6119A Greenville Ave, Suite 434, Dallas, Texas 75206, or such other location as the General Partner designates; and the Partnership may have such places of business as the General Partner determines to be appropriate.

Section 2.6 Certificate of Limited Partnership. The General Partner has caused the Certificate to be filed with the Secretary of State of the State of Delaware.

Section 2.7 Additional Filings. The Partnership shall make any filings or disclosures required by the laws of any other state with respect to the qualification of the Partnership as a foreign limited partnership under the internal laws of each such state.

Section 2.8 Ownership. The Partnership Interest of each Partner shall be personal property for all purposes. All property and interests in property, real or personal, owned by the Partnership shall be deemed owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property or interest owned by the Partnership except as a Partner in the Partnership.

Section 2.9 Term. Unless dissolved sooner pursuant to Section 9.1, the Partnership will begin the process of dissolving and winding up its operations on the fifth anniversary of the date hereof; provided, however, that the General Partner may, upon written notice delivered to the Partners not less than twenty (20) days prior to such date, extend the term of the Partnership for up to one additional year.

Section 2.10 Registered Office; Registered Agent. The address of the registered office of the Partnership in the State of Delaware is 9 E. Loockerman Street, Suite 311, Dover, Delaware 19901, County of Kent and the name of the registered agent for service of process on the Partnership at such address is Registered Agent Solutions, Inc. The General Partner may change the registered office and the registered agent. The General Partner shall promptly notify all Partners of any such change.

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Section 2.11 Authorization. Each of the Partners hereby approves and authorizes the General Partner to execute and deliver for and on behalf of the Partnership any and all other documents required by or consistent with the purposes of the Partnership as defined herein, and the performance of all obligations hereunder and thereunder. The Limited Partners acknowledge and agree that the General Partner may not own an economic interest in the Partnership, but it shall nevertheless be a Partner in the Partnership and the sole General Partner.

Section 2.12 Valuations. For purposes of determining the value of any Asset, Assets that are not securities and those securities which are not listed on a public exchange shall be assigned such value as the General Partner may determine in its sole discretion, and such value shall be final, binding and conclusive; provided, however, if there is a dispute between a Limited Partner and the General Partner on the value determined for an Asset, and such dispute is over a material amount, then the General Partner shall retain a qualified, reputable appraiser to make an independent valuation of the Asset. Securities that are listed on a national securities exchange shall be valued at their closing sales price on the trading day immediately prior to the date of distribution or need for valuation, or the closest trading day thereto if no sales occurred on such trading day. The General Partner may from time to time seek valuation assistance from unrelated professionals.

ARTICLE III

CAPITAL CONTRIBUTIONS

Section 3.1 Capital Contributions.

(a) Limited Partners. Each Limited Partner shall, with respect to each Unit (or partial Unit) acquired by such Limited Partner, make a Capital Contribution of cash or, if approved by the General Partner in its sole discretion, property with a fair market value, equal to $1,000.00 (or such applicable fraction of $1,000.00 for each partial Unit) payable in full upon subscription and admittance to the Partnership as a Limited Partner by the General Partner. The General Partner may accept or reject any subscriptions received from potential Limited Partners in its sole discretion.

(b) Additional Capital Contributions. No Limited Partner shall be required to make any Capital Contribution to the Partnership in excess of its initial Capital Contribution under Section 3.1(a). The General Partner may, however, accept Capital Contributions from the Partners from time to time as it may determine appropriate. The Partnership will issue to the Partners contributing such additional Capital Contributions one (1) Unit (or fraction thereof) for a purchase price equal to the fair market value per Unit (or fraction thereof), as determined in good faith by the General Partner, for the Capital Contributions so contributed.

Section 3.2 Issuance of Additional Units. The General Partner is authorized to sell additional interests in the Company, which may include but shall not be limited to Units on such terms and conditions, and for such consideration, as may be determined by the General Partner in its sole discretion. Any purchaser of such additional equity interest shall be required to execute a joinder agreement pursuant to which such purchaser agrees to become bound by and subject to the provisions of this Agreement. The Board shall reflect the issuance of any issuances of additional interests in the books and records of the Partnership.

Section 3.3 Return of Capital. Other than as provided in Article VI and Article IX, no Partner shall have the right to demand or receive the return of such Partner’s Capital Contributions to the Partnership, even in the event of withdrawal, regardless of whether or not such withdrawal is permitted under, or is in breach of, this Agreement.

Section 3.4 Interest on Capital Contributions. No Partner shall receive any interest on such Partner’s Capital Contributions or such Partner’s Capital Account, notwithstanding any disproportion therein as between the Partners, it being understood that payments to be made hereunder with respect to a Partnership Interest are not to be deemed interest.

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Section 3.5 Partner Loans. Any Partner, with the consent of the General Partner, may lend money to the Partnership. The General Partner or its Affiliates may lend money to the Partnership in order to provide short-term financing to finance liquidity needs that might arise from timing differences between the purchase by the Partnership of a Property and the receipt by the Partnership of Capital Contributions from Limited Partners. Loans to the Partnership made by the General Partner or its Affiliates for any other purpose must be Approved by the Limited Partners. The terms and conditions of any such loan will be no worse for the Partnership that those of a comparable loan the Partnership could obtain from an unaffiliated third party. If the General Partner or any Limited Partner with the consent of the General Partner, makes any loan or loans to the Partnership, the amount of any such loan shall not be treated as a contribution to the capital of the Partnership, but shall be a debt due from the Partnership. Any Partner’s loan to the Partnership shall be repayable out of the Partnership’s cash and shall bear interest at such rate as may be mutually agreed upon by the General Partner and the Partner loaning money to the Partnership. None of the Partners, or any of their Affiliates, shall be obligated to loan money to the Partnership. Repayment of all outstanding principal and accrued but unpaid interest on any Partner loan shall be repaid by the Partnership prior to distributions of Partnership Cash Flow Receipts and Partnership Capital Event Receipts to the Partners pursuant to Section 6.1.

ARTICLE IV

ACCOUNTING; BOOKS AND RECORDS; TAX MATTERS

Section 4.1 Records. The General Partner shall maintain for the Partnership books and records in accordance with the accrual method of accounting for Federal income tax purposes. All books and records shall be maintained at the Partnership’s office. Any Partner shall be allowed access to review the records and books of account of the Partnership for a purpose reasonably related to such Limited Partner’s Partnership Interest at the Partnership’s office (or such other location designated by the General Partner in its sole discretion) during regular business hours, at its expense and upon five (5) Business Days’ notice to the General Partner. Each Limited Partner agrees that such books and records contain confidential information of the Partnership and agrees not to use or disclose any such confidential information except with the prior written consent of the General Partner, which may be given or withheld in its sole discretion, or if required by law.

Section 4.2 Reports.

(a) As soon as practicable but in no event later than September 28th of each calendar year, the General Partner shall deliver to all Partners unaudited, internally-prepared financial statements for the Partnership for the six-month period ended June 30th of such year, prepared in accordance with generally accepted accounting principles. Such financial statements shall include a balance sheet of the Partnership as of June 30th of such year and statements of income statement and cash flows for the six-month period ended on June 30th of such year.

(b) As soon as practicable but in no event later than April 30th of each calendar year, the General Partner shall deliver to all Partners audited financial statements for the Partnership for such year prepared in accordance with generally accepted accounting principles. Such financial statements shall include a balance sheet of the Partnership as of the end of such fiscal year and statements of income statement and cash flows for such fiscal year.

(c) The General Partner shall use its reasonable efforts to deliver income tax-related information to the Partners by March 31st of each year for the previous year.

Section 4.3 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns required of the Partnership for federal and state income tax purposes.

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Section 4.4 Partnership Representative.

(a) The General Partner is hereby designated the “Partnership Representative” of the Partnership (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings.

(b) The Partners agree that the Partnership will elect the application of section 6226 of the Code in the event that it receives a “notice of final partnership adjustment” that would otherwise permit the IRS to collect from the Partnership a deficiency of tax, for each relevant year. The Partners covenant to take into account and report to the IRS any adjustment to their items for the reviewed year as notified to them by the Partnership in a statement furnished to them pursuant to section 6226(a) of the Code, in the manner provided in section 6226(b) of the Code, whether or not any of the Partners own any Partnership Interests in the year of the Partnership’s statement. Any Partner which fails to report its share of such adjustments on its tax return for its taxable year including the date of the Partnership’s statement as described immediately above shall indemnify and hold harmless the Partnership against any tax, interest and penalties collected by the IRS from the Partnership as a result of such Partner’s failure. The foregoing covenants and indemnification obligation of the Partners shall survive indefinitely and shall not terminate, without regard to any Transfer of a Partner’s Partnership Interest, withdrawal as a Partner, or liquidation, dissolution or termination of the Partnership.

(c) The Partnership shall reimburse the General Partner for all expenses incurred by it in connection with any administrative or judicial proceeding with respect to the tax liabilities of the Partners.

Section 4.5 Bank Accounts. The General Partner, in the name of the Partnership, shall open and maintain a special bank account or accounts in a bank, the deposits of which are insured by an agency of the United States Government, in which shall be deposited all funds of the Partnership. There shall be no commingling of the Assets of the Partnership with the assets of any other Person.

ARTICLE V

ALLOCATIONS

Section 5.1 Allocation of Net Profits and Net Loss. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Net Profits or Net Losses and each related item of income, gain, loss, deduction or credit shall, except as otherwise provided in the Regulations or this Article, be allocated for each Fiscal Year among the Partners in accordance with the further provisions of this Article.

Section 5.2 Net Profits. Net Profits shall be allocated among the Partners as follows:

(a) First, to the Partners in an amount equal to the Net Losses previously allocated to the Partners under Section 5.3(b) hereof (and not previously offset by allocations of Net Profits hereunder), pro rata in proportion to the Net Losses previously allocated to such Partners under Section 5.3(b) hereof.

(b) Next, to the Partners in an amount equal to the Net Losses previously allocated to the Partners under Section 5.3(a) hereof (and not previously offset by allocations of Net Profits hereunder), pro rata in proportion to any Net Losses previously allocated to such Partners under Section 5.3(a) hereof.

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(c) Thereafter, after giving effect to the allocations set forth in Section 5.4, among the Partners in such a manner so that the Capital Account balances of the Partners equal their respective rights to Partnership distributions pursuant to Section 6.1 and Section 6.2.

Section 5.3 Net Losses. Net Losses shall be allocated among the Partners as follows:

(a) First, to the Partners who have a positive balance in their Adjusted Capital Accounts, pro rata in proportion to the balances in their respective Adjusted Capital Accounts.

(b) Any remaining Net Losses shall be allocated to the Limited Partners, among such Limited Partners pro rata based on their respective Sharing Ratios.

Section 5.4 Regulatory Allocations.

(a) Minimum Gain Chargeback. Except as provided below, if there is a net decrease in Partnership Minimum Gain for a Fiscal Year, each Partner shall be specially allocated, before any other allocation of Partnership items for such Fiscal Year, items of Partnership income and gain, for such year (and, if necessary, for subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulation § 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to, and to the extent of, the respective amounts required to be allocated to each Partner pursuant thereto. The income allocated pursuant to this subsection (a) in any taxable year shall consist first of gains recognized from the disposition of property subject to one or more Nonrecourse Liabilities, and any remainder shall consist of a pro rata portion of other items of income or gain of the Partnership.

(b) Exceptions to Minimum Gain Chargeback. The allocation of gain or gross income otherwise required pursuant to Section 5.4(a) shall not apply to a Partner to the extent that: (1) such Partner’s share of the net decrease in Partnership Minimum Gain is caused by a guarantee, refinancing or other change in the debt instrument causing it to become a partially or wholly recourse debt or a Partner Nonrecourse Debt, and such Partner bears the economic risk of loss (within the meaning of Regulation § 1.752-2) for such changed debt; (2) such Partner’s share of the net decrease in Partnership Minimum Gain results from the repayment of a nonrecourse liability of the Partnership, which repayment is made using funds contributed by such Partner to the capital of the Partnership; (3) the IRS waives the requirement of such allocation in response to a request for such waiver made by the General Partner on behalf of the Partnership (which request the General Partner may or may not make, if it determines that the Partnership would be eligible therefore); or (4) additional exceptions to the requirement of such allocations are established by revenue rulings issued by the IRS pursuant to Regulation § 1.704-2(f)(5), which exceptions apply to such Partner, as determined by the General Partner in its sole discretion.

(c) Partner Minimum Gain Chargeback. If during a Fiscal Year there is a net decrease in any Partner Minimum Gain, each Partner with a share of such Partner Minimum Gain determined in accordance with Regulation § 1.704-2(i)(5) as of the beginning of such year shall be allocated items of income and gain for the year (and, if necessary, succeeding years) in the manner and to the extent provided in Regulation § 1.704-2(i)(4).

(d) Qualified Income Offset. After applying Sections 5.4(a), (b) and (c) above, if a Partner unexpectedly receives any adjustment, allocation or distribution described in Regulation § 1.704-1(b)(2)(ii)(d)(4) through 1.704-1(b)(2)(ii)(d)(6) which causes an Adjusted Capital Account Deficit for the Partner, items of Partnership income and gain shall be specially allocated to the Partner in an amount sufficient to eliminate, to the extent required by Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible as of the end of the Partnership’s Fiscal Year to which such adjustment, allocation or distribution relates. This subsection (d) is intended to constitute a “Qualified Income Offset” provision within the meaning of Regulation § 1.704-1(b)(2)(ii)(d) and shall be interpreted and construed in a manner consistent with such Regulation. If a Partner has an Adjusted Capital Account Deficit, the Partner shall be allocated items of Partnership income and gain to equal the amount of such deficit as quickly as possible as of the end of such Fiscal Year.

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(e) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset under Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Regulations Section 1.704-1(b)(2)(iv)(m), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Regulations Section 1.704-1(b)(2)(iv)(m).

(f) Interpretation. The provisions of this Section are intended to comply with Regulations §§ 1.704-1(b) and 1.704-2 and shall be interpreted consistently with this intention. Any terms used in such provisions that are not specifically defined in this Agreement shall have the meaning, if any, given such terms in the Regulations cited above.

(g) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated among the Limited Partners in accordance with their Sharing Ratios.

(h) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions shall be allocated to the Limited Partner who bears the economic risk of loss with respect to the deductions.

(i) Curative Allocations. If any allocation of gain, income, loss, expense or any other item is made pursuant to this Section or otherwise on account of the requirements of the Code and/or the Regulations as in effect from time to time (in each such case a “Regulatory Allocation”), then, notwithstanding the provisions of this Article (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners (in the current and all subsequent years) so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

Section 5.5 Modification of Provisions Pertaining to Capital Account Allocations. The foregoing provisions of this Article relating to allocations for Capital Account adjustment purposes are intended to comply with Regulation 1.704-1(b),and shall be interpreted and applied in a manner consistent with such Regulation. Without limitation of the foregoing, it is the intent of the Partners that the allocations provided in this Article be treated as having “substantial economic effect” within the meaning of section 704(b) of the Code. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases thereto, or allocations are computed in order to comply with such Regulations, the General Partner may make such modification. The General Partner shall also make any appropriate modifications if unanticipated events might otherwise cause this Article not to comply with such Regulations. Notwithstanding the foregoing, however, the General Partner shall have no liability whatsoever to any Partner for any failure by the General Partner to exercise any discretion to make any such modification. Notwithstanding any other provision of this Section to the contrary, no amendment otherwise authorized by this Section shall, without the consent of the affected Partner, directly or indirectly have the effect of increasing the aggregate amount of Capital Contributions required of such Partner under the Agreement, or otherwise modifying the rights and interests of such Partner in any item of income, gain, loss, deduction or credit derived by the Partnership.

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Section 5.6 Tax Allocations – Section 704(c). In accordance with Code Section 704(c) and the related Regulations, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership, solely for tax purposes, will be allocated among the Partners so as to take account of any variation between the adjusted basis to the Partnership of the property for federal income tax purposes and the initial fair market value of the property. Any elections or other decisions relating to allocations under this Section will be made in any manner that the General Partner determines reasonably reflects the purpose and intention of this Agreement. Allocations under this Section are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Net Profits, Net Losses or other items or distributions under any provision of this Agreement.

ARTICLE VI

DISTRIBUTIONS

Section 6.1 Distribution of Partnership Receipts. Distributions made pursuant to this Section shall be made solely to the Limited Partners, pro rata in accordance with their Sharing Ratios (subject to any requirements of applicable law with respect to the priority of other creditors of the Partnership, if any). All Partnership Cash Flow Receipts shall be distributed quarterly, within 30 days after the end of such quarter. The General Partner may, but is not obligated to, distribute Partnership Capital Event Receipts to the Partners. If the General Partner determines to distribute Partnership Capital Event Receipts, it shall use its commercially reasonable efforts to make a preliminary distribution of Partnership Capital Event Receipts (subject to such reserves and holdbacks that the General Partner shall reasonably determine to be appropriate) no later than thirty (30) days after the closing of the Capital Transaction that resulted in such Partnership Capital Event Receipts. Any distributions under this Section will not constitute a return of Capital Contributions to the Limited Partners.

Section 6.2 Distribution of Partnership Liquidating Event Receipts. All proceeds from a Liquidating Event shall be paid or distributed in the following order of priority (subject to Section 9.2 and any requirements of applicable law with respect to the priority of other creditors of the Partnership, if any):

(a) First, to the Limited Partners, pro rata in accordance with their respective Sharing Ratios, until each Limited Partner has received aggregate distributions pursuant to Section 6.1 and this Section 6.2(a) to cause each Limited Partner to realize an 6.0% internal rate of return on its Capital Contributions to the Partnership (calculated using the XIRR function in Microsoft Excel for the period commencing on the date the Limited Partner’s Capital Contribution (or portion thereof) was received by the Partnership through the end of the calendar month ending immediately prior to the distribution(s) pursuant to this subsection (a)); and

(b) Next, the General Partner shall calculate the remaining proceeds from the Liquidating Event (less reserves to pay the expenses of liquidation}, and such remaining proceeds shall be equally allocated to each outstanding Unit of the Partnership. To calculate the General Partner’s Carried Interest, the General Partner shall then add to such allocated amount on a Unit by Unit basis (and solely for purposes of the calculation set forth in this subsection (b) and not for distribution), the aggregate dollar amount of Partnership distributions with respect to each such Unit in excess of the 6.0% internal rate of return (described in Section 6.2(a) above) over the term of each such Limited Partner’s investment in the Partnership. The General Partner shall then receive 20% of the amount allocated to each Unit; and

(c) Thereafter, the remaining proceeds from the Liquidating Event as allocated to each Unit of the Partnership pursuant to the first sentence of subsection (b) (after reduction by the payment to the General Partner as set forth in subsection (b)) shall be distributed to the holder of each such Unit.

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Upon a Liquidating Event, distributions of all Partnership Assets shall be made, subject to Section 9.2, to the Partners in accordance with this Section. Any property that is distributed in kind shall be deemed to have been sold immediately prior to the date of liquidation for its then fair market value and the gain or loss resulting therefrom shall be allocated to the Partners’ Capital Accounts in the manner set forth in Article V hereof. Upon liquidation prior to making any liquidating distributions hereunder, the Liquidator is hereby authorized and directed to make any and all special allocations of Net Profits, Net Losses, and items of Partnership gain, deduction and credit in a manner which results in the Partners’ respective Capital Accounts having balances equal to (or as close thereto as possible) the aggregate liquidating distribution that each such Partner would receive hereunder pursuant to this Section.

Section 6.3 Withheld Amounts. Notwithstanding any other provision of this Article to the contrary, each Partner hereby authorizes the Partnership to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership with respect to such Partner as a result of such Partner’s participation in the Partnership; if and to the extent that the Partnership shall be required to withhold or pay any such taxes, such Partner shall be deemed for all purposes of this Agreement to have received a payment from the Partnership as of the time such withholding or tax is paid, which payment shall be deemed to be a distribution with respect to such Partner’s Partnership Interest to the extent that such Partner (or any successor to such Partner’s Partnership Interest) is then entitled to receive a distribution. To the extent that the aggregate amount of such payments to a Partner for any period exceeds the distributions to which such Partner is entitled for such period, the amount of such excess shall be considered a loan from the Partnership to such Partner. Such loan shall bear interest (which interest shall be treated as an item of income to the Partnership) at the rate of eight percent (8%) per annum until discharged by such Partner by repayment, which may be made in the sole discretion of the General Partner out of distributions to which such Partner would otherwise be subsequently entitled. Any withholdings authorized by this Section shall be made at the maximum applicable statutory rate under the applicable tax law unless the Partners, other than such Partner, shall have received an opinion of counsel or other evidence satisfactory to such other Partners to the effect that a lower rate is applicable, or that no withholding is applicable.

Section 6.4 Distributions for Taxes. Notwithstanding Section 6.1, to the extent a Partner receives an allocation of Net Profits pursuant to Section 5.2 or other items of income or gain pursuant to Section 5.4, but would not otherwise receive a corresponding distribution of Partnership Cash Flow Receipts and Partnership Capital Event Receipts pursuant to Section 6.1 sufficient to pay such Partner’s Estimated Tax Liability (“Distribution Shortfall”), the Partnership shall (to the extent cash is available for distribution) distribute pro rata, based on each Partner’s respective Estimated Tax Liability, prior to making any distribution of Partnership Cash Flow Receipts and Partnership Capital Event Receipts pursuant to Section 6.1, a sufficient amount of Partnership Cash Flow Receipts and Partnership Capital Event Receipts (limited to the amount thereof), to satisfy such Distribution Shortfall for each Partner. Any distributions to a Partner under this Section 6.4 shall be treated as a preliminary distribution of future amounts due to such Partner under Section 6.1, and any future distributions to such Partner under Section 6.1 shall be adjusted so that, to the greatest extent possible, all distributions are according to Section 6.1 priorities. In the event that Partnership Cash Flow Receipts and Partnership Capital Event Receipts are insufficient to satisfy the distribution requirements of this Section 6.4 for a Fiscal Year, such deficiency shall be satisfied in the first subsequent Fiscal Year that Partnership Cash Flow Receipts and Partnership Capital Event Receipts exist. The General Partner shall use commercially reasonable efforts to reserve sufficient funds out of Partnership Cash Flow Receipts and Partnership Capital Event Receipts each year to fund the distributions contemplated by this Section 6.4.

Section 6.5 In Kind Distributions.

(a) Notwithstanding anything in this Agreement to the contrary but subject to the following sentence, the General Partner may, in its absolute discretion, distribute Assets of the Partnership in lieu of, or in addition to, cash at such times and in such amounts as determined by the General Partner in its sole discretion. At the time of such distribution, the General Partner shall establish the fair market value of the assets distributed in accordance with Section 2.12.

(b) Prior to a distribution of property (other than cash and other than in complete liquidation of the Partnership or a Partner's Partnership Interest), the Capital Accounts of the Partners shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not previously been reflected in the Capital Accounts), would be allocated among the Partners if there were a taxable disposition of the property on the date of distribution.

(c) If the distribution of property (other than cash) is to a Partner in complete liquidation of the Partner's interest in the Partnership or in liquidation of the Partnership, prior to such distribution, the Capital Accounts of all the Partners shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in all the Partnership's property (that has not previously been reflected in the Capital Accounts) would be allocated among the Partners if there were a taxable disposition of all such property on the date of the liquidating distribution.

(d) If the General Partner desires to distribute any Assets in kind to one or more Limited Partners but not to all of them, then such distribution must be (i) approved by the Limited Partners receiving such distribution, and (ii) Approved by the Limited Partners other than the Limited Partners receiving such distribution.

ARTICLE VII

GENERAL PARTNER, MANAGEMENT, AND OPERATIONS OF BUSINESS

Section 7.1 General Partner and Management. The General Partner shall be responsible for, and shall have the exclusive right and power, at Partnership expense, to manage Partnership affairs and control all decisions relating to the business and operations of the Partnership. Except as otherwise provided herein, no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under the Act and other applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desirable by the General Partner to conduct the business of the Partnership, to exercise all powers set forth in Section 2.2, and to effectuate the purposes set forth in Section 2.1.

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Section 7.2 Partnership Expenses; Reimbursement of, and Compensation to, the General Partner and Affiliates.

(a) The General Partner shall be responsible for all organizational and offering expenses incurred in connection with the formation of the Partnership and any offerings of equity interests in the Partnership. The Partnership shall bear and pay the General Partner an organizational and offering expense fee of 0.5% of the Capital Contribution contributed by each Limited Partner as payment for expenses incurred in connection with establishment of the Partnership and any offerings of equity interest in the Partnership, including, but not limited to, legal, finance, accounting, travel costs, filing fees and printing fees and expenses. All organizational and offering expenses in excess of such amount shall be borne by the General Partner.

(b) The General Partner shall be responsible for all marketing, distribution, and sponsorship expenses incurred in connection with any offerings of equity interest in the Partnership. The Partnership shall bear and pay the General Partner a marketing, distribution, and sponsorship expense fee of 0.5% of the Capital Contribution contributed by each Limited Partner as payment for expenses, including but not limited to, third party due diligence reports, marketing, distribution, and other related costs, incurred in connection with any offerings of equity interest in the Partnership. All marketing, distribution, and sponsorship expenses in excess of such amount shall be borne by the General Partner.

(c) The General Partner shall be responsible for all operating expenses incurred in connection with any activities or operations of the Partnership. The Partnership shall bear and pay the General Partner a sponsor operating expense fee of 2.0% of the purchase price of any Properties acquired by the Partnership as reimbursement for use of its personnel and internal resources in forming and managing the Partnership. All operating expenses in excess of such amount shall be borne by the General Partner.

(d) The Partnership shall bear and pay the General Partner an acquisition fee upon the acquisition of each Property equal to 4.0% of the gross purchase price of each such Property.

(e) The Partnership shall bear and pay the General Partner a disposition fee upon the sale or transfer of each Property equal to 1.5% of the gross sales/transfer proceeds of each such Property.

Section 7.3 Outside Activities of the Partners. Each Partner may be engaged in or have other business interests or other activities other than those relating to the Partnership (including business interests or other activities that are competitive with the business of the Partnership). The terms and provisions contained in this Agreement shall not limit the activities of Affiliates, partners, shareholders, members, managers, officers, directors or employees, of the Partners. The General Partner and its Affiliates shall have no obligation to offer any future investment opportunity to any of the Limited Partners, and no Limited Partner, by virtue of its purchase of Units, shall have any right to invest in any future investment opportunity created by the General Partner or any of its Affiliates.

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Section 7.4 Indemnification.

(a) Indemnification. The Partnership shall, to the fullest extent permitted by the Act, indemnify (and advance expenses to) each Indemnitee from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and other legal fees and expenses), judgments, fines, settlements, and other amounts (whether joint and/or several) arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, including those arising from the sole, comparative, or contributory negligence of the Indemnitees; provided, however, that the Partnership shall not indemnify any Indemnitee for fraud, intentional misconduct, knowing violation of the law or gross negligence of such Indemnitee. Any indemnification or advancement of expenses pursuant to this Section 7.4 shall be made only out of the Assets of the Partnership, and no Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.4.

(b) Expenses. The Partnership shall pay the expenses incurred by an Indemnitee in defending a civil or criminal action, suit or proceeding, other than an action brought by the Partnership, upon receipt of an undertaking by the Indemnitee to repay payments made by the Partnership if the Indemnitee is determined not to be entitled to indemnification as provided herein.

(c) Insurance. The Partnership will have the power to purchase and maintain insurance in reasonable amounts, as determined by the General Partner, on behalf of the Partnership and the Indemnitee against any liability incurred by them in their capacities as such, whether or not the Partnership has the power to indemnify them against such liability. The Partnership may purchase and maintain insurance for the protection of any Indemnitee against similar liabilities, whether or not the Partnership has the power to indemnify such Person against such liabilities.

(d) No Third Party Beneficiaries. The indemnification provided in this Section 7.4 is for the benefit of the Indemnitees and their respective executors, administrators, personal representatives, successors and assigns, and shall not be deemed to create any right to indemnification for any other Persons.

(e) Savings Clause. If all or any portion of this Section 7.4 shall be invalidated on any ground by a court of competent jurisdiction, then the Partnership shall nevertheless indemnify and hold harmless a Person to be indemnified pursuant to this Section 7.4 as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by any applicable portion of this Section 7.4 that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 7.5 Liability. The General Partner shall endeavor to perform its duties under this Agreement with ordinary prudence and in a manner reasonable under the circumstances. The General Partner shall not be liable to the Partnership or the Limited Partners for any loss or liability caused by any act, or by the failure to do any act, unless such loss or liability arises from the General Partner’s fraud, intentional misconduct, knowing violation of the law or gross negligence. In no event shall the General Partner be liable by reason of a mistake in judgment made in good faith, or action or lack of action based on the advice of legal counsel. Further, the General Partner shall in no event be liable for its failure to take any action unless it is specifically directed to take such action under the terms of this Agreement.

Section 7.6 Limitation on Issuance of Units to Qualified Plans. At no time may twenty-five percent (25%) or more of the Units be held by pension, profit sharing or stock bonus plans qualified under Section 401(a) of the Code (a “Benefit Plan Investor”). If at any time Benefit Plan Investors hold twenty-five percent (25%) or more of the Units in the Partnership, then the Partnership will have the right to redeem the Units of each Benefit Plan Investor, on a pro rata basis, for the fair market value thereof (as determined by the General Partner in its reasonable good faith) with cash, to the extent available, and a promissory note of the Partnership in respect of any remaining balance, until the total Units held by Benefit Plan Investors is reduced to less than twenty-five percent (25%) of the total Units then held by all Partners.

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Section 7.7 Limited Partners. The Limited Partners shall not participate in the management or control of the Partnership’s business, shall not transact any business for the Partnership, and shall not have the power to act for or bind the Partnership, such powers being vested solely and exclusively in the General Partner. No Limited Partner shall be bound by, or personally liable for, the expenses, liabilities, or obligations of the Partnership, except as provided in this Agreement, a separate written agreement or the Act. The right of the Limited Partners to consent to or Approve of certain matters under the provisions of this Agreement shall not be deemed a participation in the operation and management of the business of the Partnership, or the exercise of control over the Partnership’s affairs.

Section 7.8 Resolution of Conflicts of Interest. Any transaction between the Partnership, on the one hand, and the General Partner or any Affiliate of the General Partner, on the other hand, must be Approved by the Limited Partners; provided, however, that the Approval of the Limited Partners will not be required for (a) transactions expressly provided for in this Agreement (including the reimbursement and compensation set forth in Section 7.2), (b) master lease agreements between the Partnership, on the one hand, and any Affiliate of the General Partner, on the other hand, and (c) purchase or transfer agreements for the sale or conveyance of any Properties by the Partnership to any Affiliate of the General Partner, so long as the terms and conditions of any such purchase or transfer agreement are no worse for the Partnership as the those terms and conditions the Partnership could receive from an unaffiliated third party. Other than as provided in this Section, the Partnership shall not enter into, amend, restate, substitute, or modify, or make any other decision with respect to, any payment, contract, agreement, transaction, or other arrangement between (i) the Partnership, any Subsidiary or any Asset, on the one hand, and (ii) the General Partner or any Limited Partner or any Affiliate of the General Partner or any Limited Partner, on the other hand.

Section 7.9 Other Matters Concerning the General Partner.

(a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person(s).

(b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an opinion of counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c) The General Partner shall have the right, in respect of any of its powers or obligations under this Agreement, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

(d) Each Limited Partner waives to the fullest extent permitted by law, all fiduciary duties, standards of care and standards of duty imposed by law, either statutorily or under a principle of law (including any duties of care, disclosure or loyalty), on the General Partner, any Affiliate or any officer, director, employee, agent or owner of any of them; provided nothing in this subsection (d) will eliminate the implied contractual covenants of good faith and fair dealing. This Agreement, the Act and any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement. Anything in this Agreement to the contrary notwithstanding, the provisions of this Section are intended to eliminate altogether, or restrict and minimize as much as possible under applicable law, the fiduciary duties and similar obligations that the General Partner, its Affiliates and Indemnitees might otherwise owe to a Limited Partner. This Agreement should be construed as a waiver by each Limited Partner to the greatest extent permitted by applicable law of all fiduciary and other duties, obligations and restrictions otherwise imposed by law.

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ARTICLE VIII

TRANSFERS AND WITHDRAWALS

Section 8.1 Transfer of Partnership Interests.

(a) Except as to Permitted Transfers, no Partnership Interest shall be the subject of a Transfer, in whole or in part, prior to dissolution, without the prior written consent of the General Partner. The General Partner’s consent may be withheld in the sole discretion of the General Partner. Any attempted Transfer not in compliance with this Agreement shall be void ab initio.

(b) Notwithstanding any other provision of this Agreement, no Transfer by a Partner of its Partnership Interest may be made if it (i) would result in the Partnership being treated as an association taxable as a corporation, (ii) is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704(b) of the Code, (iii) would require filing of a registration statement under, or would violate, any federal, state or foreign securities laws or regulations, (iv) would violate any loan documents or other agreements to which the Partnership is a party or by which the Partnership is bound, or (v) would result in the Partnership or the entity to which such Partnership Interest is to be transferred becoming an “investment company” or “controlled by” an investment company under the Investment Company Act of 1940, as amended from time to time.

(c) Upon the Transfer of all of its Partnership Interest, a Partner shall not cease to be a Partner of the Partnership but its transferee shall have only the rights of an assignee under the Act to the extent of the Transfer unless and until admitted as a substitute Partner in accordance with this Agreement, at which time the transferor shall cease to be a Partner of the Partnership in respect of the Partnership Interest so transferred.

(d) Notwithstanding any provision to the contrary contained herein (except for the provisions of subsection (b) of this Section, to which each Partner will continue to be bound), any Partner may effect a Permitted Transfer at any time, without the consent or approval from or by any Person, upon ten (10) Business Days’ prior written notice to the General Partner.

Section 8.2 Transfers. A Limited Partner shall be entitled to Transfer all, but not less than all, of its Partnership Interest in accordance with the following provisions:

(a) Except as to Permitted Transfers in compliance with Section 8.1(d), the Partnership Interest of a Limited Partner may not be Transferred without the prior written consent of the General Partner.

(b) All Transfers authorized pursuant to this Section shall be consummated as soon as practicable following the receipt of the General Partner’s approval of a Transfer by a Partner. Each of the Partners agrees to take all actions necessary to conclude without delay the Transfer of a Partnership Interest as contemplated hereunder.

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(c) During the pendency of any procedures set forth in this Section, the Partners shall cooperate to continue the operations of the Partnership in the ordinary course of business and in accordance with all applicable business plans, authorizations and approvals previously issued or adopted by the Partner(s) having authority therefore.

(d) The benefits and obligations of this Section shall be available to, and incumbent upon, any successor or permitted assignee of the rights of the Limited Partners.

(e) Time, wherever specified in this Section for the performance by any party of any of its obligations under this Section, is hereby made and declared to be of the essence.

Section 8.3 Withdrawal. No Partner may withdraw from the Partnership, other than as a result of a Permitted Transfer (or any other Transfer permitted by this Article, of all of such Partner’s Partnership Interest in accordance with this Article.

Section 8.4 Substitute General Partner. A transferee of the Partnership Interest of the General Partner transferred in accordance with this Article shall not be admitted to the Partnership as a General Partner without the Approval of the Limited Partners.

Section 8.5 Substitute Limited Partner. A transferee of the Partnership Interest of any Limited Partner transferred in accordance with this Article, shall, upon execution of a joinder agreement to be bound by the terms of this Agreement, automatically be admitted to the Partnership as a limited partner, effective as of the date of such Transfer, to which substitution each Partner hereby consents.

Section 8.6 Adjustment. If any assignment of Partnership Interest occurs during a Fiscal Year, Articles V and VI shall be applied to the assignor and assignee on the basis of the daily proration method of allocation for such Fiscal Year.

Section 8.7 Removal of the General Partner.

(a) The General Partner hereby covenants and agrees not to retire or withdraw from the Partnership as General Partner without the Approval of the Limited Partners.

(b) Anything in paragraph (a) above to the contrary notwithstanding, following the Approval of the Limited Partners, the General Partner shall be removed upon (but only upon) delivery of written notice to the General Partner of the occurrence of any of the following events:

(i) The General Partner files a petition under any section or chapter of the Federal Bankruptcy Code, becomes subject to an order for relief under Title 11 of the U.S. Code, or is declared bankrupt or insolvent in a state bankruptcy or insolvency hearing;

(ii) Entry of a judgment which is no longer subject to any motion to modify or set aside, any petition for certiorari, or pending appeal by a court of competent jurisdiction to the effect that the General Partner was guilty of intentional misconduct, knowing violation of the law, gross negligence or fraud in connection with any duty or obligation hereunder;

(iii) The appointment of a receiver for all or substantially all of the assets of the General Partner and the failure to have such receiver discharged within thirty (30) days of such appointment; or

(iv) The bringing of any legal action against the General Partner by a creditor of the General Partner, or an Affiliate of the General Partner, resulting in the attachment, garnishment or sequestration of any portion of the General Partner’s Partnership Interest and the failure of the General Partner to have such attachment, garnishment or sequestration discharged within thirty (30) days of such event.

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The General Partner shall be deemed removed under paragraph (b) above upon delivery to it of notice of its removal. Subject to subsection (c) below, upon the removal of the General Partner, the General Partner shall retain its Partnership Interest as a limited partner with all the rights and duties pertaining thereto (including the General Partner’s rights to distributions under Article VI) other than its prior rights to manage the business and affairs of the Partnership.

(c) Upon the occurrence of any of the events described in paragraph (b) above and the Approval of the Limited Partners of the removal of the General Partner, a new General Partner shall be elected by the Approval of the Limited Partners and shall be admitted to the Partnership as a General Partner without an economic interest in the Partnership, unless derived from the Partnership Interests of the Limited Partners.

ARTICLE IX

DISSOLUTION

Section 9.1 Dissolution Events.

(a) Except as set forth in this Article, no Partner shall have the right to dissolve the Partnership. The Partnership shall not be dissolved by the admission of substituted Partners pursuant to Article VIII.

(b) The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of (i) the expiration of the term of the Partnership provided in Section 2.9; (ii) a Liquidating Event; (iii) the bankruptcy, insolvency, withdrawal or removal from the Partnership of the General Partner; (iv) the entry of a decree of judicial dissolution of the Partnership; or (v) the General Partner elects to dissolve the Partnership.

(c) Notwithstanding the provisions of Section 9.1(b), the Partnership shall not be dissolved and the business of the Partnership shall be continued with the Assets, and such Assets shall not be liquidated, if following an event described in Section 9.1(b)(iii), (i) there is at least one remaining General Partner (including any substituted General Partner) and all of the remaining Partners elect to continue the business of the Partnership, which is hereby expressly permitted or (ii) within ninety (90) days after the occurrence of such event of withdrawal, all the remaining Partners agree in writing to continue the business of the Partnership and to the appointment effective as of the date of withdrawal of the General Partner of one or more Persons to be admitted to the Partnership as General Partner, if necessary or desired. Upon the satisfaction of all conditions necessary to the continuation of the Partnership, including the admission of a successor General Partner and the amendment of the Partnership’s Certificate (if required by applicable law), the Partnership shall be continued without any further consent or approval of any Partner, in which case the Partnership shall continue to conduct the business of the Partnership with the Partnership’s Assets in accordance with, and the Partnership and Partnership Interests of the Partners shall continue to be governed by, the terms and provisions of this Agreement.

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Section 9.2 Winding-Up.

(a) Upon the dissolution of the Partnership (and provided that the Partnership has not been continued pursuant to Section 9.1), the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its Assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The Liquidator shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership Assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order, subject to any different requirements of law: (i) first, to the payment and discharge of all of the Partnership’s Debts and liabilities to creditors, other than liabilities for which reasonable provision for payment has been made and liabilities owed to Partners; and (ii) the balance, if any, in accordance with Section 6.2.

(b) Notwithstanding the provisions of Section 9.2(a) which require liquidation of the Assets of the Partnership, but subject to the order of priorities set forth therein, if, prior to or following dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership’s Assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any Assets except those necessary to satisfy liabilities of the Partnership and/or distribute to the Partners in lieu of cash, as tenants in common and in accordance with the provisions of Section 9.2(a), but subject in all respects to the consent rights of the Partners set forth in Section 9.9, undivided interests in such Partnership Assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made subject to such conditions relating to the disposition and management of such Assets as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such Assets at such time. The Liquidator shall determine the fair market value of any property distributed using such reasonable method of valuation as it may adopt.

(c) In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to any Partner pursuant to this Article may be (i) distributed to a trust established for the benefit of any Partner for the purposes of liquidating the Assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership and the assets of any such trust shall be distributed to Partners from time to time, in the reasonable discretion of the Liquidator, in the same manner and priority as such assets would have been distributed by the Partnership to Partners pursuant to Section 9.2(a) of this Agreement, or (ii) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to Partners in the manner and order of priority set forth in Section 9.2(a) as soon as practicable.

Section 9.3 Negative Capital Accounts. No Partner shall be liable to the Partnership or to any other Partner for any negative balance outstanding in such Partner’s Capital Account, whether such negative Capital Account results from the allocation of Net Losses or other items of deduction and loss to such Partner or from distributions to such Partner.

Section 9.4 Rights of Partners. Except as otherwise provided in this Agreement, the Partners shall look solely to the Assets of the Partnership for the return of their Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership.

Section 9.5 Notice of Dissolution. In the event an event of dissolution described in Section 9.1(b) occurs, the Liquidator shall, as soon as practicable, but in no event later than (30) days thereafter, provide written notice thereof to each of the Partners. In addition, the General Partner shall promptly notify the Partners of any imminent event of dissolution of which it is aware.

Section 9.6 Termination of Partnership and Cancellation of Certificate of Formation. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 9.2, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

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Section 9.7 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its Assets pursuant to Section 9.2, in order to minimize any losses otherwise attendant upon such winding-up. The provisions of this Agreement shall remain in effect between the Partners during the period of winding-up and liquidation.

Section 9.8 Waiver of Partition. Each Partner hereby waives any right to partition of the Partnership property.

ARTICLE X

POWER OF ATTORNEY

Section 10.1 Power of Attorney. Each Partner constitutes and appoints the General Partner (including its successors and assigns), any Liquidator, and authorized partners, officers, and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the Attorney-in-Fact deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the Attorney-in-Fact deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement as permitted in and in accordance with its terms; (c) all conveyances and other instruments or documents that the Attorney-in-Fact deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the withdrawal, removal or substitution of any Partner pursuant to this Agreement or the Capital Contribution of any Partner; (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; (f) all conveyances and other instruments or documents that the Attorney-in-Fact deems appropriate or necessary to effectuate a permitted Transfer of Partnership Interest pursuant to the terms of Article VIII; and (g) all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Attorney-in-Fact, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder.

Section 10.2 Duration of Power. The power of attorney granted herein is hereby declared to be irrevocable and a power coupled with an interest in recognition of the fact that each of the Partners will be relying upon the power of the Attorney-in-Fact to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and such power of attorney shall survive and not be affected by the subsequent incapacity of any Partner and the Transfer of all or any portion of any Partner’s Partnership Interest, shall survive the death, incapacity, bankruptcy or insolvency of Partner and shall extend to any Partner’s heirs, successors, assigns and personal representatives. Each Partner shall be bound by any action taken by the Attorney-in-Fact acting in good faith pursuant to such power of attorney and shall execute and deliver to the Attorney-in-Fact, within fifteen (15) days after receipt of the Attorney-in-Fact’s request therefore, such further designation, powers of attorney and other instruments as the Attorney-in-Fact deems necessary to effectuate this Agreement and the purposes of the Partnership.

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ARTICLE XI

MISCELLANEOUS

Section 11.1 Amendments. This Agreement may not be amended without the prior written consent of the General Partner and the Approval of the Limited Partners, except that the General Partner may amend and update the Partnership Agreement to reflect admissions, substitutions or withdrawals of Partners upon the issuance, redemption or transfer of Units without the Approval of the Limited Partners. Notwithstanding the foregoing, (a) any amendment that would materially adversely affect the rights of a Limited Partner in a manner that is disproportionate to the other Limited Partners must be approved by the disproportionately-affected Limited Partner, and (b) any amendment that would require a Limited Partner to make capital contributions in excess of its initial Capital Contribution must be approved by such Limited Partner.

Section 11.2 Complete Agreement. This Agreement constitutes the complete and exclusive statement of the agreement between the Partners and replaces and supersedes any oral or written agreements by and among the Partners or any of them.

Section 11.3 Governing Law. This Agreement and the rights of the parties hereunder shall be governed by, interpreted and enforced in accordance with, the internal laws (exclusive of the choice of law provisions thereof) of the State of Delaware as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

Section 11.4 Binding Effect. Subject to the provisions of this Agreement relating to the Transfer of Partnership Interests, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, and their respective distributees, successors and assigns.

Section 11.5 Interpretation. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person or Persons, may in the context require. All headings, titles or captions herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” “hereby” and “hereunder,” when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires. If any provision of this Agreement or the application thereof to any Person or circumstance is or becomes invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 11.6 Multiple Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. However, in making proof hereof it shall be necessary to produce only one copy of this Agreement signed by the party to be charged. For the convenience of the parties, signatures exchanged by telecopy or by electronic mail in portable document format (or similar format) are permissible and shall be accepted as originals.

Section 11.7 Execution of Documents. Each party hereto agrees to execute, with acknowledgment or affidavit, if required, any and all documents and writings which may reasonably be necessary or expedient in connection with the creation of the Partnership and the achievement of its purposes, specifically including the amendment to the Partnership’s Certificate contemplated by the terms of this Agreement and all further amendments thereto or cancellation thereof.

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Section 11.8 Reliance on Authority. In no event shall any Person dealing with the General Partner be obligated to ascertain that the terms of this Agreement have been complied with or be obligated to inquire into the necessity or expediency of any act or action of the General Partner. Every contract, agreement, deed, mortgage, promissory note, or other instrument or document executed by the General Partner with respect to the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and/or delivery thereof, this Agreement was in full force and effect, (b) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership and all of the Partners thereof, and (c) the General Partner was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

Section 11.9 No Third Party Beneficiaries. This Agreement is made solely and specifically among and for the benefit of the parties hereto and their respective successors and assigns subject to the express provisions of this Agreement relating to successors and assigns, and, except as expressly provided to the contrary herein, no other Person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise. No third party, including any creditor of the Partnership, shall have any right to enforce any contribution of capital, loan, or other advance of funds by any Partner.

Section 11.10 Notices. All notices and other communications provided for herein shall be given or made by telecopy, by electronic transmission, or in writing and telecopied, sent by electronic transmission, mailed or delivered to the intended recipient at the address, facsimile number, or email address set forth in a Limited Partner’s subscription agreement for Units or, if such information has been updated, in the books and records of the Partnership. All such communications shall be deemed to have been duly given when transmitted by telecopy, sent by electronic transmission, personally delivered or, in the case of a mailed notice, upon depositing the notice in the mail, postage prepaid and return receipt requested, in each case given or addressed as aforesaid. Any party hereto may, at any time by giving ten (10) days’ prior written notice to the other parties hereto, designate any other address, facsimile number, or email address in substitution of the foregoing to which such notice shall be given.

Section 11.11 Waiver, etc. No failure by any party to insist upon strict performance of any covenant, duty, agreement or condition of this Agreement or to the exercise of any right or remedy resulting from a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition. All consents, waivers, amendments and supplements under or relating to this Agreement shall be in writing. Consents to any matter relating to this Agreement may be executed in multiple counterparts, and may be delivered to the Partnership by email or other electronic transmission, including in portable document format (pdf), and such delivery shall be considered to be a vote of written approval with respect to all matters to which the consent relates, if the transmission sets forth or is delivered with information from which the Partnership can determine that the transmission was transmitted by the party from whom consent was requested by the Partnership and the date on which the transmission was transmitted to the Partnership.

Section 11.12 Patriot Act; Anti-Money Laundering. Each Partner represents that neither such Partner nor any of its Affiliates: (a) is listed on the Specially Designated Nations list maintained by the Office of Foreign Assets Control or any other similar list maintained by the United States Department of State, Department of Commerce or any other government authority or pursuant to any executive order of the President; (b) has been determined to be subject to the prohibitions contained in Presidential Executive Order No. 13224; or (c) has been previously indicted for or convicted of any criminal violation relating to terrorism or money laundering, including, without limitation, any offense under the Uniting and Strengthening American By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001), the Bank Secrecy Act, or the Money Laundering Control Act of 1986.

(Signature page follows.)

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IN WITNESS WHEREOF, the Partners have executed this Agreement to be effective as of the date first written above.

GENERAL PARTNER:

CRI FUND VII GP, LLC, a Texas limited liability company

By:	Capview Holdings, LLC, a Delaware limited liability company
Its:	Sole Manager

By:
	Name:	John A. Hammill
	Title:	Manager
	Address:	6119A Greenville Ave, Suite 434
Dallas, Texas 75206

Signature Page – Amended and Restated Limited Partnership Agreement

Capview Residential Income – Fund VII, LP

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APPENDIX C

FORM

NOTE: THIS FORM MASTER LEASE IS SUBJECT TO ANY REVISIONS DELIVERED BY SELLER TO BUYER PRIOR TO CLOSING; PROVIDED, HOWEVER, REVISIONS DELIVERED AFTER THE EXPIRATION OF THE FEASIBILITY PERIOD SHALL BE SUBJECT TO BUYER’S APPROVAL, NOT TO BE UNREASONABLY WITHHELD, CONDITIONED OR DELAYED.

MASTER LEASE AGREEMENT

Dated ________________, 2021

By and Between

Capview Residential Income – Fund VII, LP,
a Delaware Limited Partnership (“Landlord”)

and

Capview Exchange Residential, LLC,
a Delaware Limited Liability Company (“Master Tenant”)

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12.	INDEMNIFICATION	10
12.1	Master Tenant Indemnity	10
12.2	Landlord Indemnity	11
12.3	Environmental Indemnity	12
12.4	Waiver of Liabilities; Waiver of Subrogation	12

13.	ASSIGNMENTS AND SUBLETTING	13
13.1	Landlord’s Consent	13
13.2	Procedure	13
13.3	Effect of Approved Sale as Assignment or Approved Sublease	13

14.	DEFAULT OF MASTER TENANT	14
14.1	Master Tenant Events of Default	14
14.2	Remedies	15
14.3	Landlord’s Remedies Exclusive	15

15.	DEFAULT OF LANDLORD	15
15.1	Landlord Events of Default	15
15.2	Remedies	15

16.	QUIET ENJOYMENT; RIGHT OF ENTRY	15

17.	TENANT’S WAIVER OF STATUTORY AND OTHER RIGHTS	16

18.	NO WAIVER, ETC., BY LANDLORD	16

19.	LANDLORD’S LIEN	16

20.	ACCEPTANCE OF SURRENDER	16

21.	NO MERGER OF TITLE	17

22.	LANDLORD REPRESENTATIONS, WARRANTIES AND COVENANTS	17
22.1	Landlord Covenants	17
22.2	Landlord Representations and Warranties	18
22.3	Fee Loan Documents	20

23.	BROKERS	20

24.	SURRENDER; HOLDING OVER	21
24.1	Surrender of Premises	21
24.2	Holding Over	21
24.3	Survival	21

25.	PROVISIONS SUBJECT TO APPLICABLE LAW	21

26.	NOTICES, ETC.	21

27.	NET LEASE	21
27.1	Fully Net Lease	21
27.2	No Reduction of Rent	22

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28.	LIMITATION OF LANDLORD’S LIABILITY	22

29.	TENANT’S RIGHTS	22
29.1	Power of Attorney	22
29.2	Exchange Offer	23

30.	MISCELLANEOUS	25
30.1	Amendments, Etc.	25
30.2	Landlord’s Consent	25
30.3	Successors and Assigns	25
30.4	Gender, Etc.	25
30.5	Survival	25
30.6	Headings and Captions	25
30.7	Multiple Counterparts	25
30.8	Incorporation by Reference	26
30.9	Governing Law	26
30.10	Construction of Lease	26
30.11	Severability	26
30.12	Authority	26
30.13	Relationship between Landlord and Master Tenant	26
30.14	No Recording; Memorandum	26
30.15	ENTIRE AGREEMENT	26
30.16	NOTICE OF INDEMNIFICATION	26

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ATTACHMENTS:

Schedule of Definitions

Exhibit A	Land
Exhibit B	Base Rent
Exhibit C	Closing Process

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MASTER LEASE AGREEMENT

This MASTER LEASE AGREEMENT (“Lease”) is made and entered into effective as of _______________, 2021, (“Effective Date”) by and between Capview Residential Income – Fund VII, LP, a Delaware limited partnership (“Landlord”), and Capview Exchange Residential, LLC, a Delaware limited liability company (“Master Tenant”).

WITNESSETH:

WHEREAS, Landlord is the owner of the fee simple estate in and to that certain tract or parcel of land lying and being situated in the City of ___________, ________County, _________, being more particularly described by metes and bounds on Exhibit A attached hereto and incorporated herein by reference for all purposes (the “Land”); and

WHEREAS, Master Tenant desires to lease from Landlord and Landlord desires to lease to Master Tenant the Land, together with the approximately _______ square foot building (“Building”) located at ______________________________________________ (as defined herein) and all other improvements located on the Land (collectively, the “Improvements”), and all easements, rights and appurtenances with respect to the Land, Building, Personalty and Improvements (said Land, Building, Personalty, Improvements and other rights are hereinafter sometimes referred to collectively as the “Premises”); and

WHEREAS, the Premises will be leased to the Approved Subtenant pursuant to the Approved Sublease; and

WHEREAS, the defined terms as used herein or the reference to the section hereof in which defined terms are defined are set forth in the Schedule of Definitions attached hereto and incorporated herein by this reference.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, together with other good and valuable consideration, the receipt and sufficiency of which are hereby confirmed and acknowledged by each of the parties hereto, the undersigned Landlord and Master Tenant do hereby agree as follows.

1. DEMISE AND TERM; DUE DILIGENCE.

1.1 Demise. Subject to the terms, conditions, covenants and agreements set forth in this Lease, Landlord hereby DEMISES, LEASES and LETS to Master Tenant and Master Tenant hereby leases and takes from Landlord, the Premises, TO HAVE AND TO HOLD the Premises for and during the Term (hereinafter defined) hereof. The foregoing demise is made subject to any and all leases, including, but not limited to, the Approved Sublease, restrictions, covenants, conditions and easements shown of record in the above‑mentioned county and state and relating thereto, which are contained in the leasehold owner policy of title insurance covering this Lease and the leasehold interest in the Premises issued to Master Tenant, at Landlord’s expense, and further subject to all zoning laws, regulations, ordinances and other laws of municipal, county, state, federal and/or other governmental authorities relating to the Premises. Landlord grants Master Tenant full power and authority to cause the Memorandum of Lease to be filed by Master Tenant after the Effective Date in the applicable real property records.

1.2 Initial Term. After Master Tenant has received all Closing Documents and satisfied all Closing Conditions, this Lease will commence in full force and effect for a fifteen (15) year term (the “Initial Term”), commencing on the Effective Date (as herein defined).

MASTER LEASE AGREEMENT Page - 1
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1.3 Extension Terms. In addition to the Initial Term, Master Tenant has the option (provided Master Tenant is not in default under the terms of this Lease) (individually, a “Extension Option”, and collectively, the “Extension Options”) to exercise separate and successive extension options to extend the Initial Term of this Lease for up to seven (7) additional periods of five (5) years each (each individually, an “Extension Term”, and collectively, the “Extension Terms”), each Extension Term will be upon the same terms and conditions as the Initial Term. Master Tenant shall have thirty (30) days prior to the expiration of the current term of this Lease in which to elect to renew this Lease for the next applicable Extension Term. If Master Tenant does not provide such notice, Landlord will notify Master Tenant of such failure, and this Lease will automatically terminate pursuant to the provisions of Section 1.4(a) hereof unless Master Tenant thereafter elects to exercise the Extension Option within five (5) days after receipt of Landlord’s notice. If Master Tenant timely provides notice to exercise an Extension Option, provided Master Tenant is not in default under the terms of this Lease, the Term of this Lease will be automatically extended for the additional period of years equal to the previous Extension Term so exercised. The Initial Term and, if applicable, any Extension Terms of this Lease are sometimes hereinafter referred to individually and/or collectively as the “Term”.

1.4 Termination.

(a) Termination for Cause By Master Tenant. Master Tenant shall have the right to terminate this Lease (i) pursuant to Section 9.4 and 11.1(a) hereof, (ii) upon any breach of Landlord’s warranties, representations and covenants in Section 23 hereof, (iii) upon a Landlord Event of Default pursuant to Section 15.1 hereof, and (iv) upon any failure by Landlord to refinance the Premises after any default or maturity under the Fee Loan Documents (collectively items (i) through (iv) are referred to herein as “Master Tenant Termination Events”).

(b) Termination for Cause By Landlord. Notwithstanding anything contained to the contrary in this Lease, upon the occurrence of any of the following, Landlord shall have the right to terminate this Lease: (i) the failure of Master Tenant to perform all covenants that relate to the operation, leasing and maintenance of the Premises provided the Fee Mortgagee declares the same as a default under the Fee Loan Documents, and Master Tenant fails to have cured same within such grace or cure period provided in the Fee Loan Documents, provided, further, that any such default notice received by the Fee Mortgagee to Landlord has been delivered to Master Tenant by Landlord within two (2) days after Landlord has received or has knowledge thereof; (ii) the occurrence of a Master Tenant Event of Default under this Lease pursuant to Section 15.1 hereof; or (iii) the occurrence of a default by Master Tenant under the Approved Sublease, and the failure of Master Tenant to cure the same within such notice and cure period provided in the Approved Sublease, provided, that any such default notice of default given to Landlord by the Approved Subtenant is delivered to Master Tenant as otherwise required herein (collectively, items (i) through (iii) are referred to herein as “Landlord Termination Events).

(c) Effect.

(i) Upon any such election by Landlord or Master Tenant to terminate, then this Lease shall automatically terminate without any further action required of either party upon satisfaction of all requirements that are associated with such termination. Master Tenant shall have no obligations under this Lease from and after the date of such termination. If the Memorandum of this Lease has been filed in the appropriate county or real property records, then pursuant to the power of attorney granted Master Tenant in Section 29.1 hereof, Landlord consents to Master Tenant executing a termination of such Memorandum of this Lease, on Landlord’s behalf, and causing same to be duly recorded in the applicable county or real property records.

MASTER LEASE AGREEMENT Page - 2
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(ii) Upon Master Tenant’s election to terminate this Lease pursuant to Section 1.4(a) above, Master Tenant shall send to Landlord a termination notice (“Master Tenant Termination Notice”) which shall terminate this Lease effective as of the date (the “Termination Date”) stated in such Master Tenant Termination Notice. Master Tenant shall have no further obligations under this Lease from and after the Termination Date.

(iii) Upon Landlord’s election to terminate this Lease pursuant to Section 1.4(b) above, Landlord shall provide Master Tenant sixty (60) days written notice (the “Landlord’s Termination Notice”) of the Termination Date.

2. RENT AND OTHER PAYMENTS.

2.1 Rent and Base Rent. Provided Landlord is not in Default under this Lease, or payment of the Rent is not otherwise excused hereunder, Master Tenant must pay to Landlord, or as otherwise provided in Section 2.3 hereof, the Rent (hereinafter defined) in monthly installments on or before the fifteenth (15) day of each month during the Term. Payment of all Rent shall be made to Landlord at the address for Landlord as set forth herein. For purposes of this Lease, the term “Base Rent” means, during the Initial Term and the Extension Term, the annual Base Rent set forth in Exhibit B attached hereto payable in equal monthly installments as set forth above. “Rent” means, collectively, the Base Rent and any other amounts becoming due from Master Tenant to Landlord hereunder.

Notwithstanding that Exhibit B may provide for uneven annual Base Rent (increasing and/or decreasing rent), Landlord and Master Tenant agree that this Lease (a) is not intended to have “deferred rent” or “prepaid rent” within the meaning of Treas. Reg. Section 1.467-1(c)(3), and (b) is intended to satisfy the uneven rent test real estate safe harbor (the 85/115 test) within the meaning of Treas. Reg. Section 1.467-3(c)(3) and (4)(ii) such that this Lease is not treated as a disqualified leaseback or long-term agreement within the meaning of Treas. Reg. Section 1.467-3(b), and the provisions of this Lease are to be interpreted consistently with this intention and shall be reflected accordingly in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with this intention.

2.2 Timely Rent Submissions. If Landlord does not receive the required installment of Rent, pursuant to the requirements of Section 15.1 below, then same shall constitute a Master Tenant Event of Default hereunder.

2.3 Operating Expenses. Landlord hereby authorizes and instructs Master Tenant and Master Tenant agrees to pay all of the various operating expenses (“Operating Expenses”) for the Premises which are the obligations of Landlord under the Approved Sublease or otherwise assumed by Master Tenant under this Lease, such as, without limitation, Taxes (pursuant to Section 3.1), Insurance Premiums (pursuant to Section 9), property management fees (pursuant to Section 3.3), utility costs (pursuant to Section 3.4), services (pursuant to Section 3.5) and HOA Fees (pursuant to Section 3.6).

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3. PAYMENT OF TAXES, UTILITIES, ETC.

3.1 Payment of Taxes. Master Tenant must pay before delinquent, in the manner set forth in this Lease, all taxes and assessments (general and special), excises, levies, license and permit fees, impact fees, and other governmental charges, general and special, ordinary and extraordinary, of any kind and nature whatsoever (all of the foregoing being herein referred to, individually and/or collectively, as the “Taxes”), which at any time prior to or during the Term of this Lease may have been or may be assessed, levied, confirmed, imposed upon, or grow or become due and payable out of or in respect of, or become a lien on, the Premises, or any part thereof or any appurtenance thereto. The Premises must be separately assessed for Tax purposes. Should Landlord obtain debt on the Premises, Landlord is required to instruct the Fee Mortgagee to collect and escrow property taxes as part of the monthly mortgage payment. All Taxes payable by Master Tenant during the first and last years of the Term of this Lease will be prorated between Landlord and Master Tenant based on the actual number of days in such years (but Landlord will bear no part of any Taxes assessed during any year of the Term on any improvements made by Master Tenant to the Premises). Upon request, Master Tenant will furnish to Landlord and Fee Mortgagee official receipts of the appropriate authority or other proof satisfactory to Landlord evidencing Master Tenant’s payment of Taxes in accordance with the terms hereof. If Master Tenant fails to furnish such receipts or other proof within fifteen (15) business days, Landlord may pay such Taxes, and Master Tenant will reimburse such amount to Landlord, together with any interest, penalties or late fees accrued thereon.

3.2 Tax Contests. Master Tenant or Landlord may contest the amount or validity of any Taxes by appropriate legal proceedings, (subject also to any reasonable conditions of Fee Mortgagee), diligently pursued provided that: (i) Master Tenant or Landlord first makes all such contested payments (which may be made by Master Tenant or Landlord under protest if Master Tenant or Landlord so desires); (ii) neither the Premises nor any part thereof nor any interest therein is placed in any danger of being sold, forfeited, lost or interfered with by virtue of any such contest; (iii) Master Tenant or Landlord has furnished such security, if any, as may be required in the said contest proceedings or as may be reasonably requested by Landlord; and (iv) all expenses (including, without limitation, any fees, penalty or interest) which are assessed or incurred in connection with or as a result of any such proceedings are paid by Master Tenant or Landlord. If during the Term of this Lease Landlord contests the amount or validity of any such Taxes by appropriate legal proceedings and the Taxes with respect to the Premises are reduced as a result thereof, Landlord shall be solely responsible for the expenses incurred by Landlord in connection with any such contest proceeding.

3.3 Property Management. Master Tenant will engage a property manager to perform property management duties including but not limited to, acquisition management, renovation management, marketing and showing the property, processing rental applications, negotiating leases, collecting security deposits, collecting rents and enforcing leases, paying expenses, inspecting and repairing the property, maintaining an operating reserve, and responding to tenant requests. Master Tenant is responsible for paying the property manager.

3.4 Utilities. Master Tenant or Approved Subtenant are responsible for and must pay all charges for all water, gas, heat, light, electricity, telephone, sewer, sprinkler, trash removal and other utilities and services used on or from the Premises, including common area maintenance charges, together with any penalties, surcharges or the like pertaining thereto and any maintenance charges for such utilities. Landlord has no responsibility to provide any such utilities or services to Master Tenant or Approved Subtenant, and Landlord will not be liable in any respect (including for damages to either person or property) in the event of any failure in the provision of any such utilities or services to Master Tenant or Approved Subtenant or in the event of any cessation thereof; provided, however, if and to the extent the Approved Sublease requires utility services to Approved Subtenant, then Landlord agrees to fully cooperate with Master Tenant and Approved Subtenant in connection with such services. Landlord agrees to work with Master Tenant to resolve any issues with utility providers. In no event will any such failure or cessation be construed as an eviction of Master Tenant or Approved Subtenant or relieve Master Tenant from fulfillment of any covenant in this Lease. Master Tenant is not personally liable or responsible for providing utility sources to anyone, including Approved Subtenant.

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3.5 Other Services. Landlord is not responsible for providing any services to Master Tenant or Approved Subtenant and/or the Premises (including, without limitation, janitorial services, landscaping, trash removal, or the like, it being hereby acknowledged and agreed that same are the sole responsibility of Master Tenant or Approved Subtenant), except as may be otherwise expressly set forth herein.

3.6 HOA Fees and Expenses. Master Tenant or Approved Subtenant are responsible for and must pay all assessments and charges arising under any homeowners association, subdivision, condominium, planned unit development or other declarations, restrictions, regimes or agreements affecting the Premises together with any penalties, surcharges or the like pertaining to the foregoing expenses (all of the foregoing being herein referred to, individually and/or collectively, as the “HOA Fees”).

4. USE AND CONDITION OF PREMISES.

4.1 Permitted Use. Master Tenant must at all times throughout the Term use or cause to be used the Premises solely for residential purposes only and any and all uses pursuant to the Approved Sublease or other lawful uses not prohibited by any restrictive covenants affecting the Premises or the Fee Loan Documents, and Master Tenant may not occupy or use or permit the Premises to be occupied or used for any other purpose. In addition, Master Tenant may not use the Premises or knowingly permit the use or occupancy of the Premises in any manner which: (i) is unlawful or is in violation of any applicable legal, governmental or quasi‑governmental requirement, ordinance or rule; (ii) may be unreasonably dangerous to persons or property; (iii) may invalidate any insurance policy affecting the Premises (whether held by Landlord or Master Tenant) or increase the amount of premiums for any insurance policy affecting the Premises (or any portion thereof); (iv) may create a nuisance (whether public or private) or disturb any other tenant or occupant of any properties surrounding the Premises; or (v) violates any covenants, conditions or restrictions of record affecting the Premises; or (vi) is wasteful of any portion of the Premises.

5. MAINTENANCE AND REPAIRS.

5.1 Master Tenant’s Repairs. Master Tenant must take commercially reasonable efforts to, or must take commercially reasonable efforts to cause Approved Subtenant, at all times during the Term and, at Master Tenant’s or Approved Subtenant’s sole cost and expense, keep the Premises (including landscaping, , driveways , paths, sidewalks and walkways upon the Premises) in such condition and repair as required by the Approved Sublease. Master Tenant must take commercially reasonable efforts to at all times during the Term and, at Master Tenant’s or Approved Subtenant’s sole cost and expense, further keep and maintain in good order and repair all buildings and improvements as may be situated on the Premises at any time during the Term, or forming part thereof, and their full Equipment and appurtenances, both interior and exterior, structural or nonstructural, ordinary or extraordinary, regardless of how the necessity or desirability for such repairs or replacements may occur or arise. The requirements of the Approved Sublease as to such repair and maintenance shall be the standard hereunder for the Master Tenant or Approved Subtenant; or if there is no such standard specified in the Approved Sublease, then such repairs and maintenance standard shall be determined by Master Tenant, in its sole and absolute discretion. All repairs and replacements must be made by Master Tenant or Approved Subtenant on or before the deadline for such repairs and replacements under the Approved Sublease, if applicable, to the extent such repairs are capable of being made within such period of time. To the extent any such repairs take a longer period of time, provided Master Tenant or Approved Subtenant diligently commences such repairs and diligently pursues such repairs the failure to complete such repairs shall not be deemed a Master Tenant Event of Default hereunder. Except as otherwise provided herein, in the event that the Master Tenant or Approved Subtenant fails to make the repairs or replacements promptly as required herein, Landlord may, at Landlord’s sole option, after notice to Master Tenant and the expiration of 60 days without cure or commencement of cure or remedy by Master Tenant, declare same as a Master Tenant Event of Default hereunder.

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6. ALTERATIONS AND ADDITIONS.

6.1 Alterations and Additions.

(a) Right to Make Alterations. At Master Tenant’s or Approved Subtenant’s sole cost and expense, Master Tenant or Approved Subtenant may make any alterations, additions or improvements (collectively “Alterations”) to the Premises permitted under the initial Approved Sublease and any Alterations that do not cause the fair market value and fair rental value (collectively, the “FMV”) of the Premises to be reduced as a result of any such Alterations below the FMV of the Premises which existed immediately prior to such Alterations (“FMV Diminution”) subject to the Landlord’s prior written consent for any structural or other major Alterations, such consent not to be unreasonably withheld, conditioned or delayed.

(b) Diminution of Value. If Landlord reasonably believes the Alterations have caused a FMV Diminution or objects to any proposed Alterations, Landlord must notify Master Tenant in writing within thirty (30) days after completion of such Alterations or notification of proposed Alterations. Any FMV Diminution must be conclusively determined by an appraisal (“Appraisal”) conducted by an independent third party appraiser mutually agreed upon by the parties, which Appraisal shall not take into account any diminution in FMV attributable to a change in market conditions. If the parties are unable to mutually agree upon an independent appraiser, each party shall obtain their own Appraisal and the average FMV of the current Premises shall be obtained by averaging the FMV of the two Appraisals. If FMV Diminution is conclusively established with respect to Alterations that were not approved by Landlord or otherwise permitted under the initial Approved Sublease, then Master Tenant shall pay Landlord the amount of the FMV Diminution within sixty (60) days of receipt of the final written Appraisal(s) establishing such FMV Diminution. If the Appraisal(s) conclusively establishes no FMV Diminution will be caused by proposed Alterations, the expenses of the Appraisal(s) will be borne by Landlord and withheld from Rent to the Landlord and such proposed Alterations are deemed permitted and approved.

(c) Master Tenant’s Responsibility. All Alterations must be done in a good and workmanlike manner and must generally consist of new materials. All Alterations, whether temporary or permanent in character, made in or upon the Premises either by Landlord or Master Tenant during the term of this Lease will be Landlord’s property at the end of the Term and shall remain on the Premises without compensation to Master Tenant.

7. COMPLIANCE WITH LAW, ETC.

7.1 General Compliance. Master Tenant must, at Master Tenant’s sole cost and expense, promptly observe and comply with (i) all present and future laws (including, without limitation, environmental laws), ordinances, statutes, codes, requirements, orders, directions, rules and regulations of all federal, state, county and municipal governments and of all other governmental authorities having or claiming jurisdiction over the Premises or any appurtenances thereto or any part thereof, and of all the respective departments, bureaus and officials of any such authorities (collectively “Laws”), and (ii) the requirements and regulations of the Board of Fire Underwriters or any other body exercising similar functions, and of all insurance companies issuing policies covering the Premises or any part thereof (collectively, “Regulations”). Master Tenant must substantially comply with the Laws and Regulations regardless of (i) whether the Laws or Regulations are in force at the commencement of the Term of this Lease or may in the future be passed, enacted or directed, and (ii) whether compliance with such Laws and Regulations shall require structural or extraordinary alterations or additions, repairs or replacements to the Premises or any part thereof. Without limiting the generality of the foregoing, Master Tenant must also procure, at Master Tenant’s sole cost and expense, each and every permit, license, certificate or other authorization required in connection with any building(s) or improvement(s) now or hereafter erected on the Premises or any part thereof, as well as any and all licenses and permits required for Master Tenant’s intended use upon the Premises (collectively the “Permits”). MASTER TENANT AGREES TO INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL COSTS, EXPENSES AND LIABILITIES FOR ANY ACTIONS OR NON-ACTIONS BY MASTER TENANT WHICH VIOLATE THE TERMS OF THIS SECTION 7.1.

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7.2 Americans With Disabilities Act. From and after the Effective Date, Master Tenant must ensure the Premises substantially comply with the Americans With Disabilities Act, as it now exists and as it may hereafter be amended (“ADA”), but only to the extent the ADA is applicable, to the Premises and Master Tenant’s use thereof. Nothing herein constitutes an admission by Landlord or Master Tenant that the ADA governs any part of the Premises or any buildings or improvements thereon or any activities of Landlord or Master Tenant with respect thereto.

7.3 Hazardous Materials. Master Tenant will not at any time maintain on, or dispose or discharge from, the Premises or any part thereof any Hazardous Materials (as such term is defined hereinbelow). Should Master Tenant discover any Hazardous Materials on the Premises in violation of Government Requirements, Master Tenant shall take all steps Master Tenant deems commercially reasonable to cause the Premises to comply with applicable Government Requirements related to such Hazardous Materials. The term “Hazardous Materials” as used in this Lease means, individually and/or collectively, any hazardous or toxic substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302), as each of the foregoing may be amended and/or supplemented from time to time, or such substances, materials and wastes which are identified as hazardous wastes, hazardous substances or hazardous materials which are or become regulated under any applicable municipal, county, state or federal law, rules or regulations, including (without limitation): (i) any “Hazardous Waste” as defined by the Resource Conservation and Recovery Act of 1976 (42 USC Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any “Hazardous Substance” as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 USC Section 9601 et seq.) as amended from time to time, and regulations promulgated thereunder; (iii) asbestos, (iv) polychlorinated biphenyls; (v) any substance the presence of which is prohibited by any applicable Laws; (vi) any petroleum‑based products which are deemed hazardous by any Laws; (vii) underground storage tanks which are regulated by any Laws; and (viii) any other substance which under Laws require special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment or disposal. MASTER TENANT AGREES TO INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL COSTS, EXPENSES AND LIABILITIES FOR ANY ACTIONS OR NON-ACTIONS BY MASTER TENANT WHICH VIOLATE THE TERMS OF THIS SECTION 7.3.

8. LIENS.

8.1 Prohibitions. Master Tenant may not place or permit to be placed any lien, mortgage or other encumbrance upon any interest of Landlord in the Premises or any part thereof. If Master Tenant causes, suffers or permits any alterations, rebuildings, replacements, changes, additions, improvements or repairs to be made to the Premises or any part thereof, or if Master Tenant causes any labor to be performed or material to be furnished with respect thereto, unless such actions were taken at the behest of the Landlord, then neither Landlord nor Landlord’s interest in the Premises will be liable for the payment of any expense incurred with respect thereto or for the value of any such work done or material furnished. All such alterations, rebuildings, replacements, changes, additions, improvements, repairs, labor and material will be made, furnished and performed at Master Tenant’s sole cost and expense, and Master Tenant will be solely and wholly responsible to contractors, laborers and materialmen furnishing and performing any and all such labor and material.

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8.2 Discharge of Liens. If, because of any act or omission (or alleged act or omission) of Master Tenant, any mechanic’s or other lien, charge or order for the payment of money shall be filed or asserted or any proceedings to enforce the same is brought against the Premises or any part thereof or interest therein, or against Landlord (whether or not such lien, charge or order is valid or enforceable as such), unless the same is caused by or contributed to by the actions or inactions of Landlord, Master Tenant must, at Master Tenant’s sole cost and expense, cause the same to be cancelled and discharged of record or bonded around in compliance with applicable law within 30 days after Master Tenant receives notice of the filing thereof. If bonding is not permitted by law, Master Tenant may nevertheless, within such 30 day period, furnish to Landlord and Fee Mortgagee a surety bond, satisfactory to Landlord, against said lien, charge or order, in which case Master Tenant shall have the right in good faith to contest the validity or amount thereof so long as Master Tenant immediately commences and thereafter continuously and diligently prosecutes such contest in accordance with all applicable laws and procedures.

9. INSURANCE. Each of the following provisions shall be applicable, except and to the extent preempted by any conflicting provisions in the Approved Sublease, which shall prevail.

9.1 Homeowners Insurance. Master Tenant is required to maintain a homeowners’ policy on the Premises at all times. All payments for losses under such insurance will be made solely to Master Tenant (or if approved by Master Tenant to its assignee or sublessee) or, if applicable, to the Fee Mortgagee (as required under the Fee Loan Documents), subject to the terms of any subordination, non‑disturbance and attornment agreement between Master Tenant and Fee Mortgagee, as their interests may appear, for restoration.

9.2 Certificates; Renewals. Landlord may request from Master Tenant binders or evidences of all insurance required to be carried by Master Tenant, in a commercially reasonable form, upon the written request of Landlord. In addition, whenever reasonably requested in writing by Landlord, then Master Tenant must also provide evidence that such insurance is in full force and effect and that Landlord is named thereunder as an additional insured and/or loss payee, as applicable.

9.3 Insurance Requirements. All insurance provided by Master Tenant, as applicable, as required by this Section 9 must be procured from financially responsible companies licensed to do business in the state in which the Premises are located. All of such policies must provide for payment of loss thereunder to the applicable parties as provided herein, as their interests appear. All such policies must contain a provision that the insurer will endeavor to provide written notice to such additional insured and/or loss payee at least 30 days prior to any cancellation of such insurance. Master Tenant will ensure that Master Tenant’s insurance contains a provision naming Landlord (and any Fee Mortgagee, if applicable) as an additional insured.

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9.4 Insurance Proceeds. Landlord and Master Tenant agree that in the event of loss under the homeowner’s insurance policy or policies maintained pursuant to this Section 9, Master Tenant or Master Tenant’s assignee or sublessee (including the Approved Subtenant if and to the extent so required under the Approved Sublease), as applicable, must proceed with the repair and restoration of the damaged or destroyed buildings and improvements in accordance with Section 10 hereof and that the insurance proceeds in connection with such loss will be paid to and held by Master Tenant or the Fee Mortgagee, if applicable and subject to the terms of any applicable subordination, non-disturbance and attornment agreement between Master Tenant and such Fee Mortgagee, and such proceeds will be used for payment of such repair and restoration upon receipt of architect’s certificates, contractors’ and subcontractors’ sworn statements, and waivers of lien, all verifying and certifying to the stage of completion of, and payment of such expenses in connection with the repair or restoration work in question. Master Tenant’s obligation to rebuild pursuant to this Section 9.4 and Article 10 are expressly contingent on Master Tenant receiving all Insurance Proceeds necessary to enable Master Tenant to repair or replace the Premises. If Master Tenant does not receive the entirety of the Insurance Proceeds or the Insurance Proceeds are insufficient to complete the repair or replacement of the Premises as required hereunder, Master Tenant shall be entitled to terminate this Lease pursuant to Section 1.4. Upon the completion of said repair restoration work, free from all liens of mechanics and materialmen and others, any surplus of insurance monies will be paid to Master Tenant, provided Master Tenant is not in default hereunder. In case this Lease is terminated as a result of any default by Master Tenant under any of the terms and provisions contained in this Lease, all proceeds of insurance not theretofore applied for repair and restoration costs and all claims against insurers will be and become the sole and absolute property of Landlord.

10. DAMAGE OR DESTRUCTION.

10.1 Total Destruction. If the Premises are totally destroyed by fire or other casualty, then the Lease shall continue, and all Rent will continue to be payable as provided in this Lease. If the Lease continues in accordance with this Section 10.1, then Master Tenant will rebuild the Building and other improvements on the Premises to essentially the same condition in which they existed prior to the damage within a commercially reasonable period of time from the date of such damage or destruction, with the Insurance Proceeds from such destruction, and the Fee Mortgage must allow same. Landlord hereby assigns to Master Tenant all of Landlord’s right, title and interest in and to any such Insurance Proceeds (the “Insurance Proceeds”), and any Fee Loan Documents and Approved Sublease

10.2 Partial Destruction. If the Premises should be partially damaged by fire or other casualty (as specified in the Approved Sublease), Master Tenant will rebuild or repair the Building or other improvements to essentially the same condition in which they existed prior to the damage. Master Tenant shall be entitled to use all Insurance Proceeds from such damage for such restoration, and the Fee Mortgage and Approved Sublease must allow same. Landlord hereby assigns to Master Tenant any and all rights, titles and interests of Landlord in and to any such insurance proceeds, and any Fee Loan Documents and Approved Sublease must allow same.

10.3 Certain Other Remedies. In the event of damage or destruction, Master Tenant shall have the further right (but not the obligation) to enter into possession of the Premises and perform any and all work and labor necessary to repair the Improvements. All amounts so expended by Master Tenant to the extent not covered by insurance proceeds shall be secured by a lien against the Premises. For purposes of fulfilling obligations under this Section 10.3, Landlord hereby constitutes and appoints (which appointment is coupled with an interest and is therefore irrevocable) Master Tenant as Landlord’s attorney‑in‑fact, with full power of substitution to complete the Improvements in the name of Landlord, and hereby empowers Master Tenant, acting as Landlord’s attorney‑in‑fact, as follows: (i) to use any funds of Landlord (or any sums which Landlord may be entitled to receive); (ii) to make such additions and changes and corrections in the plans which shall be necessary or desirable to complete the Improvements in the manner contemplated by the plans; (iii) to negotiate all necessary construction contracts; (iv) to employ such contractors, subcontractors, agents, design professionals and inspectors as shall be required for said purposes; (v) to pay, settle or compromise all existing bills and claims which are or may be liens against the Premises, or may be necessary or desirable for the completion of the work or the clearing of title; (vi) to execute all the applications and certificates in the name of Landlord which may be required by any construction contract; and (vii) to do any and every act with respect to the construction of the Improvements which Landlord could do in Landlord’s own behalf. Master Tenant, acting as Landlord’s attorney‑in‑fact, shall also have power to prosecute and defend all actions or proceedings in connection with the Premises and to take such action and require such performance as is deemed necessary.

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11. CONDEMNATION.

11.1 Condemnation.

(a) Substantial Taking. If all or a substantial part of the Premises are taken or condemned for any public or quasi‑public use under any Law or by right of eminent domain, or by a conveyance in lieu thereof (all of the foregoing being referred to herein as a “Taking”), and the Taking results in a greater than twenty percent (20%) reduction in the rent payable under the Approved Sublease, results in a greater than twenty percent (20%) reduction in rentable square footage of the Premises, or otherwise substantially impairs operations at the Premises (a “Substantial Taking”), then this Lease may be terminated by Master Tenant by thirty (30) days written notice from Master Tenant to Landlord, and upon such termination all obligations of Master Tenant hereunder shall terminate. In the event of a Substantial Taking, Landlord shall be entitled to (i) all awards paid or payable with respect to such Taking, and (ii) recover from the condemning authority any compensation as may be separately awarded on account of moving and relocation expenses and depreciation to and removal of Landlord’s (or its assignee’s or sublessee’s, including the Approved Subtenant) physical property and all other interests and properties for which Landlord (or its assignee or sublessee, including the Approved Subtenant) is entitled to compensation from such condemning authority under common law and applicable statutes, subject to any conflicting provisions of the Approved Sublease. Landlord will assign any such compensation to the Approved Subtenant, if required by the Approved Sublease. If such an event occurs, Landlord waives all claims against the Master Tenant for any damages suffered by such condemnation, damage, destruction, or lease termination.

(b) Non-Substantial Taking. Subject to the Approved Sublease (which Approved Sublease shall in all cases prevail over this Lease), if a Taking is not a Substantial Taking, and such Taking does not prevent or materially and adversely interfere with the Master Tenant’s use of the Premises and the Approved Sublease will not be terminated, this Lease will not terminate and all Rent payable hereunder will continue for the remaining portion of the term of this Lease without adjustment, unless the Approved Subtenant has the right to reduce the rent payable under the Approved Sublease, in which case the Rent shall be reduced pursuant to the requirements of Section 2 hereof. Subject to the rights of any Fee Mortgagee, the net award or other compensation shall be applied to pay the cost of restoration of the Premises in the same manner as provided in Section 9.4 hereof for paying out insurance proceeds. The balance, if any, will belong to Master Tenant. In the event a Taking is not a Substantial Taking, Landlord hereby grants Master Tenant an exclusive non‑revocable, power of attorney coupled with an interest to negotiate, collect, receive and retain any condemnation award and to make any compromise or settlement for such an award deemed necessary by Master Tenant with the appropriate authorities.

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12. INDEMNIFICATION.

12.1 Master Tenant Indemnity. FROM AND AFTER THE EFFECTIVE DATE MASTER TENANT HEREBY AGREES TO INDEMNIFY, DEFEND, PROTECT, AND HOLD HARMLESS LANDLORD AND LANDLORD’S AGENTS FROM AND AGAINST ALL LIABILITIES, OBLIGATIONS, CLAIMS, DEMANDS, DAMAGES, PENALTIES, FINES, LOSSES, SUITS, CAUSES OF ACTION, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST LANDLORD OR LANDLORD’S AGENTS ARISING AFTER THE EFFECTIVE DATE BY REASON OF (i) ANY ACCIDENT, OCCURRENCE, INJURY TO OR DEATH OF PERSONS (INCLUDING WORKMEN) OR LOSS OF OR DAMAGE TO PROPERTY OCCURRING ON OR ABOUT THE PREMISES (OR ANY PART THEREOF) OR THE ADJOINING SIDEWALKS, CURBS, OR THE ADJOINING STREETS OR WAYS, (ii) ANY USE OR CONDITION OF THE PREMISES (OR ANY PART THEREOF), (iii) ANY FAILURE ON THE PART OF MASTER TENANT TO PERFORM OR COMPLY WITH ANY OF THE TERMS OF THIS LEASE, AND (iv) PERFORMANCE OF ANY LABOR OR SERVICES OR THE FURNISHING OF ANY MATERIALS OR OTHER PROPERTY IN RESPECT OF THE PREMISES OR ANY PART THEREOF. MASTER TENANT WILL INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD AND LANDLORD’S AGENTS FROM AND AGAINST ALL THE LIABILITIES, OBLIGATIONS, CLAIMS AND OTHER EXPENSES AS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE EXCEPT TO THE EXTENT SAME MAY BE CAUSED OR ALLEGED TO BE CAUSED BY THE JOINT, COMPARATIVE, OR CONCURRENT NEGLIGENCE OR DEFAULT OF LANDLORD OR LANDLORD’S AGENTS, INCLUDING ANY SUCH CLAIM, CAUSE OF ACTION, OR SUIT IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF LANDLORD OR LANDLORD’S AGENTS. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Master Tenant, upon Landlord’s request, will at Master Tenant’s sole cost and expense defend such action, suit or proceeding, or cause the same to be defended by counsel designated by Master Tenant and reasonably acceptable to Landlord. The obligations of Master Tenant under this Section 12 arising by reason of any such occurrence taking place during the term of this Lease will survive any termination of this Lease.

12.2 Landlord Indemnity. LANDLORD HEREBY AGREES TO INDEMNIFY, DEFEND, PROTECT, AND HOLD HARMLESS MASTER TENANT AND MASTER TENANT’S AGENTS FROM AND AGAINST ALL LIABILITIES, OBLIGATIONS, CLAIMS, DEMANDS, DAMAGES, PENALTIES, FINES, LOSSES, SUITS, CAUSES OF ACTION, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST MASTER TENANT OR MASTER TENANT’S AGENTS BY REASON OF: (A) ANY ACTION OR CLAIM ARISING ON OR BEFORE THE EFFECTIVE DATE OF THIS AGREEMENT RELATED TO THE PREMISES, AND (B) LANDLORD’S VIOLATION OF THE TERMS OF THIS LEASE, THE FEE LOAN DOCUMENTS OR LANDLORD OTHERWISE ACTING AS THE OWNER OF THE PREMISES, INCLUDING BUT NOT LIMITED TO: (i) ANY ACCIDENT, OCCURRENCE, INJURY TO OR DEATH OF PERSONS (INCLUDING WORKMEN) OR LOSS OF OR DAMAGE TO PROPERTY OCCURRING ON OR ABOUT THE PREMISES (OR ANY PART THEREOF) OR THE ADJOINING SIDEWALKS, CURBS, OR THE ADJOINING STREETS OR WAYS, (ii) ANY CHANGE TO THE USE OR CONDITION OF THE PREMISES (OR ANY PART THEREOF), (iii) THE FAILURE ON THE PART OF LANDLORD TO PERFORM OR COMPLY WITH ANY OF THE TERMS OF THIS LEASE, (iv) PERFORMANCE OF ANY LABOR OR SERVICES OR THE FURNISHING OF ANY MATERIALS OR OTHER PROPERTY IN RESPECT OF THE PREMISES OR ANY PART THEREOF, AND (v) THE NEGOTIATION OF A CONDEMNATION AWARD OR INSURANCE PAYOUT WITH RESPECT TO ANY DAMAGE OR DESTRUCTION TO THE PREMISES. LANDLORD WILL INDEMNIFY, DEFEND AND HOLD HARMLESS MASTER TENANT AND MASTER TENANT’S AGENTS FROM AND AGAINST ALL THE LIABILITIES, OBLIGATIONS, CLAIMS AND OTHER EXPENSES AS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE EXCEPT TO THE EXTENT SAME MAY BE CAUSED OR ALLEGED TO BE CAUSED BY THE JOINT, COMPARATIVE, OR CONCURRENT NEGLIGENCE OR DEFAULT OF MASTER TENANT OR MASTER TENANT’S AGENTS, INCLUDING ANY SUCH CLAIM, CAUSE OF ACTION, OR SUIT IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF MASTER TENANT OR MASTER TENANT’S AGENTS. In case any action, suit or proceeding is brought against Master Tenant by reason of any such occurrence, Landlord, upon Master Tenant’s request, will at Landlord’s sole cost and expense defend such action, suit or proceeding, or cause the same to be defended by counsel designated by Landlord and reasonably acceptable to Master Tenant. The obligations of Landlord under this Section 12.2 arising by reason of any such occurrence taking place during the term of this Lease will survive any termination of this Lease.

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12.3 Environmental Indemnity.

(a) Master Tenant Indemnity. Except as otherwise provided under the terms of Section 7.3 hereof, Master Tenant agrees that Master Tenant will not bring onto the Premises any Hazardous Materials. MASTER TENANT HEREBY INDEMNIFIES LANDLORD OF, FROM AND AGAINST ANY AND ALL LOSS, COST, DAMAGE OR EXPENSE ARISING FROM THE INTRODUCTION OF ANY HAZARDOUS MATERIALS ONTO THE PREMISES BY MASTER TENANT, OR ANY EMPLOYEE OR AGENT, OFFICER, DIRECTOR, INVITEE OR GUEST OF MASTER TENANT (BUT NOT ANY SUBLESSEE OR ITS GUESTS, INVITEES OR AGENTS). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS INDEMNITY SPECIFICALLY COVERS COSTS INCURRED IN CONNECTION WITH ANY INVESTIGATION OR MONITORING OF SITE CONDITIONS, ANY CLEAN‑UP, CONTAINMENT, REMEDIAL OR RESTORATION WORK REQUIRED OR PERFORMED BY ANY FEDERAL, STATE OR LOCAL GOVERNMENTAL AGENCY OR POLITICAL SUBDIVISION OR PERFORMED BY ANY NON‑GOVERNMENTAL ENTITY OR PERSON BECAUSE OF THE PRESENCE, SUSPECTED PRESENCE, RELEASE OR SUSPECTED RELEASE OF ANY HAZARDOUS MATERIALS IN OR INTO THE AIR, SOIL, GROUNDWATER OR SURFACE WATER AT, ABOUT, UNDER OR WITHIN THE PREMISES (OR ANY PART THEREOF) AS A RESULT OF THE ACTIONS OF MASTER TENANT OR ITS EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, INVITEES AND GUESTS (BUT NOT ANY SUBLESSEE).

(b) Landlord Indemnity. Except as otherwise provided under the terms of Section 7.3 hereof, Landlord agrees that Landlord will not bring onto the Premises any Hazardous Materials. LANDLORD HEREBY INDEMNIFIES MASTER TENANT OF, FROM AND AGAINST ANY AND ALL LOSS, COST, DAMAGE OR EXPENSE ARISING FROM THE INTRODUCTION OF ANY HAZARDOUS MATERIALS ONTO THE PREMISES BY LANDLORD, OR ANY EMPLOYEE OR AGENT, OFFICER, DIRECTOR, INVITEE OR GUEST OF LANDLORD (BUT NOT ANY SUBLESSEE OR ITS GUESTS, INVITEES OR AGENTS). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS INDEMNITY SPECIFICALLY COVERS COSTS INCURRED IN CONNECTION WITH ANY INVESTIGATION OR MONITORING OF SITE CONDITIONS, ANY CLEAN‑UP, CONTAINMENT, REMEDIAL OR RESTORATION WORK REQUIRED OR PERFORMED BY ANY FEDERAL, STATE OR LOCAL GOVERNMENTAL AGENCY OR POLITICAL SUBDIVISION OR PERFORMED BY ANY NON‑GOVERNMENTAL ENTITY OR PERSON BECAUSE OF THE PRESENCE, SUSPECTED PRESENCE, RELEASE OR SUSPECTED RELEASE OF ANY HAZARDOUS MATERIALS IN OR INTO THE AIR, SOIL, GROUNDWATER OR SURFACE WATER AT, ABOUT, UNDER OR WITHIN THE PREMISES (OR ANY PART THEREOF) AS A RESULT OF THE ACTIONS OF LANDLORD OR ITS EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, INVITEES AND GUESTS (BUT NOT ANY SUBLESSEE).

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12.4 Waiver of Liabilities; Waiver of Subrogation. So long as it is permissible to do so under the laws and regulations governing the writing of insurance within the state in which the Premises are located, all insurance carried by either Landlord or Master Tenant (or Master Tenant’s assignee or sublessee) will provide for a waiver of rights of subrogation against Landlord and Master Tenant on the part of the insurance carrier. Unless the waiver contemplated by this sentence is not obtainable for the reasons described in this Section 12.4, Landlord waives any and all rights of recovery, claims, actions or causes of action against Master Tenant (and its assignee or sublessee, if applicable) and any officer, director, owner, partner, employee, agent, contractor, vendor or broker of Master Tenant (and its assignee or sublessee, if applicable) and Master Tenant waives any and all rights of recovery, claims, actions or causes of action against Landlord and any officer, director, owner, partner, employee, agent, contractor, vendor, property manager or broker of Landlord, for any loss or damage to property or any injuries to or death of any person which is covered or would have been covered under the insurance policies required under this Lease. The foregoing release will not apply to losses or damages in excess of actual or required policy limits (whichever is greater) nor to any deductible (up to a maximum of $10,000) applicable under any policy obtained by the waiving party. The failure of either party (the “Defaulting Party”) to take out or maintain any insurance policy required under this Lease will be a defense to any claim asserted by the Defaulting Party against the other party hereto by reason of any loss sustained by the Defaulting Party that would have been covered by any such required policy. The waivers set forth in this Section 12.4 will be in addition to, and not in substitution for, any other waivers, indemnities, or exclusions of liability set forth in this Lease.

13. ASSIGNMENTS AND SUBLETTING.

13.1 Landlord’s Consent. Without Landlord’s written consent, Master Tenant may assign, mortgage, pledge, encumber, hypothecate or otherwise transfer or permit the transfer of this Lease or Master Tenant’s interest in this Lease to any Affiliated Tenant (the foregoing being referred to herein as a “Transfer”). For purposes of this Section 13, a Transfer does not include any non‑material change in the ownership or control of Master Tenant (if Master Tenant is a corporation, a partnership or any other entity or a transfer of less than all of Master Tenant’s interest under this Lease). Any attempted Transfer by Master Tenant in violation of the terms and covenants of this Section 13 will be void. Any assignee or sublessee of all of Master Tenant’s interest in this Lease which is approved and permitted pursuant hereto must expressly accept and assume in writing all of the applicable obligations of Master Tenant hereunder. Landlord hereby acknowledges that a lease to the Approved Sublessee is not a transfer. Landlord expressly acknowledges and agrees that should the existing Approved Sublease terminate for any reason, Master Tenant shall have the right to sublease the Premises to a replacement tenant and that the such replacement tenant will also be referred to herein as an Approved Subtenant.

13.2 Procedure. If Master Tenant desires to effect a transfer (other than to the Approved Subtenant or in compliance with Section 13.1 above), then Master Tenant must deliver written notice of such intent to Landlord, together with a copy of the proposed instrument of assignment or sublease, at least 15 days prior to the proposed Transfer date. Landlord will use reasonable efforts to respond to Master Tenant’s request to assign this Lease or enter into a sublease of the Premises within 10 days of receipt of such written notice. The failure of Landlord to respond within such 10 day period shall constitute Landlord’s acceptance of such request.

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13.3 Effect of Approved Sale as Assignment or Approved Sublease. If Landlord approves any Transfer which effectuates a complete assignment or other transfer of all of Master Tenant’s interest under this Lease hereunder, Master Tenant will be released and discharged from any and all liabilities or obligations (whether past, present or future) under this Lease (including under any Extension Term of this Lease). If the rental rate agreed upon between Master Tenant and any proposed subtenant (including Approved Subtenant) under any proposed sublease (including the Approved Sublease) of the Premises (or any part thereof) is greater than the rental rate that Master Tenant must pay Landlord hereunder for that portion of the Premises that is subject to such proposed sublease, or if any consideration is received by Master Tenant in connection with any such proposed Transfer (in addition to rental as provided in any such proposed sublease), then all of such excess rental or such consideration, as the case may be (or both), will be the exclusive property of Master Tenant. All Transfers of less than all of Master Tenant’s interest under this Lease which are approved and permitted pursuant hereto will be subject and subordinate to this Lease (including any amendment hereto or modification, extension, renewal or replacement hereof) and all of the terms and covenants hereof; all Transfers of all of Master Tenant’s interests under this Lease which are approved and permitted pursuant hereto will be in full assumption by such assignee and full release of Master Tenant of all liabilities and obligations hereunder. Landlord agrees to, and each Fee Mortgagee will, enter into any reasonable recognition agreement requested by Master Tenant or any assignee or sublessee, which will have priority over the subordination and termination provisions of this Lease. The covenants and agreements set forth in this Section 13 will run with the Land and will bind Master Tenant and Master Tenant’s heirs, executors, administrators, personal representatives, representatives in any bankruptcy proceeding, successors and assigns. Upon the occurrence of a Master Tenant Event of Default and the termination of this Lease, but subject to any subordination, non‑disturbance and attornment agreement or recognition agreement executed by Landlord, any Fee Mortgagee, and Master Tenant or any assignee or sublessee, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedy herein provided or provided at law or in equity, may at Landlord’s option collect directly from any such assignee or sublessee all rents becoming due to Master Tenant under such assignment or sublease and apply such rent against any sums due to Landlord and Fee Mortgagee, if applicable, from Master Tenant hereunder.

14. DEFAULT OF MASTER TENANT.

14.1 Master Tenant Events of Default. Each of the following occurrences will constitute an “Master Tenant Event of Default” by Master Tenant under this Lease: (i) Master Tenant fails to pay any installment of Base Rent, or any other sum or payment to Landlord as and when due and such failure continues for a period of twenty (20) days after Landlord delivers written notice thereof to Master Tenant; (ii) any other material failure or material default in the performance of any of the other covenants, agreements, conditions or undertakings herein contained to be kept, observed and performed by Master Tenant and such material failure or material default continues for a period of 30 days after Landlord delivers written notice thereof to Master Tenant; provided, however, if such default is not capable of being cured within such thirty (30) day period, provided the Master Tenant commences such cure and diligently pursues cure, such time shall be extended to allow Master Tenant to complete such cure; (iii) Master Tenant generally does not pay its debts as they become due or admits in writing its inability to pay its debts, or Master Tenant files a petition in voluntary bankruptcy under the Federal Bankruptcy Act or similar law, state or federal, whether now or hereafter existing, or Master Tenant files an answer admitting insolvency or inability to pay Master Tenant’s debts, or Master Tenant fails to obtain a vacation or stay of involuntary proceedings in bankruptcy or insolvency within 90 days after the filing of same (as hereinafter provided), or Master Tenant is adjudicated a bankrupt, or a trustee or receiver shall be appointed for Master Tenant or for all of Master Tenant’s property or the major part thereof, or any court has taken jurisdiction of the property of Master Tenant or the major part thereof in any involuntary proceeding for reorganization, dissolution, liquidation or winding up of Master Tenant, and such trustee or receiver shall not be discharged or such jurisdiction relinquished or vacated or stayed on appeal or otherwise removed within 90 days after such appointment; (iv) Master Tenant makes an assignment for the benefit of Master Tenant’s creditors; (v) Master Tenant abandons all of its interest in the Premises pursuant to this Lease; (vi) Master Tenant fails to discharge any lien or encumbrance placed or suffered upon the Premises by Master Tenant’s actions or inactions in violation of the terms and conditions of this Lease within ninety (90) days after such lien or encumbrance is filed against the Premises; provided, however, Master Tenant shall be allowed to dispute such claim and such disputed claim shall not be a Master Tenant Event of Default if Master Tenant diligently disputes such claim or otherwise bonds over such claim; (vii) Master Tenant fails to make Fee Mortgage Debt Service Payments within the time period required thereunder for payment, including any notice and cure periods contained in the Fee Loan Documents; or (viii) Master Tenant fails to make Fee Mortgage Expense payments within the time period required thereunder for payment, including any notice and cure periods contained in the Fee Loan Documents, for a period of five (5) business days after receiving written notification of such failure from Landlord

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14.2 Remedies. Upon the occurrence of any Master Tenant Event of Default under this Lease, Landlord shall have the right to make the election specified in Section 1.4(b) hereof.

14.3 Landlord’s Remedies Exclusive. The right, power and remedy of Landlord as provided for in Section 1.4(b) of this Lease will be the sole and exclusive remedy of Landlord under this Lease, and every other right, power or remedy now or hereafter existing at law or in equity or by statute or otherwise are hereby waived in all respects.

15. DEFAULT OF LANDLORD.

15.1 Landlord Events of Default. Each of the following occurrences will constitute an “Landlord Event of Default” by Landlord under this Lease: (i) Landlord fails to pay any other sum or payment under the Lease to Master Tenant as and when due and such failure continues for a period of twenty (20) days after Master Tenant delivers written notice thereof to Landlord; (ii) any other failure or default in the performance of any of the other covenants, agreements, conditions or undertakings under the Lease to be kept, observed and performed by Landlord and such failure or default continues for a period of 30 days after Master Tenant delivers written notice thereof to Landlord; (iii) Landlord generally does not pay its debts as they become due or admits in writing its inability to pay its debts, or Landlord files a petition in voluntary bankruptcy under the Federal Bankruptcy Act or similar law, state or federal, whether now or hereafter existing, or Landlord files an answer admitting insolvency or inability to pay Landlord’s debts, or Landlord fails to obtain a vacation or stay of involuntary proceedings in bankruptcy or insolvency within 60 days after the filing of same (as hereinafter provided), or Landlord is adjudicated a bankrupt, or a trustee or receiver shall be appointed for Landlord or for all of Landlord’s property or the major part thereof, or any court has taken jurisdiction of the properties of Landlord or the major part thereof in any involuntary proceeding for reorganization, dissolution, liquidation or winding up of Landlord, and such trustee or receiver shall not be discharged or such jurisdiction relinquished or vacated or stayed on appeal or otherwise removed within 60 days after such appointment; (iv) Landlord makes a general assignment for the benefit of Landlord’s creditors; (v) Landlord abandons all of its interest in the Premises pursuant to this Lease; (vi) Landlord fails to discharge any lien or encumbrance placed or suffered upon the Premises by Landlord’s actions or inactions in violation of the terms and conditions of this Lease within ninety (90) days after such lien or encumbrance is filed against the Premises; (vii) any default by Landlord under the Fee Loan Documents, except for those covenants hereof which are made the responsibility of Master Tenant under this Lease; or (viii) any default by Landlord under the Approved Sublease, except for those covenants hereof which are made the responsibility of Master Tenant, unless Landlord fails to convey information to Master Tenant necessary for Master Tenant to fulfill the Landlord’s obligations under the Approved Sublease.

15.2 Remedies. Upon the occurrence of any Landlord Event of Default under this Lease, Master Tenant shall have the right to make the election specified in Section 1.4(a) hereof, and seek any other remedies available at law or in equity.

16. QUIET ENJOYMENT; RIGHT OF ENTRY. So long as Master Tenant faithfully and timely performs all the agreements, terms, covenants and conditions of this Lease, Master Tenant’s quiet and peaceful enjoyment of the Premises will not be disturbed or interfered with by Landlord, or any party claiming by, through or under Landlord, subject to the terms and provisions of this Lease. Notwithstanding the foregoing, Landlord will have the right, at all reasonable times during the Term, to enter the Premises upon two days’ prior notice and subject to any other requirements in any assignment or sublease, for the purpose of inspecting the Premises, so long as the exercise of such right does not unreasonably interfere with Master Tenant’s or any sublessee’s or assignee’s (including the Approved Subtenant’s) occupancy and use of the Premises.

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17. TENANT’S WAIVER OF STATUTORY AND OTHER RIGHTS. In the event of any termination of this Lease, Master Tenant, to the extent permitted by law, waives (i) any notice of re‑entry or of the institution of legal proceedings to that end, subject to the terms of any sublease or assignment, (ii) any right of redemption, re‑entry or repossession, (iii) any right to a trial by jury in any proceeding or in any matter in any way connected with this Lease, and (iv) the benefits of any laws now or hereafter in force exempting property from liability for rent or for debt. To the full extent permitted by law, Master Tenant further hereby releases and waives all claims against Landlord and Landlord’s principals, agents, representatives, employees, officers, directors, shareholders and independent contractors, for injury or damage to person, property or business sustained in or about the Premises by Master Tenant or Master Tenant’s agents, employees or contractors, other than damage proximately and solely caused by the negligence or willful misconduct of Landlord or Landlord’s agents or employees. Landlord additionally will not be responsible or liable to Master Tenant for any event, act or omission to the extent same is covered by insurance maintained or required to be maintained by Master Tenant with respect to the Premises and Master Tenant’s use and occupancy thereof (whether or not such insurance is actually obtained or maintained), and, at the request of Landlord, Master Tenant must from time to time cause Master Tenant’s (or any sublessee’s or assignee’s) insurers to provide effective waivers of subrogation for the benefit of Landlord and Landlord’s agents, employees, contractors and insurers in a form satisfactory to Landlord.

18. NO WAIVER, ETC., BY LANDLORD. No failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no submission by Master Tenant or acceptance by Landlord of full or partial Rent during the continuance of any such breach, will constitute a waiver of any such breach or of any such term. No waiver by Landlord of any breach will affect or alter this Lease, which will continue in full force and effect, nor will any such waiver affect or alter the rights of Landlord with respect to any other then existing or subsequent breach hereunder. In no event will any purported waiver by Landlord be effective unless set forth in writing duly executed by Landlord.

19. LANDLORD’S LIEN. In addition to any statutory lien for Rent existing in Landlord’s favor, Master Tenant hereby grants to Landlord as security for the payment of all Rent and all other sums becoming due under this Lease, a continuing security interest in all rents, contract rights and accounts receivable related to or arising from the Premises (if any), until all arrearages in Rent as well as any and all other sums of money then due to Landlord hereunder have been paid and discharged). Proceeds of the aforedescribed collateral are also covered. If a Master Tenant Event of Default occurs under this Lease, Landlord will have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section 19 (if any) at public or private sale upon ten (10) days’ notice to Master Tenant. Master Tenant hereby agrees to execute such other instruments necessary or desirable in Landlord’s discretion to perfect the security interest hereby created. Any statutory lien for Rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto. This Lease and security agreement may serve as a financing statement and that a copy or photograph or other reproduction of this portion of this Lease may be filed of record by Landlord and have the same force and effect as the original. This security agreement and financing statement, subject to any assignment or sublease or any recognition agreement or subordination, non‑disturbance and attornment agreement applicable hereto, , and may be filed for record in the real estate records of the county in which the Premises are located. Master Tenant warrants that the collateral subject to the security interest granted herein, if any, is not purchased or used by Master Tenant for personal, family or household purposes.

20. ACCEPTANCE OF SURRENDER. No modification, termination or surrender of this Lease or surrender of the Premises or any part thereof or of any interest therein by Master Tenant will be valid or effective unless agreed to and accepted in writing by Landlord and any Fee Mortgagee, and no act by any representative or agent of Landlord or any Fee Mortgagee, other than such a written agreement and acceptance by Landlord and any Fee Mortgagee, will constitute an acceptance thereof.

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21. NO MERGER OF TITLE. There will be no merger of the leasehold estate created by this Lease with the fee estate in the Premises by reason of the fact that the same person may acquire or hold (i) the leasehold estate created by this Lease or any interest in such leasehold estate, and (ii) the fee estate in the Premises or any interest in such fee estate. No such merger shall occur unless and until all persons (including any Fee Mortgage), having any interest in (i) the leasehold estate created by this Lease, and (ii) the fee estate in the Premises, join in a written instrument effecting such merger and shall duly record the same, subject to any rights under any recognition agreement or subordination, non‑disturbance and attornment agreement relating to this Lease (or any assignment or sublease) or the Premises.

22. LANDLORD REPRESENTATIONS, WARRANTIES AND COVENANTS.

22.1 Landlord Covenants.

(a) Refinancing. Landlord hereby agrees, during the Initial Term or any applicable Extension Term, not to mortgage, pledge, encumber or hypothecate, the Premises or any portion thereof, except by reason of a mortgage obtained in the ordinary course of business to refinance the property.

(b) Covenant Running with the Land; Conveyance of the Premises Subject to the Lease. Landlord hereby agrees that it may assign, convey or otherwise dispose of all of the Premises (but not less than all); provided, however, the Landlord and the Master Tenant hereby agree (i) that, for so long as this Lease remains in effect (for the avoidance of doubt, for the entire Term, including the Initial Term and any applicable Extension Term), any assignment, conveyance or other disposition of the Premises may only occur if the transferee acquires the Premises subject to this Lease; and (ii) that this Lease and the benefits and burdens of the rights contained herein create a covenant running with the Premises and a valid and present interest in the Premises in favor of the Master Tenant, and shall be a charge and burden on the Premises for the duration of this Lease (for the avoidance of doubt, for the entire Term, including the Initial Term and any applicable Extension Term). Accordingly, this Lease shall be deemed to be an interest in and encumbrance on the Premises and shall be binding upon and against the Landlord and its successors, assigns, permittees, licensees, lessees, employees, and agents. The easements, leases and other rights of the benefitted properties and Master Tenant hereunder shall inure to the benefit of Master Tenant and its successors, assigns, permittees, licensees, lessees, employees, and agents.

(c) Securities Law Compliance. Subject to Section 22.1(b) above, the Landlord and the Master Tenant hereby agree that the beneficial interest in Landlord may be sold, transferred or assigned, provided that the transferor has satisfied any applicable securities law.

(d) No Interference. Without written approval of Master Tenant, Landlord agrees not to exercise any rights Landlord has as owner of the Premises, the original landlord under the Approved Sublease, or the borrower under the Fee Loan Documents, unless Master Tenant is in default under the terms of this Lease or the Fee Loan Documents, as applicable, and any applicable notice and cure period therefor has passed.

(e) Notices. Landlord agrees to promptly provide a true, correct and complete copy to Master Tenant of any and all notices received by Landlord from the Fee Mortgagee or with respect to the Fee Loan Documents, from the Approved Subtenant or with respect to the Approved Sublease, or otherwise with respect to the Premises. If any of such notices describe a breach or default or otherwise need prompt attention, Landlord will immediately deliver a copy of same to Master Tenant by email and overnight delivery service; otherwise, the copy must be given to Master Tenant within two (2) days.

(f) Information. Landlord agrees to promptly provide Master Tenant with all information necessary for Master Tenant to properly fulfill the Landlord’s obligations under the Approved Sublease.

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22.2 Landlord Representations and Warranties. Landlord hereby unconditionally warrants, represents and covenants, to the best of Landlord’s knowledge, to Master Tenant, as of the date hereof as follows.

(a) Governmental Requirements. No material violation of any Governmental Requirements exists with respect to the Premises, and Landlord is not in default and has not been notified of a possible violation with respect to any Governmental Requirements. The Improvements comply with all applicable Governmental Requirements and Legal Requirements.

(b) Utility and Municipal Services. All utility services of sufficient size and capacity necessary for the operation of the Improvements for their intended purposes are available at or within the property line of the Land, including potable water, storm drainage, sanitary sewer, gas, electric, and telephone facilities, and such utilities have been accepted by applicable Governmental Authorities if required. The Land and Improvements are served by fire, police and ambulance service by the local Governmental Authority.

(c) Easements; Access. All easements and rights-of-way required by all Governmental Authorities and from private parties for the construction of the Improvements and the use and operation of the Premises for its intended purposes (including for all utility services and all access) have been obtained and recorded in the appropriate records of the county in which the Land is located. All off-site roads and public utilities necessary for the full utilization of the Land and Improvements for their intended purposes have been completed, dedicated to the public use, and accepted by the appropriate Governmental Authorities.

(d) Uses. The present and intended uses of the Premises are permitted by, and comply with, all zoning ordinances, subdivision and platting requirements, deed restrictions, other restrictive covenants, licensing requirements, building codes, flood disaster and environmental protection laws, and other Governmental Requirements and Legal Requirements affecting the use or occupancy of the Premises.

(e) Flood Plain. No portion of the Premises is located within any designated flood plain or special flood hazard area, or if the Land is in flood hazard area, and Master Tenant has approved same (such approval being in the sole and absolute discretion of Master Tenant), Landlord has executed Master Tenant’s Notice of Flood Hazard Area and/or such other documentation required by Master Tenant, and Landlord has obtained and will maintain flood insurance coverage for the Premises as otherwise specified herein.

(f) No Proceedings. There does not exist nor is there threatened, to Landlord’s knowledge any: (i) any actions, suits, or proceedings, at law or in equity, pending before any Governmental Authority or arbitrator against or affecting Landlord or involving the Premises; (ii) outstanding or unpaid judgments against the Landlord or the Premises; or (iii) defaults by Landlord with respect to any order, writ, injunction, decree, or demand of any Governmental Authority or arbitrator.

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(g) Leases. The Approved Sublease has been duly executed by all parties thereto and are in full force and effect; there are no other leases affecting the Premises. There are no defaults under the Approved Sublease and any other leases, and Landlord has not received notice of a breach or default under the Approved Sublease and any other leases that has not been fully cured. All conditions to the effectiveness or continuing effectiveness thereof required to be satisfied as of all times during the term of the Approved Sublease and any other leases.

(h) Premises Contracts. To Landlord’s best knowledge, all Contracts (if any) have been duly executed by all parties thereto and are in full force and effect. Landlord is not, and to Landlord’s best knowledge, no other party is, in default, and there exists no event or fact that with the giving of notice, the passage of time, or both, would constitute a default under any material Contract.

(i) Land. The Land is not part of a larger tract of land owned by Landlord or any third‑party, is not otherwise included under any unity of title or similar covenant with other lands not encumbered by the Lease, and constitutes a separate tax lot or lots with a separate tax assessment or assessments for the Land and Improvements, independent of those for any other lands or improvements.

(j) No Transfer. Landlord has not directly or indirectly conveyed, assigned, or otherwise disposed of or transferred (or agreed to do so) any development rights, air rights, or other similar rights, privileges, or attributes with respect to the Premises, including those arising under any zoning or land use ordinance or other law or governmental requirement.

(k) Other Contracts. Except as otherwise provided for in the Fee Loan Documents, the Landlord has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien or a right to a lien on the Premises.

(l) Sale of Premises. Landlord has not entered into any agreement to sell or to provide any person or organization an option or right to purchase all or any portion of the Premises.

(m) Disclosure. Landlord has not failed to disclose to Master Tenant any fact known to it or which should reasonably be expected to be known to it which materially and adversely affects, or which Landlord anticipates, or should reasonably be expected to anticipate, will materially and adversely affect, Landlord, its ability to perform its respective obligations under the Lease, and/or the Premises.

(n) Statements. No certificate, statement, report, or other information delivered prior hereto, concurrently herewith, or hereafter by Landlord to Master Tenant in connection herewith, or in connection with any transaction contemplated hereby, contains or will contain any untrue statement of a material fact or fails to state any material fact necessary to keep the statements contained therein from being misleading, and same are, or will be, as the case may be, true, complete, and accurate in all material respects as of the date hereof (if given prior to or contemporaneously herewith) or as of the date thereof (if given after the date hereof).

(o) Hazardous Materials. To the best of Landlord’s current actual knowledge, no Hazardous Materials (defined above) are present at or about the Premises, and Landlord has received no written notification from any governmental or quasi-governmental authority of any possible violations of any Legal Requirements (defined below) with respect to the Premises. To the best of Landlord’s current actual knowledge, Landlord has not conducted any activity on the Premises involving the generation, storage or disposal of Hazardous Materials. To the best of Landlord’s current actual knowledge, no portion of the Premises is now being used to treat, store, generate or dispose of Hazardous Materials, excepting for those materials ordinarily and customarily used, stored, present or handled in the regular operation of the Premises in the ordinary course of business and in compliance with all applicable laws, ordinances, regulations, statutes, rules and restrictions (“Legal Requirements”). Further, to the best of Landlord’s current actual knowledge, Landlord has not received written notice of any discharge, spill, or disposal of any Hazardous Materials on, in or under the Premises, and (ii) there are no storage tanks or wells located on, in or under the Premises.

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22.3 Fee Loan Documents. Landlord hereby covenants, represents and/or warrants as set forth below:

(a) If the Fee Loan Documents exist as of the Effective Date, then Landlord has delivered to Master Tenant a true, complete and correct copy of the Fee Loan Documents and none of same have been modified or amended except as included in the copies delivered to Master Tenant. If Master Tenant will be obligated to obtain the financing under the Fee Loan Documents, then Landlord agrees to execute and deliver such Fee Loan Documents, in a form approved by Master Tenant’s attorneys, and in substantial accordance with the forms thereof provided to Landlord prior to the Effective Date. The Fee Mortgage and Fee Loan Documents shall be subject to Master Tenant’s reasonable approval, and except as expressly provided herein, Landlord will not obtain a new Fee Mortgage or modify or amend the Fee Loan Documents, without Master Tenant’s consent, not to be unreasonably withheld.

(b) As of the date hereof, no default or event of default, or any facts or circumstances which with the passage of time or giving of notice or both could result in the occurrence of a default or an event of default, exist under the Fee Loan Documents.

(c) The Fee Mortgage secures only the indebtedness and obligations arising under the Fee Loan Documents relating to the Premises.

(d) Fee Loan Documents may not contain any prohibition on the transactions evidenced by this Lease, including, but not limited to, the long term leases. Landlord states that Landlord does not now and does not intend ever to reside in, use in any manner, or claim the Premises described in this Lease as their homestead. Landlord disclaims all homestead rights, interests and exemptions related to the Premises.

(e) The execution and delivery of this Lease is not a violation of the Fee Loan Documents and no approvals are required from Fee Mortgagee for Landlord’s execution, delivery and performance under this Lease.

(f) Other than the Fee Loan Documents, Landlord has not entered into, or authorized any party to enter into, any liens, mortgages or encumbrances affecting the Premises.

23. BROKERS. Landlord and Master Tenant represent and warrant that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, AND LANDLORD AND MASTER TENANT HEREBY AGREE TO AND SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE OTHER PARTY FROM AND AGAINST ANY CLAIMS BY ANY BROKER, AGENT OR OTHER PERSON CLAIMING A COMMISSION OR OTHER FORM OF COMPENSATION BY VIRTUE OF HAVING DEALT WITH INDEMNIFYING PARTY WITH REGARD TO THE LEASING TRANSACTION THE SUBJECT OF THIS LEASE.

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24. SURRENDER; HOLDING OVER.

24.1 Surrender of Premises. No act by Landlord will be deemed an acceptance by Landlord of Master Tenant’s surrender of the Premises, and no agreement to accept a surrender of the Premises will be valid, unless the same is made in writing and signed by Landlord. Upon the expiration or other termination of the Term of this Lease, Master Tenant will quit and surrender to Landlord the Premises, including all buildings, replacements, changes, additions and improvements constructed, erected, added or placed by Master Tenant thereon, with all Equipment in or appurtenant thereto, in good condition and repair, reasonable wear and tear excepted. Upon the expiration or sooner termination of this Lease, all Buildings (if any, including all Equipment in or appurtenant thereto), improvements and all changes, additions and alterations therein shall be and remain on the Land and title to all such property will vest in and belong to Landlord without further action on the part of either party hereto and without cost or charge to Landlord. All of Master Tenant’s items not removed will be deemed to have been abandoned by Master Tenant and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Master Tenant and without any obligation to account for such items. Landlord will not be liable or responsible for any loss of or damage to any personalty owned or held by or for Master Tenant which may be on the Premises when Landlord takes possession of it, nor will Landlord be required to account for any such personalty.

24.2 Holding Over. If Master Tenant, or any assignee of Master Tenant, continues to occupy the Premises after the expiration or other termination of the Term and for more than 75 days after written notice from Landlord of the termination or expiration of this Lease and demand to vacate and surrender the Premises (which notice may be given during the final 75 days of the Term), then same shall be deemed to be a Master Tenant Event of Default. Acceptance by Landlord of any Rent after any such expiration or other termination of this Lease shall not constitute a renewal of this Lease or a consent to such holdover occupancy, nor shall any such acceptance waive Landlord’s right of re‑entry or any other right contained in this Lease or provided by law or in equity.

24.3 Survival. The provisions of this Section 24 will survive the expiration or termination of the Term.

25. PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and all such rights, powers and remedies are intended to be limited to the extent necessary so that they will not render this Lease invalid or unenforceable under any applicable law. If any provision of this Lease is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the other terms of this Lease will in no way be affected thereby.

26. NOTICES, ETC. All notices and other communications hereunder must be in writing and will be deemed to have been given when mailed by first class registered or certified mail, postage prepaid, return receipt requested, or when delivered by a nationally recognized overnight courier service who must provide a receipt evidencing such delivery, and in either such case only when addressed and delivered (i) if to Master Tenant, at the address provided on the Master Tenant’s signature page hereto, and (ii) if to Landlord, at the address for Landlord at the address provided on Landlord’s signature page hereto, or (iii) if to a Fee Mortgagee, at the address furnished by such Fee Mortgagee in writing to Master Tenant.

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27. NET LEASE.

27.1 Fully Net Lease. This Lease is intended to be a fully net lease, it being the intention of the parties hereto that Landlord will have and enjoy the Rent without notice or demand, and without set‑off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense, except as herein specifically provided. Nothing herein contained, however, will be construed so as to require Master Tenant to pay or be liable for any gift, inheritance, estate, franchise, income, profit, capital or similar tax, or any other tax in lieu of any of the foregoing, imposed upon Landlord, or any successor or assign of Landlord. Landlord and Master Tenant agree that this Lease is a true lease and does not represent a financing arrangement, joint venture, management arrangement, or any arrangement other than a true lease. Each party shall reflect the transactions represented by this Lease in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with “true lease” treatment.

27.2 No Reduction of Rent. Except as otherwise provided herein, Master Tenant will not be entitled to any set‑off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to the Rent, or any other sums payable under this Lease. The obligations of Master Tenant under this Lease will not be affected by any interference with Master Tenant’s use of any of the Premises for any reason, including, without limitation, any inconvenience, interruption, cessation or loss of business or otherwise caused directly or indirectly by (i) any present or future Laws or Regulations; (ii) any title defect or encumbrance affecting the Premises of any part thereof; (iii) any bankruptcy, insolvency, reorganization, dissolution, liquidation or other like proceeding relating to Landlord; (iv) any claim that Master Tenant has or might have against Landlord other than as specified herein; (v) any latent or other defect in, or any theft or loss of any of the Premises, or (vi) by war or any matter or things resulting therefrom. Except as otherwise provided herein, Master Tenant waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises or any part thereof.

28. LIMITATION OF LANDLORD’S LIABILITY. As used in this Lease, the term “Landlord” means the entity herein named as such, together with such entity’s successors and assigns. No person holding Landlord’s interest under this Lease (whether or not such person is named as the “Landlord”) shall have any liability hereunder after such person ceases to hold such interest, except for any liability accruing hereunder while such person held such interest. Except as otherwise provided herein, no principal, officer, director, shareholder, employee, agent, representative or partner (general or limited) or member or manager of Landlord will have any personal liability under any provision of this Lease. If Landlord defaults in the performance of any of Landlord’s obligations under this Lease or otherwise, Master Tenant will look solely to Landlord’s interest in the Premises and not to the assets, interests or rights of any principal, officer, director, shareholder, employee, agent, representative or partner (general or limited) of Landlord for satisfaction of Master Tenant’s remedies on account thereof, it being hereby agreed that Landlord’s liability under this Lease is limited to Landlord’s interest in the Premises and Master Tenant agrees to look solely to Landlord’s interest in the Premises to satisfy any obligation of Landlord under this Lease.

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29. TENANT’S RIGHTS.

29.1 Power of Attorney. In addition to Master Tenant’s other rights and remedies, whether hereunder or in law or equity, Master Tenant shall have the right, but not the obligation, to exercise the rights as attorney‑in‑fact as provided below. Landlord hereby constitutes and appoints (which appointment is coupled with an interest and is therefore irrevocable) Master Tenant as Landlord’s true and lawful attorney in fact, with full power of substitution, and hereby empowers Master Tenant, acting as Landlord’s attorney in fact, at any time after the Effective Date, as follows: (i) to use any funds due to Landlord, including any balance which may be unadvanced under the Fee Loan Documents, and in any other escrow held by Fee Mortgagee for benefit of Landlord; (ii) to continue and perform any of Landlord’s rights or obligations under the Approved Sublease and the Fee Loan Documents including renegotiating, amending and modifying the terms thereof; (iii) to employ such contractors, subcontractors, agents, design professionals, and inspectors as shall be necessary or desirable for said purposes; (iv) to pay, settle, or compromise all existing bills and claims which are or may be liens against the Premises; (v) to execute all the applications and certificates in the name of Landlord which may be required by any governmental authority; (vi) to do any and every act with respect to the Premises which Landlord could do in Landlord’s own behalf; and (vii) to prosecute and defend all actions or proceedings in connection with the Premises and to take such action and require such performance as is deemed necessary or desirable. The power of attorney under this Section shall terminate upon the termination of the Lease in full or upon foreclosure of the Fee Loan Documents. Master Tenant shall incur no liability if any action taken by it as attorney‑in‑fact as permitted above shall prove to be inadequate, invalid, or poor judgment, so long as Master Tenant did not act with willful misconduct. SUBJECT TO SECTION 12.1, LANDLORD AGREES TO INDEMNIFY AND HOLD TENANT HARMLESS FROM AND AGAINST ANY LOSS, COST, LIABILITY, OR EXPENSE (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS’ FEES) INCURRED IN CONNECTION WITH ANY SUCH ACTION (EXCLUDING TENANT’S WILLFUL MISCONDUCT). THE FOREGOING INDEMNITY SHALL APPLY WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OR GROSS NEGLIGENCE (WHETHER SOLE, COMPARATIVE, OR CONTRIBUTORY) OF TENANT, BUT SHALL NOT APPLY TO MATTERS TO THE EXTENT SUCH MATTERS ARE CAUSED BY OR ARISE OUT OF THE WILLFUL MISCONDUCT OF TENANT. All rights and remedies of Master Tenant are cumulative.

29.2 Exchange Offer.

(a) Exchange Right. If the Exchange Conditions have been satisfied, Master Tenant shall have the right (the “Exchange Right”) during the Term of the Lease to convey to Landlord (the “Exchange”), in exchange for Landlord’s interest in the Premises, Substitute Premises (as defined in subsection c herein below), and lease such Substitute Premises from Landlord on the same terms and conditions as specified under this Lease by providing written notice to Landlord (the “Exchange Right Request”), subject to Landlord’s written approval of the Exchange Right Request, such approval not to be unreasonably withheld, conditioned or delayed.

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(b) Due Diligence. If Master Tenant sends Landlord an Exchange Right Request, Master Tenant shall provide Landlord and Fee Mortgagee or cause Landlord and Fee Mortgagee to be provided with such information (“Landlord’s Due Diligence Information”) relating to title, environmental issues, zoning matters, real estate taxes, insurance, and existing legal violations relating to the Substitute Premises, as Landlord and Fee Mortgagee shall reasonably require, which information shall include, without limitation, a binding commitment or a pro forma policy from a national title insurance company reasonably acceptable to Landlord and Fee Mortgagee, obligating such title insurance company to issue an Owner’s and a Fee Mortgagee’s ALTA (or, if the Substitute Premises is located in Texas, the standard form of title insurance policy issued in Texas) title policy (naming Landlord and Fee Mortgagee as the insured) in respect to the Substitute Premises containing such endorsements and affirmative coverages generally similar to (but no less comprehensive than) those contained in the policy for the original Premises, an as built survey with a surveyor’s certification containing the level of detail required by the ALTA/ASCM 2016 standards, an insurance certificate for the Substitute Premises meeting the requirements contained in the Fee Mortgage, a Phase I environmental assessment (not more than ninety (90) days old at the date of substitution) conducted by a qualified environmental professional or firm (reasonably satisfactory to Landlord and Fee Mortgagee) indicating that there are no existing violations of Laws or Regulations relating to Hazardous Materials with respect to the Substitute Premises, an engineering report on the Substitute Premises, an Appraisal of the Substitute Premises (by an appraiser satisfactory to Landlord and Fee Mortgagee) reflecting a FMV not less than the FMV of the original Premises (as completed), an opinion regarding due authorization, execution and enforceability, and other issues which cover the same matters as shall have been included in the opinions provided to Fee Mortgagee and Landlord in connection with the closing of the Loan and purchase of the Premises. All of the Landlord’s Due Diligence Information shall be provided to Fee Mortgagee and Landlord within thirty (30) business days after the delivery of the Exchange Right Request to Landlord. The preparation and obtaining of the Landlord’s Due Diligence Information shall be at Master Tenant’s sole cost and expense and Master Tenant shall be responsible for paying all reasonable costs of Fee Mortgagee’s and Landlord’s counsel, Fee Mortgagee’s servicing agent, environmental engineer and appraiser, and all other reasonable costs incurred by Landlord and Fee Mortgagee in connection with evaluating the Exchange Offer. No Exchange shall be effective unless (i) Fee Mortgagee shall have consented in writing to such Exchange Offer and related modifications to the Note, Fee Mortgage and other Loan documents and this Lease, and (ii) in the event that any certificates or securities issued with respect to the Loan shall have been rated by S&P, Moody’s or any other rating agency, then such rating agencies shall have confirmed in writing that the substitution of the Substitute Premises for the Premises will not result in the downgrade, withdrawal or qualification of the rating of the certificates or securities evidencing such indebtedness, and all costs of obtaining such confirmation shall be paid by Master Tenant. The Exchange Right shall be deemed conditional upon the satisfaction of the following conditions within ninety (90) days from the date of Landlord’s receipt of the Exchange Right Request: (i) Landlord’s written approval of the Exchange Right Request; (ii) Landlord shall convey or cause to be conveyed title to the Premises to Master Tenant, and Master Tenant shall convey or cause to be conveyed title to the Substitute Premises to Landlord; (iii) Landlord and Fee Mortgagee shall enter into a modification of the Fee Mortgage and such other of the Loan Documents as shall be necessary in order to (A) release the Premises from the lien of the Fee Mortgage and from being encumbered by any of the other loan documents, (B) spread the lien of the Fee Mortgage and any of the other applicable loan documents so as to encumber the Substitute Premises as a first lien, and (C) cause all of the applicable provisions in the loan documents to cease to relate to the Premises (e.g., by partial release of any Fee Mortgage), but instead to relate to the Substitute Premises, as if this Lease shall have demised the Substitute Premises at the time the Loan contemplated by the Fee Mortgage and other loan documents was closed, mutatis mutandis; and (iv) in the event that the debt to Fee Mortgagee shall have been deposited with a trust, which trust shall have sold certificates to investors evidencing an ownership interest in the trust assets, or securities collateralized by the debt shall have been sold to investors, S&P (and/or any other rating agency then rating such certificates or securities) shall have confirmed in writing that the substitution of the Substitute Premises for the Premises will not result in a downgrade, withdrawal or qualification of the rating then assigned to such certificates or securities. Upon the completion of the conveyance of the Substitute Premises to the Landlord, this Lease shall be modified (in a manner satisfactory to Fee Mortgagee and Landlord) to reflect the substitution of the Substitute Premises for the Premises and in such other respects as may be necessary as a result of the exchange of the Premises for the Substitute Premises, but in all other respects this Lease shall remain in full force and effect, and the parties shall enter into and record a new Notice or Memorandum of Lease similar to the one executed in connection with the execution of this Lease. Upon conveyance of the Substitute Premises to Landlord, Landlord shall requisition the proceeds of the Loan from the Fee Mortgagee which shall have not theretofore been disbursed, and upon approval of such disbursement request, Fee Mortgagee shall remit or cause to be remitted said proceeds to Master Tenant. The title to the Substitute Premises shall be free of liens and encumbrances except for those which are specifically accepted by Landlord and Fee Mortgagee, and the costs and fees with respect to the conveyance of the Premises to the Master Tenant and the conveyance of such Substitute Premises to the Landlord (including, without limitation, counsel fees, escrow fees, recording fees, title insurance premiums, transfer taxes and all other applicable taxes (other than any income or franchise taxes of Landlord; provided, that if the Premises are located in Texas, then the Master Tenant shall pay the Landlord the amount of all franchise taxes, if any, payable by Landlord as a result of or with respect to such exchange and conveyance based upon the then applicable franchise tax rate); provided, further, however, that (i) Landlord acknowledges that it shall be responsible for the timely preparation and filing of any applicable Texas franchise tax filings and reports, (ii) after the end of the calendar year to which such franchise taxes are attributable, Landlord shall request reimbursement for the Master Tenant’s pro rata portion (the “Master Tenant’s Portion”) of Texas franchise taxes that may be due from Master Tenant under this Section 29.2(b) by sending Master Tenant (directed to the attention of Director of Property Tax, or such other person as Master Tenant may designate) a copy of the related return and other documentation sufficient to substantiate the Master Tenant Portion and Master Tenant shall remit reimbursement for such Master Tenant Portion within forty-five (45) days thereafter, (iii) Landlord agrees to use reasonable efforts to identify and claim any applicable credits, deductions, and exemptions available to Landlord to reduce or eliminate any such liability, however, the Landlord’s failure to identify and claim applicable credits, deductions and exemptions shall not limit Master Tenant’s obligations to pay Landlord such Texas franchise taxes, and (iv) Master Tenant’s obligation to pay such franchise taxes shall survive the expiration or earlier termination of this Lease) shall be borne by Master Tenant. Any indemnifications which shall have been given by Master Tenant with respect to the Premises shall survive the exchange of the Substitute Premises for such Premises.

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(c) Substitute Premises. The “Substitute Premises” shall mean a parcel of land located by itself on a separate tax parcel with a completed building constructed thereon, with respect to which a certificate of occupancy has been issued and all other licenses and permits have been received, provided, however, that such land and building shall have a then-current appraised value at least equal to the current appraised value of the Premises (or in the case of damage or destruction the anticipated appraised value of the building) upon completion of the Building. Notwithstanding the immediately preceding sentence, the Substitute Premises shall not be required to be located in the same state as the Premises if Master Tenant pays to or for the benefit of Landlord all costs and expenses incurred by Landlord and Fee Mortgagee in connection with the acquisition and ownership of such property which would not have been incurred had the Substitute Premises been located in the same state as the Premises.

30. MISCELLANEOUS.

30.1 Amendments, Etc. Subject to Section 1.4 and Section 20 hereof, this Lease may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

30.2 Landlord’s Consent. Whenever the consent of Landlord is required hereunder, such consent will be valid only where given by Landlord in writing. Unless expressly provided in this Lease to the contrary, whenever the consent of Landlord is required hereunder, Landlord may not unreasonably withhold, condition or delay such consent.

30.3 Successors and Assigns. This Lease and all terms, provisions, covenants and conditions contained in this Lease will apply to, be binding upon and will inure to the benefit of and be enforceable by each of the parties hereto and the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

30.4 Gender, Etc. Words of any gender used in this Lease will be held and construed to include any other gender, and words in the singular number will be held to include the plural, unless the context otherwise requires.

30.5 Survival. All obligations of the parties hereunder not fully performed as of the expiration or earlier termination of the term of this Lease will survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises.

30.6 Headings and Captions. The headings and captions contained in this Lease are for purposes of reference only and do not limit or define the meaning hereof.

30.7 Multiple Counterparts. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

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30.8 Incorporation by Reference. All exhibits, riders and addenda contained herein or attached hereto and signed (or initialed) by Landlord and Master Tenant are hereby incorporated by reference herein and will be deemed to be a part hereof for all purposes.

30.9 Governing Law. This Lease will be construed in accordance with the laws of the state in which the Premises are located.

30.10 Construction of Lease. Landlord and Master Tenant have negotiated this Lease, have had an opportunity to be advised with respect to the provisions contained herein and have had the right to approve each and every provision hereof. Therefore, this Lease will not be construed against either Landlord or Master Tenant as a result of the preparation of this Lease by or on behalf of either such party.

30.11 Severability. If any provision of this Lease or the application thereof to any person or circumstance is invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances will not be affected thereby and will be enforced to the greatest extent permitted by law.

30.12 Authority. The person executing this Lease on behalf of Master Tenant does hereby personally represent and warrant that Master Tenant is a duly authorized and existing legal entity, that Master Tenant is qualified to do business in the state in which the Premises are located, that Master Tenant has full right, power and authority to enter into this Lease, and that each person signing on behalf of Master Tenant is authorized to do so.

30.13 Relationship between Landlord and Master Tenant. Nothing in this Lease will be deemed or construed by the parties hereto, nor by any third party, as creating a relationship of principal and agent or of partnership or of joint venture between the parties hereto or otherwise, it being understood and agreed that no provision contained herein, nor any acts on the parties hereto, will be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

30.14 No Recording; Memorandum. This Lease shall not be recorded or filed for record in any public records. The Memorandum of this Lease, signed by both Landlord and Master Tenant, will be recorded in the Real Property Records of the county in which the Premises are situated.

30.15 ENTIRE AGREEMENT. THIS LEASE, TOGETHER WITH ALL EXHIBITS ATTACHED HERETO, EMBODIES THE ENTIRE AGREEMENT BETWEEN THE PARTIES RELATIVE TO THE SUBJECT MATTER HEREOF, AND THERE ARE NO ORAL OR WRITTEN AGREEMENTS BETWEEN THE PARTIES, NOR ANY REPRESENTATIONS MADE BY EITHER PARTY, RELATIVE TO THE SUBJECT MATTER HEREOF WHICH ARE NOT EXPRESSLY SET FORTH HEREIN. THIS LEASE MAY BE AMENDED ONLY BY A WRITTEN INSTRUMENT EXECUTED BY THE PARTY OR PARTIES TO BE BOUND THEREBY.

30.16 NOTICE OF INDEMNIFICATION. THE PARTIES TO THIS LEASE HEREBY ACKNOWLEDGE AND AGREE THAT THIS LEASE CONTAINS CERTAIN INDEMNIFICATION PROVISIONS, INCLUDING THOSE CONTAINED IN SECTIONS 7.1, 12.1, 12.2, 12.3, 23, and 29.1.

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IN WITNESS WHEREOF, Landlord and Master Tenant have signed this Lease.

LANDLORD:

CAPVIEW RESIDENTIAL INCOME – FUND VII, LP, a Delaware Limited Partnership

	By:	CRI Fund VII GP, LLC
	Its:	Sole General Partner

	By:	Capview Holdings, LLC
	Its:	Manager

By:
	Name:	John Hammill
	Title:	Manager

Address: 6119A Greenville Ave Suite 434 Dallas, TX 75206

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the _____ day of _____________, 20___, by John Hammill, Manager of Capview Holdings, LLC, a Delaware limited liability company, as the sole manager of CRI Fund VII GP, LLC, a Texas limited liability company, as sole general partner of CAPVIEW RESIDENTIAL INCOME – FUND VII, LP, a Delaware limited partnership on behalf of said limited partnership.

[S E A L]
Notary Public, State of ___________________

My Commission expires: ______________________
Printed Name of Notary

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MASTER TENANT:

CAPVIEW EXCHANGE RESIDENTIAL, LLC, a Delaware limited liability company

By:
	Name:	John Hammill
	Title:	Chief Executive Officer

Address: 6119A Greenville Ave Suite 434 Dallas, Texas 75206

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on __________, 20___, by John Hammill, the Chief Executive Officer of CAPVIEW EXCHANGE RESIDENTIAL, LLC, a Delaware limited liability company, on behalf of said limited liability company.

[S E A L]
Notary Public, State of ___________________

My Commission expires: ______________________
Printed Name of Notary

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SCHEDULE OF DEFINITIONS

The following terms, as used in this Lease, shall have the meanings set forth below.

ADA:	As defined in Section 7.2 hereof.
Alterations:	As defined in Section 6.1 hereof.
Affiliated Tenant:

When used with respect to any Person, any other Person which Controls, is Controlled by3 or is under common Control with such Person, provided the ultimate beneficial owner of such Person has assets under management valued to be substantially the same, or greater than the ultimate beneficial owner of such Person and cash reserves that are substantially the same, or greater than the ultimate beneficial owner of such Person.

Appraisal:	As defined in Section 6.1 hereof.
Approved Sublease:	Any sublease of the Property approved by the Master Tenant.
Approved Subtenant:	Any Person party to an Approved Sublease as the subtenant..
Assignment and Bill of Sale:	As defined in Section 1 of Exhibit C hereto.
Base Rent:	As defined in Section 2.1 hereof and as set forth in Exhibit B hereto.
Books and Records:

All books and records pertaining to any or all of the Premises, including any development or construction related thereto, the activities conducted in connection therewith, financial statements related thereto, records relating to the Approved Sublease and all other leases, lessees and activities under any leases, and the qualification of such lessees, records relating to the application and allocation of any federal, state, and local tax credits or benefits related thereto, and computer-readable memory and any computer hardware or software necessary to access and process such memory.

Building:	As defined in the recitals hereof.
Closing Conditions:	As defined in Section 2 of Exhibit C hereto.
Closing Documents:	As defined in Section 1 of Exhibit C hereto.

SCHEDULE OF DEFINITIONS – Page 1
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Contracts:

All of the right, title, and interest of Landlord, including equitable rights, in, to, and under any and all of the following, whether now or hereafter existing: (i) Contracts for the purchase or sale of all or any portion of the Premises, whether such Contracts are now or at any time hereafter existing, including any and all earnest money or other deposits escrowed or to be escrowed or letters of credit provided or to be provided by the purchasers under the Contracts, including all amendments and supplements to and renewals and extensions of the Contracts at any time made, and together with all payments, earnings, income and profits arising from the sale of all or any part of the Premises or from the Contracts and all other sums due or to become due under and pursuant thereto and together with any and all earnest money, security, letters of credit or other deposits under any of the Contracts; (ii) Contracts, licenses, permits, and rights relating to water, wastewater, and other utility services which are directly or indirectly related to, or connected with, the Premises whether executed, granted, or issued by a private person or entity or a governmental or quasi-governmental agency, including any and all rights of living unit equivalents or other entitlements with respect to water, wastewater, and other utility services; (iii) certificates, licenses, zoning variances, permits, and no-action letters from each Governmental Authority related to the Premises, including those required to evidence compliance by Landlord and all Improvements with all Governmental Requirements and Legal Requirements applicable to the Premises and to develop and/or operate the Premises for its intended use; (iv) any plans, construction Contracts, design services Contracts, property Contracts and other Contracts, subcontracts, leases, licenses, and permits which in any way relate to the development, construction, use, enjoyment, occupancy, operation, maintenance, or ownership of the Premises or the activities conducted thereon, including maintenance agreements and service Contracts and management and/or leasing agreements; (v) all amendments, supplements, restatements and renewals of or to any of the foregoing; and (vi) all of the revenues, proceeds, insurance proceeds, deposits, fees, receivables, payments, reimbursements, awards and other rights or benefits arising from or in connection with any of the foregoing; provided that the term “Contracts” shall not include leases or rents.

Control:

The possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise. The terms “Controlled by”, “Controlling” and “under common Control with” shall have correlative meanings.

Defaulting Party:	As defined in Section 12.4 hereof.
Direct Payment Agreement:	As defined in Section 1 of Exhibit C hereof.
Effective Date:	The date appearing on the first page of this Lease.
Equipment:	The equipment, furniture, furnishings, and machinery owned by Landlord which is located on the Land.
Exchange Conditions:

If Approved Subtenant defaults under the Approved Sublease or the Approved Subtenant elects not to renew the Approved Sublease and either (i) the Premises have remained vacant for over one year, (ii) the Premises have been retenanted but the rent payable by the new tenant is less than eighty percent (80%) of the rent paid by the Approved Subtenant under the Approved Sublease or (iii) Master Tenant has a commercially reasonable belief that either (i) or (ii) will occur.

SCHEDULE OF DEFINITIONS – Page 2
C-35

Exchange Right Request:	As defined in Section 29.2 hereof.
Extension Option:	As defined in Section 1.3 hereof.
Extension Term:	As defined in Section 1.3 hereof.
Fee Loan Documents:	The Fee Mortgage and all other documents evidencing, securing or governing the indebtedness secured by the Fee Mortgage.
Fee Mortgage:	Any first lien mortgage, deed of trust, deed to secure debt or other security instrument.
Fee Mortgagee:	Any owner or holder of an existing or future Fee Mortgage.
Fixtures:

All materials, supplies, Equipment, systems, apparatus, and other items now owned or hereafter acquired by Landlord and now or hereafter attached to (temporarily or permanently) any of the Improvements or the Land, including any and all partitions, dynamos, window screens and shades, draperies, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, cleaning, and sprinkler systems, fire extinguishing apparatus and Equipment, water tanks, swimming pools, heating, ventilating, refrigeration, plumbing, laundry, lighting, generating, waste disposal, stairway, elevator, escalator, conveyor, incinerating, air conditioning, and air cooling Equipment and systems, gas and electric machinery and Equipment, disposals, dishwashers, refrigerators, ranges, recreational Equipment and facilities of all kinds, cables, telephone and communication systems, and water, gas, electrical, storm, and sanitary sewer facilities, and all other utilities, whether or not situated in easements, together with all accessions, appurtenances, replacements, betterments, and substitutions for any of the foregoing and the proceeds thereof.

FMV:	As defined in Section 6.1 hereof.
Governmental Authority:

Any and all applicable courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise), and any and all municipal services providers, whether now or hereafter in existence.

Governmental Requirements:	All constitutions, statutes, laws, ordinances, rules, regulations, orders, writs, injunctions or decrees of any Governmental Authority applicable to Landlord and/or the Premises, as applicable.
Hazardous Materials:	As defined in Section 7.3 hereof.

SCHEDULE OF DEFINITIONS – Page 3
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Hazardous Substance:	As defined in Section 7.3 hereof.
Hazardous Waste:	As defined in Section 7.3 hereof.
HOA Fees:	As defined in Section 3.6 hereof.
Improvements:	As defined in the recitals hereof.
Initial Term:	As defined in Section 1.2 hereof.
Land:	As defined in the recitals hereof.
Landlord:	As defined in the preamble hereof.
Landlord Event of Default:	As defined in Section 15.1 hereof.
Landlord’s Due Diligence Information:	As defined in Section 29.2 hereof.
Landlord’s Termination Notice:	As defined in Section 1.4 hereof.
Laws:	As defined in Section 7.1 hereof.
Lease:	As defined in the preamble hereof.
Legal Requirements:	As defined in Section 22.2(o) hereof.
Master Tenant:	As defined in the preamble hereof.
Master Tenant Event of Default:	As defined in Section 14.1 hereof.
Master Tenant Portion:	As defined in Section 29.2 hereof.
Master Tenant Termination Events:	As defined in Section 1.4 hereof.
Master Tenant Termination Notice:	As defined in Section 1.4 hereof.
Memorandum of Lease:	As defined on Exhibit C.
Operating Expenses:	As defined in Section 2.3 hereof.
Permits:	As defined in Section 7.1 hereof.
Person:

Any corporation, limited liability company, limited liability partnership, general partnership, limited partnership, firm, association, joint venture, trust or any other association or legal entity, including any public or governmental body, quasi-governmental body, agency or instrumentality, as well as any natural person.

SCHEDULE OF DEFINITIONS – Page 4
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Personalty:

All of the right, title, and interest of Landlord in and to: (i) the Equipment and other goods; (ii) notes, money, insurance proceeds, accounts (including health-care insurance receivables), chattel paper, inventory, instruments (including promissory notes), investment property, documents, deposit accounts, receivables, letters of credit and letter of credit rights, general intangibles (including payment intangibles), trademarks, tradenames, copyrights, and supporting obligations; (iii) all refundable, returnable, or reimbursable fees, deposits, or other funds or evidences of credit or indebtedness deposited by or on behalf of Landlord with any Governmental Authorities, including tap fees, utility deposits, commitment fees, development costs, and any awards, remunerations, reimbursements, settlements, or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Improvements, or Personalty, including those for any vacation of, or change of grade in, any streets affecting the Land or the Improvements and those for municipal utility district or other utility costs incurred or deposits made in connection with the Land or the Improvements; (iv) the Books and Records; (v) the Approved Sublease, and any other leases and the Landlord’s rights and interests therein (but not the obligations) and guarantees thereof, (vi) the Fixtures to the extent they are personal property; (vii) the plans, and all construction Contracts, design services Contracts, property Contracts, and all other Contracts; (viii) all other personal property of any kind or character as defined in and subject to the provisions of the UCC (Article 9 - Secured Transactions); any and all of which are now owned or hereafter acquired by Landlord, and which are now or hereafter situated in, on, or about the Land, the Improvements, or used in connection with the planning, development, construction, financing, use, occupancy, or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use in or on the Land or the Improvements; and (ix) all accessions, replacements, substitutions, revenues, and proceeds of each of the foregoing. Notwithstanding anything contained in the foregoing to the contrary, “Personalty” shall not include rents.

Premises:	As defined in the recitals hereof.
Recognition Agreement:	As defined in Section 1 of Exhibit C hereof.
Regulations:	As defined in Section 7.1 hereof.
Rent:	As defined in Section 2.1 hereof.
Taxes:	As defined in Section 3.1 hereof.
Term:	As defined in Section 1.3 hereof.
Title Policy:	As defined in Section 2 of Exhibit C hereof.
Transfer:	As defined in Section 13.1 hereof.

SCHEDULE OF DEFINITIONS – Page 5
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EXHIBIT A

Land

[The legal description of the Land follows this cover page.]

EXHIBIT A, Land – Cover Page
C-39

EXHIBIT B

Base Rent

[To be added]

EXHIBIT B, Base Rent – Cover Page
C-40

EXHIBIT C

Closing Process

1. Closing Documents. Master Tenant shall have received fully executed copies of the following documents (collectively, “Closing Documents”) on or before the Effective Date in forms acceptable to Master Tenant:

(a) Memorandum. A Memorandum of Lease (“Memorandum of Lease”), between Landlord and Master Tenant, in recordable form, and in form and substance reasonably acceptable to Master Tenant.

(b) General Assignment. If Master Tenant elects to have an assignment of any Warranties or any Service Contracts, then an Assignment and Bill of Sale (“Assignment and Bill of Sale”), in form and substance reasonably acceptable to Master Tenant, assigning to Master Tenant the applicable Warranties and Service Contracts.

(c) Other Documents. Any and all other documents which are reasonably required by Master Tenant based on its review of the Title Exception Documents, Title Commitment and Survey, or from an inspection of the Premises or otherwise reasonably required by Master Tenant.

2. Closing Requirements. As a condition precedent to the Effective Date, the following matters shall have been satisfied (collectively, “Closing Conditions”):

(a) The Title Company must be unconditionally prepared to deliver to Master Tenant an ALTA form of leasehold owner policy of title insurance (“Title Policy”), at Landlord’s sole cost and expense, in accordance with the Title Commitment, as revised pursuant to Master Tenant’s comments or objections, or otherwise in conformance with a Proforma Owner’s Policy of Title Insurance approved by Master Tenant as of the closing.

(b) If a Fee Mortgage will exist as of the Effective Date, all Fee Loan Documents have been delivered to Master Tenant and Master Tenant has approved of the terms of the Fee Mortgage and Fee Loan Documents, such approval not to be unreasonably withheld.

EXHIBIT C, Closing Process –Page 1
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PART III – EXHIBITS

Exhibit Index

Exhibit Number	Description
2.1 *	Certificate of Formation of Capview Residential Income – Fund VII, LP
2.2 ***	Form of Amended and Restated Limited Partnership Agreement
4.1 ****	Form of Subscription Agreement
6.1 *****	Form of Master Lease Agreement
6.2 *	Exclusive Management Agreement dated August 11, 2020 by and between Capview Partners, LLC and RENU Property Mgt
6.3 *	Real Estate Acquisition Services Agreement dated August 11, 2020 by and between Capview Partners, LLC and RENU Management, LLC
10.1 *	Power of Attorney
11.1 *	Consent of Hallett & Perrin (contained in Exhibit 12.1)
11.2 *	Consent of Independent Auditors
12.1 *	Opinion of Hallett & Perrin, P.C. as to the legality of the securities to be qualified
13.1 **	Testing the Water Materials - Summary of Terms
13.2 **	Testing the Water Materials – Brochure

_______________

* Previously filed.

** Filed herewith

*** Included in the Offering Circular as Appendix B and incorporated herein by reference

**** Included in the Offering Circular as Appendix A and incorporated herein by reference

***** Included in the Offering Circular as Appendix C and incorporated herein by reference

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on May 17, 2021.

CAPVIEW RESIDENTIAL INCOME – FUND VII, LP

By:	CRI FUND VII GP, LLC, a Texas limited liability company
Its:	General Partner

By:	Capview Holdings, LLC, a Delaware limited liability company
Its:	Manager

By:	/s/ John Hammill
Name:	John Hammill
Title:	Manager

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